As filed with the Securities and Exchange Commission on May 11, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Monitronics International, Inc.*

(Exact name of registrant as specified in its charter)

Texas	7380	74-2719343
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Numbers)

2350 Valley View Lane, #100

Dallas, Texas 75234

(972) 243-7443

(Address, including zip code, and telephone number,

including area code, of registrants’ principal executive offices)

William E. Niles

Executive Vice President, General Counsel and Secretary

Ascent Capital Group, Inc.

5251 DTC Parkway, Suite 1000

Greenwood Village, CO 80111

(303) 628-5603

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Renee Wilm, Esq.

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112-4498

(202) 408-2500

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrants are large accelerated filers, accelerated filers, non-accelerated filers, or smaller reporting companies. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filers ☐	Accelerated filers ☐	Non-accelerated filers ☒	Smaller reporting companies ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

* Includes certain subsidiaries of Monitronics International, Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
9.125% Senior Notes due 2020	$410,000,000	100%	$410,000,000	$46,986
Guarantees of 9.125% Senior Notes due 2020(2)	—	—	—	—

1 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

2 No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBSIDIARY GUARANTORS

Exact Name of Registrant as specified in its Charter*	State or Other jurisdiction of Incorporation or Organization	I.R.S. Employer Identification
Monitronics Canada, Inc.	Delaware	20-4729545
Monitronics Funding LP	Delaware	20-8306754
MI Funding GP, LLC	Delaware	20-8306289
MI Funding LP, LLC	Delaware	—
MI Funding HC, LLC	Delaware	20-8306112
Monitronics Security LP	Delaware	20-8306524
MI Servicer GP, LLC	Delaware	20-8306401
MI Servicer LP, LLC	Delaware	—
MI Servicer HC, LLC	Delaware	20-8306203
MIBU Servicer, Inc.	Delaware	20-8305978
Platinum Security Solutions, Inc.	Delaware	45-1273850

* The address for each registrant’s principal executive office is 2350 Valley View Lane, #100 Dallas, Texas 75234.

The information in this prospectus is not complete and may be changed. We may not commence the exchange offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 11, 2012

PROSPECTUS

Monitronics International, Inc.

Offer to Exchange

up to $410,000,000 Principal Amount of

9.125% Senior Notes due 2020

that have been registered under the Securities Act of 1933

for

a Like Principal Amount of

9.125% Senior Notes due 2020

that have not been registered under the Securities Act of 1933

This Exchange Offer will expire at 5:00 P.M.,

New York City time, on [                  ], 2012, unless extended.

We are offering to exchange up to $410,000,000 aggregate principal amount of our registered 9.125% Senior Notes due 2020, or the “exchange notes,” for any and all of the unregistered 9.125% Senior Notes due 2020, or the “original notes,” that we issued in a private offering on March 23, 2012. We refer to the original notes and the exchange notes together in this prospectus as the “notes.” We refer to this exchange as the “exchange offer.” The exchange notes are substantially identical to the original notes, except the exchange notes are registered under the Securities Act of 1933, as amended, or the “Securities Act,” and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture used in issuing the original notes. If you fail to tender your original notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

No public market currently exists for the original notes or the exchange notes.

Terms of the exchange offer:

•                  The exchange offer expires at 5:00 p.m., New York City time, on [                    ], 2012, unless we extend it.

•                  We will exchange all outstanding original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes. All interest due and payable on the original notes will become due on the same terms under the exchange notes.

•                  You may withdraw your tender of original notes at any time prior to the expiration of the exchange offer.

•                  The exchange offer is subject to customary conditions, which we may waive.

•                  The exchange of exchange notes for original notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption “Material United States Federal Income Tax Considerations” on page 109 for more information.

See “Risk Factors” beginning on page 10 for a discussion of risks you should consider in connection with the exchange offer and an investment in the exchange notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                      ], 2012.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE LETTER OF TRANSMITTAL ACCOMPANYING THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OR REPRESENT ANYTHING ABOUT US, OUR PARENT ASCENT CAPITAL GROUP, INC. OR THIS PROSPECTUS THAT IS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, ANY SUCH OTHER INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.  WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE ACCURACY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER TO EXCHANGE THESE NOTES IN ANY JURISDICTION WHERE SUCH OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND PROSPECTUS MAY HAVE CHANGED SINCE THAT DATE.

Each broker-dealer that receives exchange notes in exchange for original notes acquired for its own account as a result of market making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with such resales. We have agreed to make this prospectus available for a period ending on the earlier of [                    ], 2012 and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. In addition, until [                    ], 2012 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. See “Plan of Distribution.”

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INDUSTRY AND MARKET DATA AND FORECASTS

Market and industry data used throughout this prospectus is based on management’s review of internal surveys, independent industry surveys and publications and other publicly available information. Although we believe that these third-party sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. Similarly, internal company surveys, while believed by us to be reliable, have not been verified by any independent sources.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, as presented in this prospectus, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). It is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as measures of our liquidity. The Securities and Exchange Commission (the “SEC”) has adopted rules to regulate the use, in filings with the SEC and in other public disclosures, of “non-GAAP financial measures.”

For purposes of this prospectus, Adjusted EBITDA is defined as net income (loss) before interest expense (net of interest income), income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, and other non-cash or non-recurring charges, such as acquisition related professional expenses, write-off of deferred financing costs, and stock-based and other non-cash long-term incentive compensation expense. See “Summary—Summary Historical Consolidated Financial Data and Operational Data.”

We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business, including the ability of our business to fund the ongoing acquisition of subscriber accounts, our capital expenditures and to service our debt. In addition, this measure is used by our management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations, including under our senior secured credit facility. Adjusted EBITDA does not represent cash flow from operations as defined by GAAP, should not be construed as an alternative to net income or loss and is indicative neither of the results of our operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that we believe is useful to investors in analyzing our operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by us should not be compared to any similarly titled measures reported by other companies.

Our presentation of Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•                  it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•                  it does not reflect income tax expense, and, because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements or improvements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not measure our liquidity; and

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to our company to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. Rather, Adjusted EBITDA should be considered together with other comparative tools, including GAAP measures, to assist in an evaluation of our operating performance. Such GAAP measures include operating income (loss), net income (loss), cash flows from operating activities and cash flow data. Investors should not place undue reliance on Adjusted EBITDA or ratios calculated using Adjusted EBITDA. Our GAAP-based measures can be found in the consolidated financial statements and the related notes thereto included elsewhere in this prospectus. In addition, please see “Summary—Summary Historical Consolidated Financial Data and Subscriber Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for a reconciliation of Adjusted EBITDA to net income (loss), which management believes to be the most closely comparable financial measure calculated in accordance with GAAP.

TRADEMARKS

We own all United States rights in the “MONITRONICS” trademark and other United States trademarks related thereto.

NON-RELIANCE ON ASCENT PUBLIC FILINGS

We are a direct wholly-owned subsidiary of Ascent Capital Group, Inc. (formerly known as Ascent Media Corporation), which we refer to as “Ascent” in this prospectus. Ascent is a company whose securities are registered under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, and is therefore required to file periodic and current reports and other materials with the SEC. While such information is available, investors are cautioned that Ascent is not the issuer of the notes and is not otherwise a guarantor or obligor (contingent or otherwise) with respect to the notes, and no assets of Ascent and its direct and indirect subsidiaries other than our assets and the assets of the guarantors will be available to satisfy our obligations under the notes. Therefore, you are directed to rely solely on this prospectus in making your decision with respect to the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus that are not statements of historical fact, including statements about our beliefs of future events and of our future financial performance, are forward-looking statements and should be evaluated as such. In some cases, you can identify these forward-looking statements by words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will,” or the negative of those and other comparable words. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to:

•                    general business conditions and industry trends;

•                    macroeconomic conditions and their effect on the general economy and on the US housing market, in particular single family homes which represent Monitronics’ largest demographic;

•                    uncertainties in the development of our business strategies, including market acceptance of new products and services;

•                    the competitive environment in which we operate, in particular increasing competition in the alarm monitoring industry from larger existing competitors and potential new market entrants;

•                    integration of acquired businesses;

•                    the regulatory environment in which we operate, including the multiplicity of jurisdictions and licensing requirements to which Monitronics is subject and the risk of new regulations, such as the increasing adoption of false alarm ordinances;

•                    rapid technological changes which could result in the obsolescence of currently utilized technology and the need for significant upgrade expenditures;

•                    the availability and terms of capital, including the ability of Monitronics to obtain additional funds to grow its business;

•                    Monitronics’ high degree of leverage and the restrictive covenants governing its indebtedness;

•                    the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations;

•                    availability of qualified personnel;

•                    Monitronics’ anticipated growth strategies;

•                    Monitronics’ ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies which could cause an increase in expected subscriber acquisition costs;

•                    the operating performance of Monitronics’ network, including the potential for service disruptions due to acts of nature or technology deficiencies;

•                    the reliability and creditworthiness of Monitronics’ independent alarm systems dealers and subscribers;

•                    changes in Monitronics’ expected rate of subscriber attrition;

•                    the trend away from the use of public switched telephone network lines and resultant increase in servicing costs associated with alternative methods of communication; and

•                    other risks referenced in this prospectus, including the section titled “Risk Factors.”

The list of factors above is illustrative, but by no means exhaustive and should be read with other cautionary statements included in this prospectus.

Please also read the “Risk Factors” section of this prospectus beginning on page 10 for additional factors that may cause our actual results to differ materially from historical results or those which may be inferred from any forward looking statements included in this prospectus. Statements included in this prospectus are based upon information known to us as of the date of this prospectus, and we assume no obligation to update or alter our forward-looking statements made in this prospectus, whether as a result of new information, future events or otherwise, except as required by applicable federal securities laws.  Should one or more of the risks and uncertainties described in this prospectus actually occur, including the risks described under “Risk Factors,” or should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus.

The forward-looking statements set forth in this prospectus and such risks, uncertainties and other factors speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to provide any updates or revisions to any forward looking statement set forth in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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SUMMARY

This summary highlights significant aspects of our business and this exchange offer, but it is not complete and does not contain all of the information that you should consider before making your decision regarding the exchange offer. You should carefully read the entire prospectus, including the information presented under the section entitled “Risk Factors” and our consolidated financial statements.

Unless otherwise indicated or required by the context, as used in this prospectus, “Monitronics,” the “Company,” the “Issuer,” “we,” “us,” and “our” for periods after December 16, 2010 refer to Monitronics International, Inc. and its consolidated subsidiaries (the “Successor”), following the consummation of the acquisition (the “Acquisition”) of all of the capital stock of Monitronics International, Inc. by Ascent Capital Group, Inc. (“Ascent”) on December 17, 2010 (the “Acquisition Date”), and for periods prior to the Acquisition Date refer to the historical operations of Monitronics International, Inc. and its consolidated subsidiaries (the “Predecessor”). The Predecessor reported using a fiscal year ending June 30. After the Acquisition, we changed our fiscal year to a calendar year. Therefore, all references in this prospectus to “fiscal year 2008,” “fiscal year 2009” and “fiscal year 2010” are to the twelve months ended June 30 of the year referenced and all references in this prospectus to “fiscal year 2011” are to the twelve months ending December 31, 2011. See “—Summary Historical Consolidated Financial Data and Operating Data” and “Selected Historical Consolidated Financial Data and Operating Data.”

Our Business

We are engaged in the business of providing security alarm monitoring services: monitoring signals from burglaries, fires, medical alerts, and other events, as well as providing customer service and technical support. We are the third largest alarm monitoring company in the United States, with over 700,000 subscribers under contract as of December 31, 2011. With subscribers in all 50 states, the District of Columbia, Puerto Rico, and Canada, we provide a wide range of mainly residential security services including hands-free two-way interactive voice communication with the monitoring center, cellular, and interactive service options that allow the customer to control their security system remotely using a computer or smart phone. We were incorporated in 1994 and are headquartered in Dallas, Texas.

Unlike many of our national competitors, we outsource the sales, installation and field service functions to our dealers. By outsourcing the low margin, high fixed-cost elements of our business to a large network of independent service providers, we are able to allocate capital to growing our revenue-generating account base rather than to local offices or depreciating hard assets. During 2011, we purchased alarm monitoring contracts from approximately 375 dealers. We generally enter into alarm monitoring purchase agreements with dealers only after a review of the dealer’s qualifications, licensing and financial situation. The alarm purchase agreement generally gives us a right of first refusal to purchase all accounts sold by that dealer for a period of three years. It also establishes criteria for accounts to qualify for purchase and criteria for the purchase price calculation.

Our authorized independent dealers are typically single-location businesses that sell and install alarm systems. These dealers focus on the sale and installation of security systems and generally do not retain the monitoring contracts for their customers and do not have their own facilities to monitor such systems due to the large upfront investment required to create the account and build a monitoring station. They also do not have the scale required to operate a monitoring station efficiently. These dealers typically sell the contracts to companies who have monitoring stations and outsource the monitoring function for any accounts they retain. We have the ability to monitor signals from nearly all types of residential security systems.

Recent Developments

Substantially concurrent with the issuance of the original notes, we entered into a new credit agreement, which we refer to in this prospectus as our “senior secured credit facility.” The senior secured credit facility provides us with a revolving credit facility up to $150 million and $550 million of term loans. The term loans mature on March 23, 2018, and the revolving loan commitments terminate on March 23, 2017. We refer to the issuance of the original notes and the execution of the senior secured credit facility together as the “refinancing.”  The obligations under the senior secured credit facility are guaranteed by our subsidiaries and secured by a security interest on substantially all of our assets and the assets of our subsidiaries, as well as a pledge of our stock. As of the closing of the refinancing, we had $550.0 million outstanding under our term loan facility, and we had not drawn upon our revolving credit facility. Also concurrently with the issuance of the original notes, we used the net proceeds from the note offering and borrowings under our senior secured credit facility, together with cash on hand, to repay all outstanding borrowings under, and terminate, our previous senior secured credit facility, which we refer to in this prospectus as our “previous senior secured credit facility,” and to purchase all outstanding notes under, and terminate, our securitization indebtedness as well as related hedge instruments.  For a summary of the terms of our other indebtedness, see “Description of Other Indebtedness.”

Corporate Information

Our principal executive offices are located at 2350 Valley View Lane, #100, Dallas, Texas 75234, telephone number is (972) 243-7443 and website is www.monitronics.com. The information on our website is not part of, or incorporated by reference into, this prospectus.

Each of the wholly-owned subsidiaries of Monitronics listed in the table below is a guarantor of the notes. None of these subsidiaries operate any business outside of the business of Monitronics. The address of each of these subsidiaries is c/o Monitronics International, Inc., 2350 Valley View Lane, #100, Dallas, Texas 75234, telephone number (972) 243-7443. The principal executive officers of each subsidiary are those of Monitronics.

Subsidiary	Jurisdiction of Formation
Monitronics Canada, Inc.	Delaware
MI Servicer HC, LLC	Delaware
MI Servicer LP, LLC	Delaware
MI Servicer GP, LLC	Delaware
MIBU Servicer Inc.	Delaware
Monitronics Security LP	Delaware
MI Funding HC, LLC	Delaware
MI Funding LP, LLC	Delaware
MI Funding GP, LLC	Delaware
Monitronics Funding LP	Delaware
Platinum Security Solutions, Inc.	Delaware

The Exchange Offer

On March 23, 2012, we completed a private offering of the original notes in reliance on Section 4(2) of the Securities Act, and Rule 144A and Regulation S thereunder. As part of that offering, we entered into an exchange and registration rights agreement with the initial purchasers of the original notes, which we refer to as the registration rights agreement, in which we agreed, among other things, to offer to exchange the original notes for the exchange notes. The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section of this prospectus entitled “The Exchange Offer.”

Original notes	$410 million aggregate principal amount of 9.125% Senior Notes due April 1, 2020, which were issued in a private placement on March 23, 2012.

Exchange notes

9.125% Senior Notes due April 1, 2020. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange note.

Exchange offer

Pursuant to the registration rights agreement, we are offering to exchange up to $410 million principal amount of our exchange notes that have been registered under the Securities Act for an equal principal amount of our original notes.

The exchange notes will evidence the same debt as the original notes, including principal and interest, and will be issued under and be entitled to the benefits of the same indenture that governs the original notes. Holders of the original notes do not have any appraisal or dissenter’s rights in connection with the exchange offer. Because the exchange notes will be registered, the exchange notes will not be subject to transfer restrictions and holders of original notes that tender and have their original notes accepted in the exchange offer will no longer have registration rights or the right to receive the related special interest under the circumstances described in the registration rights agreement.

Expiration date

The exchange offer will expire at 5:00 p.m., New York City time, on [                    ], 2012, which we refer to as the “Expiration Date,” unless we decide to extend it or terminate it early. We do not currently intend to extend the exchange offer. A tender of original notes pursuant to this exchange offer may be withdrawn at any time on or prior to the Expiration Date if we receive a valid written withdrawal request before the expiration of the exchange offer.

Conditions to the exchange offer

The exchange offer is subject to customary conditions, which we may, but are not required to, waive. We will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and we may terminate or amend the exchange offer if we determine in our reasonable judgment that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC. Please see “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer. We reserve the right, in our sole discretion, to waive any and all conditions to the exchange offer on or prior to the Expiration Date.

Procedures for tendering original notes

To participate in the exchange offer, on or prior to the Expiration Date you must tender your original notes by using the book-entry transfer procedures described in “The Exchange Offer—Procedures for Tendering Original,” including transmission or delivery to the exchange agent of an agent’s message or a properly completed and duly executed letter of transmittal, with any required signature guarantee. In order for a book-entry transfer to constitute a valid tender of your original notes in the exchange offer, U.S. Bank National Association, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your original notes into the exchange agent’s account at The Depository Trust Company prior to the Expiration Date. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

	•	you are acquiring exchange notes in the ordinary course of your business;

	•	you are not engaged in, and you do not intend to engage in, and you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

	•	you are transferring good and marketable title to the original notes free and clear of all liens, security interests, encumbrances, or rights or interests of others except your own;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired by you as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of your exchange notes; and

•

you are not our “affiliate” as defined in Rule 405 of the Securities Act. If you are a broker-dealer, you may not participate in the exchange offer as to any original notes you purchased directly from us.

Withdrawal

You may withdraw any original notes tendered in the exchange offer by sending the exchange agent notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Expiration Date. If we decide for any reason not to accept any original notes tendered for exchange or to withdraw the exchange offer, the original notes will be returned promptly after the expiration or termination of the exchange offer. For further information regarding the withdrawal of tendered original notes, please see “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of original notes and delivery of exchange notes

If you fulfill all conditions required for proper acceptance of the original notes, we will accept any and all original notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the Expiration Date. For more information, please read “Exchange Offer —Terms of the Exchange Offer.”

United States federal income tax
considerations

The exchange of exchange notes for original notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please see “Material United States Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of proceeds

The issuance of the exchange notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement we entered into with the initial purchasers of the original notes.

Fees and expenses	We will pay all expenses incident to the exchange offer.

Exchange agent

We have appointed U.S. Bank National Association as our exchange agent for the exchange offer. You should tender your notes, direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent as follows:

Delivery by Registered or Certified Mail:

U.S. Bank National Association
[ ]

Overnight Delivery or Regular Mail:
[ ]

To Confirm by Telephone or for Information:
[ ]

Facsimile Transmissions:
[ ]

You can find more information regarding the exchange agent elsewhere in this prospectus under the caption “The Exchange Offer—Exchange Agent.”

Resales of exchange notes

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as certain conditions are met. See “The Exchange Offer—Resale of Exchange Notes” and “Plan of Distribution” for more information regarding resales.

Consequences of not exchanging
your original notes

If you do not exchange your original notes in this exchange offer, you will continue to hold unregistered original notes and you will no longer be entitled to registration rights and or the special interest provisions related thereto, except in the limited circumstances set forth in the registration rights agreement. See “The Exchange Offer—Consequences of Failure to Exchange.” In addition, you will not be able to resell, offer to resell or otherwise transfer your original notes unless you do so in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws or unless we register the offer and resale of your original notes under the Securities Act. Following the exchange offer, we will be under no obligation to register your original notes, except under the limited circumstances set forth in the registration rights agreement.

For information regarding the limited circumstances under which we may be required to file a registration statement after this exchange offer and the consequences of not tendering your original notes in this exchange offer, please see “The Exchange Offer—Consequences of Failure to Exchange” and “Description of Exchange Notes.”

Additional documentation;
further information; assistance

Any questions or requests for assistance or additional documentation regarding the exchange offer may be directed to the exchange agent at the number set forth above. Beneficial owners of original notes should contact their broker, dealer, commercial bank, trust company or other nominee for assistance in tendering their original notes in the exchange offer.

Terms of the Exchange Notes

The terms of the exchange notes and those of the outstanding original notes are substantially identical, except that the exchange notes are registered under the Securities Act, and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes represent the same debt as the original notes for which they are being exchanged. Both the original notes and the exchange notes are governed by the same indenture.

Issuer	Monitronics International, Inc.

Exchange notes offered	$410 million aggregate principal amount of 9.125% Senior Notes due 2020.

Maturity Date	The notes will mature on April 1, 2020.

Interest

Interest on the notes will accrue at a rate of 9.125% per annum. Interest on the notes will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing October 1, 2012.

Guarantees	The notes will initially be guaranteed on a senior unsecured basis by each of our existing restricted subsidiaries. For more details, see “Description of Notes — Guarantees.”

Ranking	The notes and the guarantees will be the Company’s and the guarantors’ senior unsecured obligations and will:

•

rank equally in right of payment to all of the Company’s and the guarantors’ existing and future senior unsecured debt that is not, by its terms, expressly subordinated in right of payment to the notes and the guarantees;

• rank senior in right of payment to any of the Company’s and the guarantors’ existing and future debt that is, by its terms, expressly subordinated in right of payment to the notes and the guarantees;

•

be effectively subordinated to the Company’s and the guarantors’ secured indebtedness, to the extent of the value of the collateral securing such indebtedness, including indebtedness outstanding under our new senior secured credit facility; and

• be structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes.

As of the closing of the refinancing, the Company and the guarantors had approximately $960 million of indebtedness outstanding, approximately $550 million of which is secured indebtedness, and up to an additional $150 million of unused commitments available to be borrowed under our senior secured credit facility.

Optional redemption

On or after April 1, 2016, we may redeem some or all of the notes at any time at the redemption prices described in the section “Description of Notes—Optional Redemption.” Prior to such date, we may redeem some or all of the notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. In addition, we may redeem up to 35% of the aggregate principal amount of the notes before April 1, 2015 with the proceeds of certain equity offerings at a redemption price of 109.125% of the principal amount plus accrued and unpaid interest, if any, to the redemption date.

Change of Control

If we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of Notes—Change of Control.”

Mandatory Offer to Repurchase Following Certain Asset Sales

If we sell certain assets and do not repay certain debt or reinvest the proceeds of such  sales within certain time periods, we must offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of Notes—Certain Covenants—Limitation on Asset Sales.”

Certain Covenants	The indenture governing the notes contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

	•	incur or guarantee additional indebtedness;

	•	declare or pay dividends, redeem stock or make other distributions to stockholders;

	•	make investments;

	•	create liens or use assets as security in other transactions;

	•	merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;

	•	enter into transactions with affiliates; and

	•	sell or transfer certain assets.

These covenants are subject to important qualifications and limitations. See “Description of Notes—Certain Covenants.”

Transfer Restrictions	The exchange notes generally will be freely transferable.

Absence of an Established Market for the Notes

The exchange notes are a new class of securities for which there is currently no market.  We do not intend to apply for listing of the notes on a security exchange or to include the notes in any automated dealer quotation system. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Form of New Notes	The exchange notes will be represented initially by one or more global notes. Each global exchange note will be deposited with the trustee, as custodian for DTC.

You should refer to the section entitled “Risk Factors” on page 10 for an explanation of certain risks related to the exchange offer and the risks of investing in the exchange notes.

Summary Historical Consolidated Financial and Subscriber Data

The following table sets forth our summary historical consolidated financial and other operating data. Except for the data relating to the year ended December 31, 2011 and the 15-day period from December 17, 2010 to December 31, 2010, all data below reflects the consolidated financial data of the Predecessor. The (i) summary historical consolidated financial and other operating data (other than subscriber information) for the fiscal years ended December 31, 2011, June 30, 2010, June 30, 2009 and June 30, 2008 and for the periods July 1, 2010 to December 16, 2010 and December 17, 2010 to December 31, 2010, and (ii) the summary historical balance sheet data as of December 31, 2011, December 31, 2010, June 30, 2010 and June 30, 2009, presented in this table have been derived from our audited consolidated financial statements (other than subscriber information) for the fiscal year ended June 30, 2008 presented in this table are derived from our consolidated financial statements with the exception of our June 30, 2008 consolidated balance sheet (including the notes thereto) which is not included in this prospectus. On December 17, 2010, Ascent acquired 100% of the outstanding capital stock of the Company through the merger of Mono Lake Merger Sub, Inc., a direct wholly owned subsidiary of Ascent established to consummate the merger, with and into the Company, with the Company as the surviving corporation in the Acquisition. The Acquisition was accounted for in accordance with accounting guidance for business combinations, and accordingly has resulted in the recognition of assets acquired and liabilities assumed at fair value as of the acquisition date. In connection with the Acquisition, we changed our fiscal year end from June 30 to December 31.

The summary historical consolidated financial and other operating data included below and elsewhere in this prospectus are not necessarily indicative of future performance. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

		Transition Period(1)
	Year Ended December 31,	December 17 to December 31,	July 1 to December 16,	Fiscal Year Ended June 30,
	2011	2010	2010	2010	2009	2008
	Successor		Predecessor	Predecessor
	(Amounts in thousands (other than subscriber data))
Results of Operations Data:
Revenue	$311,898	$9,129	$133,432	$271,951	$234,432	$207,716
Cost of Services:	40,553	1,421	16,647	32,966	28,997	29,108
Gross profit	271,345	7,708	116,785	238,985	205,435	178,608
Operating expenses:
Sales, general, and administrative	57,170	2,131	37,454	52,385	52,475	47,724
Depreciation	4,704	199	2,796	5,937	5,172	4,608
Amortization	159,619	5,980	56,660	118,834	110,623	100,606
	221,493	8,310	96,910	177,156	168,270	152,938
Operating income (loss)	49,852	(602)	19,875	61,829	37,165	25,670
Other expenses:
Realized and unrealized loss on derivative instruments	10,601	1,682	5,330	40,624	66,692	48,206
Write-off of deferred financing costs	—	—	—	—	—	6,952
Interest, net	42,655	1,837	9,394	19,139	24,925	54,034
Other	83	—	—	—	—	—
	53,339	3,519	14,724	59,763	91,617	109,192
Income (loss) before income taxes	(3,487)	(4,121)	5,151	2,066	(54,452)	(83,522)
Provision (benefit) for income taxes	2,523	109	1,070	2,188	689	1,804
Net income (loss)	$(6,010)	$(4,230)	$4,081	$(122)	$(55,141)	$(85,326)

		Transition Period(1)
	Year Ended December 31,	December 17 to December 31,	July 1 to December 16,	Fiscal Year Ended June 30,
	2011	2010	2010	2010	2009	2008
	Successor		Predecessor	Predecessor
	(Amounts in thousands (other than subscriber data))
Other Operating and Financial Data:
Subscriber accounts owned at period end	700,880	670,450	668,453	645,874	587,957	528,408
Subscriber accounts purchased	114,691	3,339	64,618	131,323	135,440	106,143
Purchases of subscriber accounts, net of holdbacks	$(162,714)	$(3,870)	$(88,829)	$(177,009)	$(181,609)	$(131,460)
Cash flow from operating activities	149,705	(8,397)	64,453	130,109	95,177	57,698
Cash flow used in investing activities	(166,761)	(11,735)	(82,844)	(153,355)	(254,032)	(152,770)
Cash flow from financing activities	19,000	1,044	(3,193)	30,816	174,369	112,470
Capital expenditures	(4,003)	(86)	(2,194)	(4,022)	(6,832)	(7,449)
Ratio of Earnings to Fixed Charges (2)	—	—	1.5	1.1	—	—
Adjusted EBITDA and Reconciliation of Net income (loss) to Adjusted EBITDA
Adjusted EBITDA(3)	$214,485	$5,577	$93,000	$186,906	$153,260	$131,398
Less:
Acquisition-related professional expenses(4)	—	—	(13,275)	—	—	—
Amortization	(159,619)	(5,980)	(56,660)	(118,834)	(110,623)	(100,606)
Depreciation	(4,704)	(199)	(2,796)	(5,937)	(5,172)	(4,608)
Stock-based and long-term incentive compensation expense	(393)	—	(394)	(306)	(300)	(514)
Realized and unrealized gain/(loss) on derivative instruments	(10,601)	(1,682)	(5,330)	(40,624)	(66,692)	(48,206)
Write-off of deferred financing costs	—	—	—	—	—	(6,952)
Interest expense	(42,655)	(1,837)	(9,394)	(19,139)	(24,925)	(54,034)
Provision for income taxes	(2,523)	(109)	(1,070)	(2,188)	(689)	(1,804)
Net income (loss)	$(6,010)	$(4,230)	$4,081	$(122)	$(55,141)	$(85,326)

		Transition Period(1)
	at December 31,	at December 17,	at December 16,	at June 30,
	2011	2010	2010	2010	2009	2008
	Successor	Predecessor	Predecessor	Predecessor
	(Amounts in thousands)
Balance Sheet Data
Cash and cash equivalents, including restricted cash	$53,530	$51,542		$92,614	$112,720	$31,615
Working capital (deficit)	(47,142)	(4,389)		71,485	96,502	14,334
Total assets	1,332,861	1,319,816		803,564	767,884	610,542
Total debt (current and long-term)	952,718	916,733		844,200	813,384	639,000
Total shareholders’ net capital (deficiency)	289,373	294,990		(153,623)	(153,807)	(95,858)

(1)                                  The following information supplements the results described in this table for the Transition Period for the purpose of providing a basis of comparison for fiscal year ended December 31, 2011 to calendar year ended December 31, 2010. For a discussion of the derivation and calculation of the information for the twelve months ended December 31, 2010 and of acquisition accounting not reflected below, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Change in Fiscal Year and Basis of Presentation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Consolidated pro forma results.”:

(amounts in thousands)	at December 31, 2011	at December 31, 2010	at December 17, 2010	at December 16, 2010	at June 30, 2010
	Successor	Combined	Successor	Predecessor
	(unaudited)				(unaudited)
Net revenue	$311,898	$281,314	$9,129	$133,432	$138,753
Cost of services	40,553	34,539	1,421	16,647	16,471
Selling, general, and administrative	57,170	66,601	2,131	37,454	27,016
Amortization	159,619	123,046	5,980	56,660	60,406
Depreciation	4,704	6,030	199	2,796	3,035
Interest expense	42,655	20,830	1,837	9,394	9,599
Realized and unrealized loss on derivative financial instruments	10,601	34,628	1,682	5,330	27,616
Income tax expense	2,523	2,298	109	1,070	1,119
Net income (loss)	(6,010)	(6,658)	(4,230)	4,081	(6,509)
Adjusted EBITDA	214,485	193,997	5,577	93,000	95,420

(amounts in thousands)	at December 31, 2011	at December 31, 2010	at December 17, 2010	at December 16, 2010	at June 30, 2010
	Successor	Combined	Successor	Predecessor
	(unaudited)				(unaudited)
Adjusted EBITDA(2)	$214,485	$193,997	$5,577	$93,000	$95,420
Less:
Amortization	(159,619)	(123,046)	(5,980)	(56,660)	(60,406)
Depreciation	(4,704)	(6,030)	(199)	(2,796)	(3,035)
Stock-based compensation	(393)	(548)	—	(394)	(154)
Realized and unrealized loss on derivative financial instruments	(10,601)	(34,628)	(1,682)	(5,330)	(27,616)
Acquisition related professional expenses	—	(13,275)	—	(13,275)	—
Interest expense	(42,655)	(20,830)	(1,837)	(9,394)	(9,599)
Income tax expense	(2,523)	(2,298)	(109)	(1,070)	(1,119)
Net income (loss)	$(6,010)	$(6,658)	$(4,230)	$4,081	$(6,509)

(2)                                 For purposes of computing the ratio of earnings to combined fixed charges, earnings consist of income before income taxes for such period, plus fixed charges deducted in calculating income before income taxes for such period.  Fixed charges consist of interest incurred and amortization of deferred financing costs.  Our earnings for the fiscal years ended December 31, 2011, June 30, 2009 and June 30, 2008, and for the period from December 17, 2010 to December 31, 2010, were insufficient to cover fixed charges by $3.5 million, $54.5 million, $83.5 million and $4.1 million, respectively.

(3)                                  Adjusted EBITDA is a non-GAAP financial measure and is defined in this prospectus as net income (loss) before interest expense (net of interest income), income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, and other non-cash or non-recurring charges, such as acquisition related professional expenses, write-off of deferred financing costs, and stock-based and other non-cash long-term incentive compensation expense. As presented herein, Adjusted EBITDA does not add back a one-time $2.6 million reserve taken in 2011 in connection with an ongoing litigation matter. See “Non-GAAP Financial Measures” for more information regarding the use of non-GAAP financial measures in this prospectus.

(4)                                  Acquisition-related professional expenses include non-recurring professional and legal expenses related to Ascent’s acquisition of our company.

RISK FACTORS

Before deciding to participate in the exchange offer, you should carefully consider the following factors described below and all other information in this prospectus. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of the notes could decline, and you may lose all or part of your investment.

Risks Relating to the Exchange Offer

If you do not properly tender your original notes, you will continue to hold unregistered notes and your ability to transfer those original notes may be adversely affected.

If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the prospectus distributed in connection with the private placement of the original notes. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws or if they are offered and sold under an exemption from those requirements. We do not plan to register the offer and resale of the original notes under the Securities Act, unless required to do so under the limited circumstances set forth in the registration rights agreement. A sale of the original notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities law may require the delivery of an opinion of counsel to us and the registrar or co-registrar for the original notes. In addition, the issuance of the exchange notes may adversely affect the liquidity of the trading market for untendered, or tendered but unaccepted, original notes. For further information regarding the consequences of not tendering your original notes in the exchange offer, see “The Exchange Offer—Consequences of Failure to Exchange.”

We will only issue exchange notes in exchange for original notes that you timely and properly tender into the exchange offer. Therefore, you should allow sufficient time to ensure timely delivery of your original notes and other required documents to the exchange agent and you should carefully follow the instructions on how to tender your original notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of original notes. We may waive any defects or irregularities with respect to your tender of original notes, but we are not required to do so and may not do so. We are not offering guaranteed delivery procedures in connection with the exchange offer. See “The Exchange Offer—Procedures for Tendering Original Notes.”

Some holders who exchange their original notes may be deemed to be underwriters and hence subject to subsequent transfer restrictions.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the exchange notes. See “The Exchange Offer—Resale of Exchange Notes” and “Plan of Distribution.”

Risks Relating to the Notes

We have a substantial amount of indebtedness and the costs of servicing our debt may materially affect our business and impair our ability to meet our obligations under the notes.

We have and will continue to have a significant amount of indebtedness. As of the closing of the refinancing, we had total indebtedness of approximately $960 million. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, could have important consequences. For example, it could:

•                  make it more difficult for us to satisfy our obligations with respect to our existing and future indebtedness, including the notes, and any failure to comply with the obligations under any of the agreements governing our indebtedness could result in an event of default under such agreements;

•                  require us to dedicate a substantial portion of any cash flow from operations to the payment of interest and principal due under our indebtedness, which will reduce funds available to fund future subscriber account purchases, working capital, capital expenditures and other general corporate requirements;

•                  increase our vulnerability to general adverse economic and industry conditions;

•                  limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

•                  limit our ability to obtain additional financing required to fund future subscriber account purchases, working capital, capital expenditures and other general corporate requirements;

•                  expose us to market fluctuations in interest rates;

•                  place us at a competitive disadvantage compared to some of our competitors that are less leveraged;

•                  reduce or delay investments and capital expenditures;

•                  cause any refinancing of our indebtedness to be at higher interest rates and require us to comply with more onerous covenants, which could further restrict our business operations; and

•                  prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain change of control events, which would constitute a default under the indenture that governs the notes and, as a result of such default, a default under our senior secured credit facility.

We have a history of losses and may incur losses in the future.

We have incurred net losses in our most recently completed fiscal year ended December 31, 2011, as well as each of our fiscal years ended June 30, 2010, 2009 and 2008. In future periods, we may not be able to achieve or sustain profitability on a consistent quarterly or annual basis. Failure to maintain profitability in future periods may materially and adversely affect our ability to make payments under the notes.

We and our subsidiaries may be able to incur substantially more indebtedness. This could exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantially more indebtedness in the future. Although the indenture governing the notes and our senior secured credit facility contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. See “Description of Notes—Certain Covenants—Limitation on Incurrence of Debt.” If we incur any additional indebtedness that ranks equally with the notes, the holders of such indebtedness will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our business. The terms of the indenture governing the notes also permits us to incur additional secured indebtedness. If we incur additional indebtedness, the related risks that we now face could intensify.

Your right to receive payments on the notes is effectively subordinated to the right of creditors who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured. Our obligations under our senior secured credit facility and each guarantor’s obligations under its guarantee of the senior secured credit facility is secured by a security interest in substantially all of our and our guarantors’ tangible and intangible assets. In addition, we may incur additional secured indebtedness. If we are declared bankrupt or insolvent, or if we default under the senior secured credit facility or other future secured indebtedness, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if such secured creditors foreclose and sell the pledged equity interests in any guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in the guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full. See “Description of Other Indebtedness.”

As of the closing of the refinancing, the Company and the guarantors had approximately $960 million of indebtedness outstanding, approximately $550 million of which is secured indebtedness, and have up to an additional $150 million of unused commitments available to be borrowed under our senior secured credit facility. In addition, the indenture governing the notes permits the incurrence of substantial additional indebtedness by us and our restricted subsidiaries (including the guarantors) in the future, including secured indebtedness.

The notes are structurally subordinated to the liabilities of our subsidiaries that do not guarantee the notes.

Payments on the notes are only required to be made by us and the guarantors. As of the date of this prospectus, all of our existing subsidiaries guarantee the notes. Any subsequently acquired subsidiaries that do not guarantee the notes will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Accordingly, holders of the notes are structurally subordinated to the claims of creditors of our non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries, including trade payables, will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us or a guarantor of the notes.

In addition, the indenture governing the notes, subject to certain limitations, permits any non-guarantor subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Certain of our subsidiaries may not be subject to the restrictive covenants in the indenture governing the notes.

The restrictive covenants in the indenture governing the notes only apply to us and our restricted subsidiaries, which as of the date of this prospectus, includes all of our existing subsidiaries. Any subsequently acquired subsidiaries which are unrestricted subsidiaries, or any subsidiaries which are otherwise designated as unrestricted in accordance with the indenture, will not be subject to the restrictive covenants in the indenture governing the notes. This means that these entities will be able to engage in many of the activities that we and our restricted subsidiaries are prohibited or limited from doing under the terms of the indenture governing the notes, such as incurring additional debt, securing assets in priority to the claims of the holders of the notes, paying dividends, making investments, selling assets and entering into mergers or other business combinations. These actions could be detrimental to our ability to make payments of principal and interest when due and to comply with our other obligations under the notes, and could reduce the amount of our assets that would be available to satisfy your claims should we default on the notes.

We are controlled by our parent, Ascent, and its interests may conflict with yours and ours. Further, you will not be entitled to look to Ascent for payment of the notes in the event of any default by us.

Our parent, Ascent, beneficially owns all of our outstanding equity interests. As a result, the management of Ascent has the ability to elect and change our management and influence and determine our corporate policies and business strategy, including the approval of significant corporate transactions (such as mergers and acquisitions and asset sales) and the incurrence of debt by us. Further, Ascent is not restricted by the indenture governing the notes and may enter into similar or unrelated lines of business. The interests of Ascent may not in all cases be aligned with your interests or ours. Further, Ascent will not be a co-issuer of the notes and will not otherwise guarantee the performance of our obligations under the notes. As a result, Ascent will not have any obligations under the notes or the related indenture. In the event we default on our obligations under the notes, holders of the notes will not have any recourse against Ascent for repayment.

We may not be able to generate sufficient cash to service our indebtedness, including the notes, and we may be forced to take other actions to satisfy our payment obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our future performance and financial condition, which will be affected by financial, business and economic conditions and other factors. We may not be able to control many of these factors, such as economic conditions in the markets in which we operate and competitive pressures. Our cash flow from operating activities may not be sufficient to allow us to pay principal and interest on our debt, including the notes, and to meet our other obligations.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time, and as a result, these alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. If we are required to dispose of material assets or operations to meet our debt service and other obligations, we may not be able to consummate those dispositions at favorable valuations, or at all. We may be unable to obtain the proceeds realized from such dispositions or the proceeds may not be adequate to meet our debt service obligations due at that time. The terms of the agreements governing our existing or future debt, including the senior secured credit facility and the indenture governing the notes, may restrict us from pursuing any of these alternatives. Any limitation on our ability to pay principal of and interest on the notes would likely reduce the value of the notes. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness and could adversely affect the trading price of the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing our existing and future indebtedness, including our senior secured credit facility and the indenture governing the notes, we could be in default under the terms of such agreements. Our ability to comply with these agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Any default under the agreements governing our indebtedness, including a default under the senior secured credit facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in the senior secured credit facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default,

•                  the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•                  the lenders under the senior secured credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•                  we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under the senior secured credit facility to avoid being in default. If we breach our covenants under the senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the senior secured credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The agreements governing our various debt obligations, including the senior secured credit facility and the indenture governing the notes,  impose restrictions on our business and such restrictions could adversely affect our ability to undertake certain corporate actions.

The agreements governing our various debt obligations, including our senior secured credit facility and the indenture governing the notes, include covenants imposing significant restrictions on our business. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. These covenants place restrictions on our ability to, among other things:

•                  incur additional indebtedness;

•                  create liens on property or assets;

•                  make certain loans and investments;

•                  sell or dispose of assets;

•                  pay certain dividends or other restricted payments;

•                  dissolve, consolidate or merge;

•                  enter into certain transactions with affiliates;

•                  make capital expenditures;

•                  change the nature of our business; and

•                  restrict subsidiary distributions.

In addition, our senior secured credit facility contains various affirmative and negative covenants and financial covenants that require us to maintain a consolidated total leverage ratio (as defined in the senior secured credit facility) of no more than 5.0 to 1.0 through June 30, 2015 and then 4.50 to 1.0 thereafter, a consolidated senior secured leverage ratio (as defined in the senior secured credit facility) of no more than 3.0 to 1.0 through June 30, 2015 and then 2.75 to 1.0 thereafter, and a consolidated interest coverage ratio (as defined in the senior secured credit facility) of not less than 2.0 to 1.0, each of which is calculated quarterly on a trailing twelve-month basis. In addition, the revolving credit portion of our senior secured credit facility requires us to maintain a consolidated senior secured RMR leverage ratio (as defined in the senior secured credit facility) of no more than 28.0 to 1.0, calculated quarterly on a one month basis, and an attrition rate (as defined in the senior secured credit facility) of no more than 15%, calculated quarterly on a trailing twelve-month basis. These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities.

We may be unable to purchase the notes upon a change of control.

Upon the occurrence of specified change of control events defined in the indenture governing the notes, we will be required to offer to repurchase all outstanding notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any. We may not have sufficient funds available to repurchase all of the notes tendered pursuant to any such offer and any other debt that would become payable upon a change of control or in connection with such offer. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross default under the senior secured credit facility. The senior secured credit facility also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions. See “Description of Notes—Change of Control.”

Certain important corporate events, such as takeovers, recapitalizations, restructurings, mergers or similar transactions, may not constitute a change of control under the indenture governing the notes and thus would not permit the holders of the notes to require us to repurchase the notes. In addition, the definition of change of control in the indenture governing the notes includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

A court could void the guarantees of the notes under fraudulent transfer laws.

Although the guarantees of our subsidiaries provide you with a direct claim against the assets of the guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that guarantor. In addition, a bankruptcy court could void (i.e., cancel) any payments by that guarantor pursuant to its guarantee and require those payments to be returned to the guarantor or to a fund for the benefit of the other creditors of the guarantor.

The bankruptcy court might take these actions if it found, among other things, that when a guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

•                  such guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

•                  such guarantor:

•                  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•                  was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

•                  intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured.

A bankruptcy court would likely find that a guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the notes. A bankruptcy court could also void a guarantee if it found that the guarantor issued its guarantee with actual intent to hinder, delay, or defraud creditors. Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair salable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

We cannot predict what standard a court would apply in order to determine whether a guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the guarantor was insolvent on that date, or whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

The indenture governing the notes contains a “savings clause” intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer under applicable law. There can be no assurance that this provision will be upheld as intended. The U.S. Bankruptcy Court in the Southern District of Florida has found this kind of provision to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety.

If a guarantee is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the guarantor. In such case, any payment by the guarantor pursuant to its guarantee could be required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. If a guarantee is voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the guarantor based on the guarantee and would be creditors only of the Company and any guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

An active trading market may not develop for the notes.

The notes are a new issue of securities. There is no active public trading market for the notes. We do not intend to apply for listing of the notes on a security exchange or to include the notes in any automated dealer quotation system. The liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for the notes, you may not be able to sell the notes, or, even if you can sell the notes, you may not be able to sell them at an acceptable price.

Risks Relating to Our Business

We face risks in acquiring and integrating new subscribers.

Our acquisition of alarm monitoring agreements, or “AMAs,” involves a number of risks, including the risk that the purchased AMAs may not be profitable due to higher than expected account attrition, lower than expected revenues from the AMAs or, when applicable, lower than expected recoveries from dealers. The purchase price we pay a dealer for an AMA is affected by the monthly recurring revenue generated by the AMA, as well as several other factors, including the level of competition, our prior experience with AMAs purchased from the dealer, the number of AMAs purchased, the subscriber’s credit score and the type of security equipment used by the subscriber. To the extent that the servicing costs or the attrition rates are higher than expected or the revenues from the AMAs or the recoveries from dealers, when applicable, are lower than expected, our business and results of operations could be adversely affected.

We are subject to credit risk and other risks associated with our subscribers.

Substantially all of our revenues are derived from the recurring monthly revenue due from subscribers under the AMAs. Therefore, we are dependent on the ability and willingness of subscribers to pay amounts due under the AMAs on a monthly basis in a timely manner. Although subscribers are contractually obligated to pay amounts due under an AMA and are prohibited from canceling the AMA for the initial term of the AMA (typically between three and five years), subscribers’ payment obligations are unsecured, which could impair our ability to collect any unpaid amounts from our subscribers. To the extent defaults by subscribers of their obligations under the AMAs are greater than anticipated, our business and results of operations could be materially and adversely affected.

We rely on a significant number of our subscribers remaining with us as subscribers for an extended period of time.

We incur significant upfront cash costs for each new subscriber. We require a substantial amount of time, typically exceeding the initial term of the related AMA, for us to receive cash payments (net of our variable cash operating costs) from a particular subscriber that are sufficient to offset this upfront cost. Accordingly, our long-term performance is dependent on our subscribers remaining with us as subscribers for as long as possible. This requires us to minimize our rate of subscriber cancellations, or attrition. Factors that can increase cancellations include subscribers who relocate and do not reconnect, problems with service quality, competition from other alarm monitoring companies, equipment obsolescence, adverse economic conditions and the affordability of our service. If we fail to keep the subscribers for a sufficiently long period of time, attrition rates would be higher than expected and our financial position and results of operations could be materially and adversely affected.

We are subject to credit risk and other risks associated with our dealers.

Under the standard alarm monitoring purchase agreement (“AMPA”) that we enter into with our dealers, if a subscriber terminates their service with us during the first twelve months after the AMA has been purchased, the dealer is typically required to elect between substituting another AMA for the terminating AMA or compensating us in an amount based on the original purchase price of the terminating AMA. We are subject to the risk that dealers will breach their obligation to provide a comparable substitute AMA for a terminating AMA. Although we withhold specified amounts from the purchase price paid to dealers for AMAs (holdback), which may be used to satisfy or offset these and other applicable dealer obligations under the AMPA, there can be no guarantee that these amounts will be sufficient to satisfy or offset the full extent of the default by a dealer of its obligations under an AMPA. If the holdback does prove insufficient to cover dealer obligations, we are also subject to the credit risk that the dealers may not have sufficient funds to compensate us when substitute AMAs are unavailable or that any such dealer will otherwise breach its obligation to compensate us for a terminating AMA. To the extent defaults by dealers of their obligations under the AMPAs are greater than anticipated, our financial condition and results of operations could be materially and adversely affected.

The alarm monitoring business is subject to macroeconomic factors that may negatively impact our results of operations, including prolonged downturns in the housing market.

The alarm monitoring business is dependent in part on national, regional and local economic conditions. In particular, where disposable income available for discretionary spending is reduced (such as by higher housing, energy, interest or other costs or where the actual or perceived wealth of customers has decreased because of circumstances such as lower residential real estate values, increased foreclosure rates, inflation, increased tax rates or other economic disruptions), the alarm monitoring business could experience increased attrition rates and reduced consumer demand. In mid-2007 an extreme downturn began in the credit markets and other financial markets in the United States resulting in a decline in business and consumer confidence and increased unemployment and precipitating a deep economic recession with what currently appears to be a slow recovery. Although we have continued to grow our business during this downturn, no assurance can be given that we will be able to continue acquiring quality AMAs or that we will not experience higher attrition rates. Further, the housing market in the United States continues to be particularly adversely affected by the economic recession and has not improved at the same pace as other aspects of the economy. Any further deterioration in new construction and sales of existing single family homes could reduce opportunities to make sales of new security systems and services and reduce opportunities to take over existing security systems that had previously been monitored by our competitors. If macroeconomic conditions in the United States do not improve or materially worsen, our financial position and results of operations could be materially and adversely affected.

Adverse economic conditions in states where our subscribers are more heavily concentrated may negatively impact our results of operations.

Even as economic conditions may improve in the United States as a whole, this improvement may not occur or further deterioration may occur in the regions where our subscribers are more heavily concentrated (such as Texas, California, Florida and Arizona). Although we have a geographically diverse subscriber base, adverse conditions in one or more states where our business is more heavily concentrated could have a significant adverse effect on our financial position, results of operations and cash flows.

If the insurance industry were to change its practice of providing incentives to homeowners for the use of alarm monitoring services, we may experience a reduction in new customer growth or an increase in our subscriber attrition rate.

It has been common practice in the insurance industry to provide a reduction in rates for policies written on homes that have monitored alarm systems. There can be no assurance that insurance companies will continue to offer these rate reductions. If these incentives were reduced or eliminated, new homeowners who otherwise may not feel the need for alarm monitoring services would be removed from our potential customer pool, which could hinder the growth of our business, and existing subscribers may choose to disconnect or not renew their service contracts, which could increase our attrition rates. In either case, our results of operations and growth prospects could be adversely affected.

Risks of liability from our business and operations may be significant.

The nature of the services we provide potentially exposes us to greater risks of liability for employee acts or omissions or system failures than may be inherent in other businesses. If subscribers believe that they incurred losses as a result of our action or failure to act, the subscribers could bring claims against us, and we have been subject to lawsuits of this type from time to time. Similarly, if dealers believe that they incurred losses or were denied rights under the AMPAs as a result of our action or failure to act, the dealers could bring claims against us. Substantially all of our AMAs and AMPAs contain provisions limiting our liability to subscribers and dealers, respectively, in an attempt to reduce this risk. However, in the event of any such litigation, no assurance can be given that these limitations will be enforced, and the costs of such litigation or the related settlements or judgments could have a material adverse effect on our financial condition. In addition, there can be no assurance that we are adequately insured for these risks. Certain of our insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence. If significant uninsured damages are assessed against us, the resulting liability could have a material adverse effect on our financial condition or results of operations. See footnote (11) to our consolidated financial statements for the year ended December 31, 2011, included herein.

Future litigation could result in adverse publicity.

In the ordinary course of business, from time to time, we are the subject of complaints or litigation from subscribers or inquiries from government officials, sometimes related to alleged violations of state consumer protection statutes, negligent dealer installation and negligent service of alarm monitoring systems. We may also be subject to employee claims based on, among other things, alleged discrimination, harassment or wrongful termination claims. In addition to diverting our management’s resources, adverse publicity resulting from such allegations may materially and adversely affect our reputation in the communities we service, regardless of whether such allegations are unfounded. Such adverse publicity could result in higher attrition rates and greater difficulty in attracting new subscribers on terms that are attractive to us or at all.

A disruption to our monitoring facility and back-up monitoring facility could adversely affect our business.

A disruption to both the monitoring facility and the back-up monitoring facility could affect our ability to provide alarm monitoring services to our subscribers. Any such disruption could occur for many reasons, including fire, natural disasters, weather, transportation interruption, malicious acts or terrorism. Our main monitoring facility holds Underwriters’ Laboratories listings as protective signaling services stations and maintains certain standards of building integrity, redundant computer and communications facilities and backup power, among other safeguards. However, no assurance can be given that both of our monitoring facilities will not be impacted by a disruption, including one from a catastrophic event or natural disaster. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business.

We rely on third parties to transmit signals to our monitoring facilities.

We rely on various third-party telecommunications providers and signal processing centers to transmit and communicate signals to our monitoring facilities in a timely and consistent manner. These telecommunications providers and signal processing centers could fail to transmit or communicate these signals to the monitoring facilities for many reasons, including due to disruptions from fire, natural disasters, weather, transmission interruption, malicious acts, or terrorism. The failure of one or more of these telecommunications providers or signal processing centers to transmit and communicate signals to the monitoring facilities in a timely manner could affect our ability to provide alarm monitoring services to our subscribers. There can be no assurance that third-party telecommunications providers and signal processing centers will continue to transmit and communicate signals to the monitoring facilities without disruption. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business.

The alarm monitoring business is subject to technological innovation over time.

Our monitoring services depend upon the technology (both hardware and software) of security alarm systems located at subscribers’ premises. We may be required to implement new technology either to attract and retain subscribers or in response to changes in land-line or cellular technology or other factors, which could require significant expenditures. In addition, the availability of any new features developed for use in our industry (whether developed by us or otherwise) can have a significant impact on a subscriber’s initial decision to choose our or a competitor’s products. To the extent our competitors have greater capital and other resources to dedicate to responding to technological innovation over time, the products and services we offer may become less attractive to current or future subscribers thereby reducing demand for our products and services and increasing attrition over time. Those competitors that benefit from the capital available to them as part of an affiliated group of companies may be at a particular advantage to us in this respect. If we are unable to adapt in response to changing technologies, market conditions or customer requirements in a timely manner, such inability could adversely affect our business by increasing our rate of subscriber attrition. We also face potential competition from improvements in self-monitoring systems, which enable current or future subscribers to monitor their home environments without third-party involvement, which could further increase attrition rates over time and hinder the acquisition of new AMAs.

Shifts in customer selection of telecommunications services could adversely impact our financial condition.

Our operating model relies to some degree on our subscribers continued use of traditional, land-line telecommunications services, which we use to communicate with monitoring equipment at the subscribers’ locations. Although we offer alarm systems that can communicate signals to the monitoring facility using various wireless and/or internet-based communication technologies, such solutions are presently more expensive than alarm communicators based on the traditional land-line network. In order to continue to service existing subscribers who cancel their land-line telecommunications services and to service new customers who do not subscribe to land-line telecommunications services, subscribers may be required to upgrade to more expensive technologies. Higher costs may reduce the market for new customers of alarm monitoring services, and the trend away from traditional land-lines to alternatives may mean more existing subscribers will cancel their service with us. Continued shifts in customer preferences regarding telecommunications services could have a material and adverse impact on our subscriber attrition rates and financial condition.

Privacy concerns, such as consumer identity theft and security breaches, could hurt our reputation and revenues.

As part of our operations, we collect a large amount of private information from our subscribers, including credit card information, images and voice recordings. If we were to experience a breach of our data security, we may put private information of our subscribers at risk of exposure. To the extent that any such exposure leads to credit card fraud or identity theft, we may experience a general decline in consumer confidence in our business, which may lead to an increase in our cancellation rate or make it more difficult to attract new subscribers. If consumers become reluctant to use our services because of concerns over data privacy or credit card fraud, our ability to generate revenues would be impaired. In addition, if technology upgrades or other expenditures are required to prevent security breaches of our network, boost general consumer confidence in our business, or prevent credit card fraud and identity theft, we may be required to make unplanned capital expenditures or expend other resources. Any such loss of confidence in our business or additional capital expenditure requirement could have a material adverse effect on our business, financial condition and results of operations.

Our reputation as a service provider of high quality security offerings may be adversely affected by product defects or shortfalls in our customer service.

Our business depends on our reputation and our ability to maintain good relationships with our subscribers, dealers and local regulators, among others. Our reputation may be harmed either through product defects, such as the failure of one or more of our subscribers’ alarm systems, or shortfalls in our customer service. Any harm done to our reputation or business relationships as a result of our actions or the actions of third parties could have a significant negative effect on us. Our relationships with our subscribers are of particular importance. Subscribers generally judge our performance through their interactions with the staff at our monitoring centers and our dealers who perform on-site maintenance services. Any failure to meet our subscribers’ expectations in such customer service areas could have a material impact on our attrition rates or make it difficult to recruit new subscribers. Any harm to our reputation caused by any of these or other factors could have a material adverse effect on our business, financial condition and results of operations.

A loss of experienced employees could materially and adversely affect our business.

Our success has been largely dependent upon the active participation of our officers and employees. The loss of the services of key members of our management for any reason may have a material adverse effect on our operations and our ability to maintain and grow our business. We depend on the managerial skills and expertise of our management and employees to provide customer service by, among other things, monitoring and responding to alarm signals, coordinating equipment repairs, administering billing and collections under the AMAs and administering and providing dealer services under the AMPAs. There is no assurance that we will be able to retain our current management and other experienced employees or replace them satisfactorily to the extent they leave the employ of our company. The loss of any such experienced employees’ services and expertise could materially and adversely affect our business.

The high level of competition in our industry could adversely affect our business.

The security alarm monitoring industry is highly competitive and fragmented. As of December 31, 2011, we were the third largest alarm monitoring company in the United States when measured by the total number of subscribers under contract. We face competition from other alarm monitoring companies, including companies that have more capital than we have and that may offer higher prices and more favorable terms to dealers for AMAs purchased or charge lower prices for their monitoring services. We also face competition from a significant number of small regional competitors that concentrate their capital and other resources in targeting local markets and from new marketing channels that may displace the existing alarm system dealer channels for acquiring AMAs. Further, we may face competition from telecommunications or utility companies who decide to expand into alarm monitoring services and bundle their existing offerings with monitored security services. The existing access to and relationship with subscribers that these companies have could give them a substantial advantage over us, especially if they are able to offer subscribers a lower price by bundling these services. Any of these forms of competition could reduce the acquisition opportunities available to us, thus slowing our rate of growth, or requiring us to increase the price we pay for such AMAs, thus reducing our return on investment and negatively impacting our revenues and results of operations.

We may be unable to obtain additional funds to grow our business.

We intend to continue to pursue growth through the acquisition of subscriber accounts through our authorized dealer program, among other means. To continue our growth strategy, we intend to make additional draw downs under the revolving credit portion of the senior secured credit facility and we may seek financing through new credit arrangements or the possible sale of new securities, any of which may lead to higher leverage or result in higher borrowing costs. An inability to obtain funding through external financing sources on favorable terms or at all is likely to adversely affect our ability to continue or accelerate our subscriber account acquisition activities.

Third party claims with respect to our intellectual property, if decided against us, may result in competing uses of our intellectual property or require the adoption of new, non-infringing intellectual property.

We have received and may continue to receive notices claiming we committed intellectual property infringement, misappropriation or other intellectual property violations and third parties have claimed, and may, in the future, claim that we do not own or have rights to use all intellectual property rights used in the conduct of our business. While we do not believe that any of the currently outstanding claims are material, there can be no assurance that third parties will not assert future infringement claims against us or claims that our rights to our intellectual property are invalid or unenforceable, and we cannot guarantee that these claims will be unsuccessful. Any claims involving rights to use the “Monitronics” mark could have a material adverse effect on our alarm monitoring business, if such claims were decided against us and we were precluded from using or licensing the “Monitronics” mark or others were allowed to use it. If we were required to adopt a new name, it would entail marketing costs in connection with building up recognition and goodwill in such new name. In the event that we were enjoined from using any of our other intellectual property, there would be costs associated with the replacement of such intellectual property with developed, acquired or licensed intellectual property. There would also be costs associated with the defense and settlement of any infringement or misappropriation allegations and any damages that may be awarded.

Factors relating to regulatory matters

“False Alarm” ordinances could adversely affect our business and operations.

Significant concern has arisen in certain municipalities about the high incidence of false alarms. In some localities, this concern has resulted in local ordinances or policies that restrict police response to third-party monitored burglar alarms. In addition, an increasing number of local governmental authorities have considered or adopted various measures aimed at reducing the number of false alarms, including:

•                  subjecting alarm monitoring companies to fines or penalties for transmitting false alarms;

•                  imposing fines on alarm monitoring services customers for false alarms;

•                  imposing limitations on the number of times the police will respond to alarms at a particular location; and

•                  requiring further verification of an alarm signal, such as visual verification or verification to two different phone numbers, before the police will respond.

Enactment of these measures could adversely affect our operations and business. For example, numerous cities or metropolitan areas have implemented verified response ordinances for residential and commercial burglar alarms. A verified response policy means that police officers generally do not respond to an alarm until someone else (e.g., the resident, a neighbor or a security guard) first verifies that it is valid. Some alarm monitoring companies operating in these areas hire security guards or use third-party guard firms to verify an alarm. If we need to hire security guards or use third-party guard firms, it could have a material adverse effect on our business through either increased servicing costs, which could negatively affect our ability to properly fund our ongoing operations, or increased costs to our customer, which may limit our ability to attract new customers or increase our subscriber attrition rates. In addition, the perception that police departments will not respond to third-party monitored burglar alarms, may reduce customer satisfaction with traditional monitored alarm systems, which may also result in increased attrition rates or decreased customer demand. Although we have less than 35,000 subscribers in these areas, a more widespread adoption of such a policy or similar policies in other cities or municipalities could materially and adversely affect our business.

Our business operates in a regulated industry.

Our business, operations and employees are subject to various U.S. federal, state and local consumer protection, licensing and other laws and regulations. While there are no U.S. federal laws that directly regulate the security alarm monitoring industry, our advertising and sales practices are subject to regulation by the U.S. Federal Trade Commission in addition to state consumer protection laws that have general application that extend to our business. Most states in which we operate have licensing laws directed specifically toward the monitored security services industry. Our business relies heavily upon wireline and cellular telephone service to communicate signals. Wireline and cellular telephone companies are currently regulated by both federal and state governments. Changes in laws or regulations could require us to change the way we operate, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any applicable laws or regulations could result in substantial fines or revocation of our operating permits and licenses. If laws and regulations were to change or we failed to comply, our business, financial condition and results of operations could be materially and adversely affected.

Increased adoption of statutes and governmental policies purporting to void automatic renewal provisions in the AMAs, or purporting to characterize certain charges in the AMAs as unlawful, could adversely affect our business and operations.

The AMAs typically contain provisions automatically renewing the term of the contract at the end of the initial term, unless a cancellation notice is delivered in accordance with the terms of the contract. If the customer cancels prior to the end of the contract term, other than in accordance with the contract, we may charge the customer an early cancellation fee. Several states have adopted, or are considering the adoption of, consumer protection policies or legal precedents which purport to void or substantially limit the automatic renewal provisions of contracts such as the AMAs, or otherwise restrict the charges that can be imposed upon contract cancellation. Such initiatives could negatively impact our business. Adverse judicial determinations regarding these matters could increase legal exposure in connection with any government enforcement actions, or with respect to customers against whom such charges have been imposed, and may also increase the risk that certain customers may seek to recover such charges through litigation. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on our business and operations.

Risks Associated with our Parent’s Corporate History

Our parent, Ascent, may have substantial indemnification obligations under a tax sharing agreement it entered into in connection with its spin-off from a subsidiary (“DHC”) of Discovery Communications, Inc., and, under the terms of this agreement, we may be responsible for any such obligations.

Pursuant to Ascent’s tax sharing agreement with DHC, Ascent agreed to be responsible for all taxes attributable to it or any of its subsidiaries, whether accruing before, on or after the spin-off (subject to specified exceptions). Ascent also agreed to be responsible for and indemnify DHC with respect to (i) certain taxes attributable to DHC or any of its subsidiaries (other than Discovery Communications, LLC) and (ii) all taxes arising as a result of the spin-off (subject to specified exceptions). Under the terms of the tax sharing agreement, each subsidiary of Ascent, including the Company, is a member of the indemnifying group and may be responsible for any payments due to DHC thereunder. Ascent’s indemnification obligations under the tax sharing agreement are not limited in amount or subject to cap and could be substantial.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement relating to the original notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, outstanding original notes in like principal amount. We will cancel all original notes tendered in exchange for exchange notes in the exchange offer. Interest on each exchange note will accrue interest on the same terms as the original notes and such interest will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor or (ii) if the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such note, from the original issue date of the notes. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness or in the early payment of interest.

EXCHANGE OFFER

This section of the prospectus describes the exchange offer. While we believe that the description covers the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offer.

Purpose of the exchange offer

The purpose of the exchange offer is to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the original notes. We originally issued and sold $410,000,000 principal amount of original notes in a private placement on March 23, 2012. We did not register the offer and sale of the original notes in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A and Regulation S thereunder.

We are offering to exchange up to the entire $410,000,000 principal amount of original notes for a like principal amount of exchange notes.

Under the registration rights agreement, we are required, among other things, to:

•                    file a registration statement on or prior to October 19, 2012 (the 210th day after the issue date of the original notes), registering the proposed offer and exchange of any and all original notes for registered exchange notes with substantially identical terms;

•                    cause the registration statement to be declared effective under the Securities Act on or prior to December 18, 2012 (the 270th day after the issue date of the original notes);

•                    consummate the exchange offer on or prior to February 1, 2013 (the 315th day after the issue date of the original notes); and

•                    keep the exchange offer open for not less than 20 business days after the date notice thereof is mailed to holders of the original notes.

In addition, under certain circumstances, we may be required to file a shelf registration statement to cover resales of original notes. Specifically, in the event that, with respect to the notes:

•                    because of any change in law or in currently prevailing interpretations of the Staff of the SEC, we are not permitted to effect an exchange offer;

•                    an exchange offer is not consummated within the time period set forth above;

•                    in certain circumstances, certain holders of unregistered exchange notes so request; or

•                    in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act), then, in each case, we will, at our sole expense,

•                  promptly file a shelf registration statement covering resales of the notes;

•                  cause such Shelf Registration Statement to be declared effective within 90 days of the filing thereof;

•                  keep effective such shelf registration statement until the earliest of (i) one year after the original issue date of the notes, (ii) such time as all of the notes have been sold thereunder or (iii) the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144; and

•                  in the event that a shelf registration statement is filed, provide to each holder whose notes are registered under such shelf registration statement copies of the prospectus that is a part of such shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to a shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).

If (1) we do not comply with the time periods set forth above in this section; or (2) the registration statement of which this prospectus forms a part, or any shelf registration statement covering resales of the notes required to be filed by the registration rights agreement, ceases to be effective at any time during which it is required to be so effective (subject to certain exceptions), then additional interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such registration default continues, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum); provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (1) above) or upon the effectiveness of the required registration statement (in the case of clause (2) above), additional interest on such notes as a result of such clause, as the case may be, shall cease to accrue and the interest rate on the applicable notes will be reduced to the original interest rate borne by such notes. All accrued additional interest will be paid in arrears on each semi-annual interest date.

Participation in the exchange offer is voluntary and you should carefully consider whether to participate.  We urge you to consult your financial and tax advisors in making your decision on whether to participate in the exchange offer.

Resale of Exchange Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC with respect to whether the exchange notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corp. (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), we believe the exchange notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act provided such holder meets the following conditions:

•                  such holder is not a broker-dealer who purchased original notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

•                  such holder is not our “affiliate” within the meaning of Rule 405 under the Securities Act; and

•                  such holder acquires exchange notes in the ordinary course of its business and has no arrangement or understanding with any person to participate in the distribution of the exchange notes.

If you do not satisfy all of the above conditions, you cannot participate in the exchange offer. Rather, in the absence of an exemption you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the original notes. Any holder that complies with such registration and prospectus delivery requirements may incur liabilities under the Securities Act for which the holder will not be entitled to indemnification from us.

A broker-dealer that has bought original notes for its own account as part of its market-making or other trading activities must deliver a prospectus in order to resell the exchange notes it receives therefor pursuant to the exchange offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for such purpose, and we have agreed in the registration rights agreement to make this prospectus available to such broker-dealers for a period ending on the earlier of [                    ], 2012 (120 days from the effective date of the registration statement of which this prospectus forms a part) and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.” Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Consequences of failure to exchange

Original notes that are not exchanged for exchange notes in the exchange offer will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and will therefore continue to be subject to restrictions on transfer. Holders of such original notes will not be able to require us to register them under the Securities Act, except in the limited circumstances set forth in the registration rights agreement. Accordingly, following completion of the exchange offer any original notes that remain outstanding may not be offered, sold, pledged or otherwise transferred except:

(1)                                  to us, upon redemption thereof or otherwise,

(2)                                  to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act,

(3)                                  in an offshore transaction in accordance with Regulation S under the Securities Act,

(4)                                  pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

(5)                                  in reliance on another exemption from the registration requirements of the Securities Act, or

(6)                                  pursuant to an effective registration statement under the Securities Act.

In all of the situations discussed above, the resale must be in compliance with the Securities Act, any applicable securities laws of any state of the United States and any applicable securities laws of any foreign country. Any resale of original notes will also be subject to certain requirements of the registrar being met, including receipt by the registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

To the extent original notes are tendered and accepted in the exchange offer, the principal amount of outstanding original notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the original notes could be adversely affected following completion of the exchange offer. See “Risk Factors—Risks Related to the Exchange Offer—If you do not properly tender your original notes, you will continue to hold unregistered notes and your ability to transfer those original notes may be adversely affected.”

Terms of the exchange offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, a copy of which is attached to this prospectus as Annex A, we will accept any and all original notes validly tendered (and not withdrawn) on or prior to the Expiration Date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. Interest on each exchange note will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor or (ii) if the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such note, from the original issue date of the notes. All accrued interest on the original notes will become obligations under the exchange notes. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof.

The form and terms of the exchange notes are the same as the form and terms of the original notes, except that:

•                  the offer and sale of the exchange notes for the original notes will have been registered under the Securities Act, and the exchange notes will not bear legends restricting their transfer pursuant to the Securities Act, and

•                  except as otherwise described above, holders of the exchange notes will not be entitled to any rights under the registration rights agreement.

The exchange notes will evidence the same debt as the original notes that they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs the original notes, including the payment of principal and interest.

We are sending this prospectus and the letter of transmittal to holders of the original notes through the facilities of The Depositary Trust Company, or DTC, whose nominee, Cede & Co, is the registered holder of the original notes. The original notes are represented by permanent global notes in fully registered form, without coupons, which have been deposited with the trustee for the notes, as custodian for DTC. Ownership of beneficial interests in each global note is limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. The term “holder,” as used in this prospectus, means those DTC participants in whose name interests in the global notes are credited on the books of DTC, and those persons who hold interests through such DTC participants. The term “original notes,” as used in this prospectus, means such interests in the global notes. Like the original notes, the exchange notes will be deposited with the trustee for the notes as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

Holders of the original notes do not have any appraisal or dissenter’s rights under Delaware law or the indenture governing the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the requirements of the Exchange Act and the SEC’s rules and regulations thereunder.

We will be deemed to have accepted validly tendered original notes when, as and if we have given written notice thereof to the exchange agent, which is U.S. Bank National Association. The exchange agent will act as agent for the tendering holders of the original notes for the purposes of receiving the exchange notes. The exchange notes delivered in the exchange offer will be issued promptly following our acceptance for exchange of original notes.

If any tendered original notes are not accepted for exchange because they do not comply with the procedures set forth in this prospectus and the accompanying letter of transmittal, our withdrawal of the exchange offer, the occurrence of certain other events set forth herein or otherwise, such unaccepted original notes will be returned, without expense, to the tendering holder promptly after the Expiration Date or our withdrawal of the exchange offer. Any acceptance, waiver of default or a rejection of a tender of original notes shall be at our discretion and shall be conclusive, final and binding.

Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the original notes in the exchange offer. We will pay all charges and expenses, other than certain taxes, in connection with the exchange offer. See “—Fees and Expenses.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of original notes in any jurisdiction in which this exchange offer or its acceptance would not comply with applicable state securities laws or applicable laws of a foreign jurisdiction.

Expiration date; extensions; amendments

The term “Expiration Date” with respect to the exchange offer means 5:00 p.m., New York City time, on [                      ], 2012 unless we, in our sole discretion, extend the exchange offer, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offer is extended.

If we extend the exchange offer, we will notify the exchange agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, no later than on the next business day after the previously scheduled Expiration Date.

We reserve the right, in our sole discretion,

•                  to extend the exchange offer,

•                  if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer or waive any conditions that have not been satisfied, or

•                  to amend the terms of the exchange offer in any manner.

We may effect any such extension, waiver, termination or amendment by giving written notice thereof to the exchange agent.

Except as specified in the second paragraph under this heading, we will make a public announcement of any such extension, termination, amendment or waiver as promptly as practicable. If we amend or waive any condition of the exchange offer in a manner determined by us to constitute a material change to the exchange offer, we will promptly disclose such amendment or waiver in a prospectus supplement that will be distributed to the holders of the original notes. The exchange offer will then be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment or waiver and the manner of disclosure to the registered holders.

We will make a timely release of a public announcement of any extension, termination, amendment or waiver to the exchange offer to an appropriate news agency.

Procedures for tendering original notes

Tenders of Original Notes; Book-Entry Delivery Procedure. All of the original notes are held in book-entry form, and tenders may only be made through DTC’s Book-Entry Transfer Facility.

The exchange agent will establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC that wishes to participate in the exchange offer may make book-entry delivery of the original notes by causing DTC to transfer such original notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. The confirmation of a book-entry transfer into the exchange agent’s account at DTC is referred to as a “Book-Entry Confirmation.” In addition, DTC participants on or before the Expiration Date must either

•                  properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile, with any required signature guarantees, to the exchange agent at one or more of its addresses below, or

•                  transmit their acceptance through DTC’s Automated Tender Offer Program, or ATOP, for which the exchange offer is eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the exchange agent for its acceptance.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the original notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant

Although delivery of original notes is to be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth below on or prior to the Expiration Date. Delivery of the letter of transmittal or other required documents to DTC does not constitute delivery to the exchange agent.

The tender by a holder of original notes pursuant to the procedures set forth above will constitute the tendering holder’s acceptance of all of the terms and conditions of the exchange offer. Our acceptance for exchange of original notes tendered pursuant to the procedures described above will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their original notes.

The method of delivery of original notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent’s Message transmitted through ATOP, is at the election and risk of the persons tendering original notes and delivering letters of transmittal. If you use ATOP, you must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on or prior to the Expiration Date. Tender and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail, postage prepaid, with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

Except as provided below, unless the original notes being tendered are delivered to the exchange agent on or prior to the Expiration Date (accompanied by a completed and duly executed letter of transmittal or a properly transmitted Agent’s Message), we may, at our option, reject the tender of such original notes. The exchange of exchange notes for original notes will be made only against the tendered original notes, which must be deposited with the exchange agent prior to or on the Expiration Date, and receipt by the exchange agent of all other required documents prior to or on the Expiration Date.

Tender of Original Notes Held Through a Nominee. If you beneficially own original notes through a bank, depository, broker, trust company or other nominee and wish to tender your original notes, you must instruct such holder to cause your original notes to be tendered on your behalf. A letter of instruction from your bank, depository, broker, trust company or other nominee may be included in the materials provided along with this prospectus, which the beneficial owner may use to instruct its nominee to effect the tender of the original notes of the beneficial owner.

Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless the original notes tendered thereby are tendered (1) by a participant in DTC whose name appears on a DTC security position listing as the owner of such original notes who has not completed either the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or (2) for the account of an Eligible Institution. See Instructions 1 and 4 of the letter of transmittal. If the original notes are in the name of a person other than the signer of the letter of transmittal or if original notes not accepted for exchange or not tendered are to be returned to a person other than the holder of such original notes, then the signatures on the letter of transmittal accompanying the tendered original notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 4 of the letter of transmittal.

No Guaranteed Delivery Procedures. No guaranteed delivery procedures are being made available in connection with the exchange offer. Therefore, to participate in the exchange offer your original notes must be transferred into the exchange agent’s account at DTC, and the exchange agent must receive a properly completed and duly executed letter of transmittal (and any other required documents) or an Agent’s Message transmitted through ATOP, in each case on or prior to the Expiration Date.

Your Representations to Us.  By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•                           you are acquiring exchange notes in the ordinary course of your business;

•                           you are not engaged in, and you do not intend to engage in, and you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

•                           you are transferring good and marketable title to the original notes free and clear of all liens, security interests, encumbrances, or rights or interests of others except your own;

•                           if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired by you as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of your exchange notes; and

•                           you are not our “affiliate” as defined in Rule 405 of the Securities Act. If you are a broker-dealer, you may not participate in the exchange offer as to any original notes you purchased directly from us.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us, which determination will be conclusive, final and binding. Alternative, conditional or contingent tenders of original notes will not be considered valid and may be rejected by us. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be conclusive, final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of original notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any original notes tendered into the exchange agent’s account at DTC that are not validly tendered and as to which the defects or irregularities have not been cured or waived within the timeframes established by us in our sole discretion, if any, or if original notes are submitted in a principal amount greater than the principal amount of original notes being tendered by such tendering holder, such unaccepted or non-exchanged original notes will be credited back to the account maintained by the applicable DTC participant with such book-entry transfer facility.

Withdrawal of tenders

Tenders of original notes in the exchange offer may be withdrawn at any time on or prior to the Expiration Date.

To be effective, any notice of withdrawal must specify the name and number of the account at DTC to be credited with such withdrawn original notes and must otherwise comply with DTC’s procedures.

If the original notes to be withdrawn have been identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon the exchange agent’s receipt of written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of original notes can only be accomplished in accordance with these procedures. Any failure to follow these procedures will not result in any original notes being withdrawn. The company and the exchange agent may reject any withdrawal request not in accordance with these procedures.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, which determination shall be final and binding on all parties. No withdrawal of original notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are retendered on or prior to the Expiration Date. Properly withdrawn original notes may be retendered by following the procedures described above under “—Procedures for Tendering Original Notes” at any time on or prior to the Expiration Date.

Any original notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, promptly following the Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

Conditions to the exchange offer

The exchange offer will not be subject to any conditions, other than:

•                  that the exchange offer, or the making of any exchange by a holder of original notes, does not violate applicable law or any applicable interpretation of the staff of the SEC;

•                  that applicable interpretations of the staff of the SEC regarding exchange offers of the type contemplated by this prospectus shall not have been changed, such that the exchange notes would not be generally free of the transfer restrictions of the Securities Act following consummation of the exchange offer;

•                  the due tendering of original notes and the delivery to the exchange agent of the letter of transmittal or an Agent’s Message (and all other required documents) in accordance with the exchange offer; and

•                  that each holder of the original notes exchanged in the exchange offer shall have made the representations set forth above in “ — Your Representations to Us” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or Staff interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available.

If we determine in our reasonable discretion that any of the conditions to the exchange offer are not satisfied, we may:

•                  refuse to accept any original notes and return all tendered original notes to the tendering holders,

•                  terminate the exchange offer,

•                  extend the exchange offer and retain all original notes tendered prior to the Expiration Date, subject, however, to the rights of holders to withdraw such original notes, or

•                  waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered original notes which have not been withdrawn.

If our waiver of an unsatisfied condition constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders of the original notes, and will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Exchange agent

U.S. Bank National Association, the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. The exchange agent will not be (i) liable for any act or omission unless such act constitutes its own gross negligence or bad faith and in no event will the exchange agent be liable to a security holder, Monitronics International, Inc., or any third party for special, indirect or consequential damages, or lost profits, arising in connection with the exchange offer or its duties and responsibilities related to the exchange offer; (ii) obligated to take any legal action with respect to the exchange offer which might in its judgment involve any expense or liability, unless it will be furnished with indemnity satisfactory to it; and (iii) liable or responsible for any statement contained in this prospectus.

Monitronics International, Inc. will indemnify the exchange agent with respect to certain matters relating to the exchange offer.

You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for other documents to the exchange agent as follows:

Delivery by Registered or Certified Mail:

[      ]

Overnight Delivery or Regular Mail:

[      ]

To Confirm by Telephone or for Information:

[      ]

Facsimile Transmissions:

[      ]

Fees and expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail by the exchange agent; however, additional solicitation may be made by telecopy, telephone or in person by our or our affiliates’ officers and regular employees.

No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses.

Our out-of-pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

Transfer taxes

We will pay all transfer taxes, if any, applicable to the exchange of the original notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the tendering holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting treatment for the exchange offer

The exchange notes will be recorded at the carrying value of the original notes and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the exchange notes.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth our selected historical consolidated financial and other operating data for the periods presented. Except for the data relating to the year ended December 31, 2011 and the 15-day period from December 17, 2010 to December 31, 2010, all data below reflects the consolidated financial data of the Predecessor. The (i) selected historical consolidated financial and other operating data for the fiscal years ended December 31, 2011, June 30, 2010, June 30, 2009 and June 30, 2008 for the periods July 1, 2010 to December 16, 2010 and December 17, 2010 to December 31, 2010, and (ii) the selected historical balance sheet data as of December 31, 2011, December 31, 2010, June 30, 2010 and June 30, 2009, presented in this table have been derived from our audited consolidated financial statements and related notes included elsewhere in this prospectus. The summary historical consolidated balance sheet data as of June 30, 2008 presented in this table is derived from our consolidated financial statements and related notes which are not included in this prospectus. In connection with the Acquisition, we changed our fiscal year end from June 30 to December 31.

The selected historical consolidated financial and other operating data included below and elsewhere in this prospectus are not necessarily indicative of future performance. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

		Transition Period
	Year Ended December 31,	December 17 to December 31,	July 1 to December 16,	Fiscal Year Ended June 30,
	2011	2010	2010	2010	2009	2008
	Successor		Predecessor	Predecessor
	(Amounts in thousands)
Results of Operations Data:
Revenue	$311,898	$9,129	$133,432	$271,951	$234,432	$207,716
Cost of Services:	40,553	1,421	16,647	32,966	28,997	29,108
Gross profit	271,345	7,708	116,785	238,985	205,435	178,608
Operating expenses:
Sales, general, and administrative	57,170	2,131	37,454	52,385	52,475	47,724
Depreciation	4,704	199	2,796	5,937	5,172	4,608
Amortization	159,619	5,980	56,660	118,834	110,623	100,606
	221,493	8,310	96,910	177,156	168,270	152,938
Operating income (loss)	49,852	(602)	19,875	61,829	37,165	25,670
Other expenses:
Realized and unrealized loss on derivative instruments	10,601	1,682	5,330	40,624	66,692	48,206
Write-off of deferred financing costs	—	—	—	—	—	6,952
Interest, net	42,655	1,837	9,394	19,139	24,925	54,034
Other	83	—	—	—	—	—
	53,339	3,519	14,724	59,763	91,617	109,192
Income (loss) before income taxes	(3,487)	(4,121)	5,151	2,066	(54,452)	(83,522)
Provision (benefit) for income taxes	2,523	109	1,070	2,188	689	1,804
Net income (loss)	$(6,010)	$(4,230)	$4,081	$(122)	$(55,141)	$(85,326)

		Transition Period
	at December 31,	at December 31,	at June 30,
	2011	2010	2010	2009	2008
	Successor		Predecessor
	(Amounts in thousands)
Balance Sheet Data
Cash and cash equivalents, including restricted cash	$53,530	$51,542	$92,614	$112,720	$31,615
Working capital (deficit)	(47,142)	(4,389)	71,485	96,502	14,334
Total assets	1,332,861	1,319,816	803,564	767,884	610,542
Total debt (current and long-term)	952,718	916,733	844,200	813,384	639,000
Total shareholders’ net capital (deficiency)	289,373	294,990	(153,623)	(153,807)	(95,858)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Summary—Summary Historical Consolidated Financial Data and Operating Data,” “Selected Historical Consolidated Financial Data and Operating Data” and our financial statements, and the related notes to those financial statements, included elsewhere in this prospectus. Those statements in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are not historical in nature should be considered to be forward-looking statements that are inherently uncertain. See “Forward-Looking Statements.” This discussion also involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

Overview

Description of Business

We are engaged in the business of providing security alarm monitoring services: monitoring signals from burglaries, fires, medical alerts, and other events, as well as providing customer service and technical support. Nearly all of our revenues are derived from monthly recurring revenues under security alarm monitoring contracts purchased from independent dealers in our exclusive nationwide network.

Revenues are recognized as the related monitoring services are provided. Other revenues are derived primarily from the provision of third-party contract monitoring services and from field technical repair services. All direct external costs associated with the creation of subscriber accounts are capitalized and amortized over fifteen years using a 220% declining balance method beginning in the month following the date of purchase. Internal costs, including all personnel and related support costs incurred solely in connection with subscriber account acquisitions and transitions, are expensed as incurred.

Account cancellation, or subscriber attrition, has a direct impact on the number of subscribers that we serve and on our financial results, including revenues, operating income and cash flow. A portion of the subscriber base can be expected to cancel its service every year. Subscribers may choose not to renew or terminate their contracts for a variety of reasons, including relocation, cost, switching to a competitor’s service, and service issues. The largest category of canceled accounts relate to subscriber relocation or the inability to contact the subscriber. We define our attrition rate as the number of canceled accounts in a given period divided by the weighted average subscribers for that period. We consider an account canceled when a subscriber terminates in accordance with the terms of the contract or if payment from the subscriber is deemed uncollectible. If a subscriber relocates but continues its service, this is not a cancellation. If the subscriber relocates, discontinues its service and a new subscriber takes over the original subscriber’s service continuing the revenue stream (a “new owner takeover”), this is also not a cancellation. We adjust the number of canceled accounts by excluding those that are contractually guaranteed by our dealers. The typical dealer contract provides that if a subscriber cancels in the first year of its contract, the dealer must either replace the canceled account with a new one or refund the purchase price. To help ensure the dealer’s obligation to us, we hold back a portion of the purchase price for every account purchased, typically 5-10%. In some cases, the amount of the purchase holdback may be less than actual attrition experience.

The table below presents subscriber data for the twelve months ended December 31, 2011, 2010 and 2009:

	Twelve Months Ended December 31,
	2011	2010	2009
Beginning balance of accounts	670,450	621,186	560,652
Accounts purchased	114,691	126,619	134,841
Accounts cancelled(a)	(76,067)	(71,501)	(69,005)
Accounts guaranteed to be refunded by dealer	(8,194)	(5,854)	(5,302)

	Twelve Months Ended December 31,
	2011	2010	2009
Ending balance of accounts	700,880	670,450	621,186
Monthly weighted average accounts	688,774	643,157	589,905
Attrition rate(a)	(11.0)%	(11.1)%	(11.6)%

(a)                                  Net of accounts that are contractually guaranteed to be refunded by the dealer.

We also analyze our attrition by classifying accounts into annual pools based on the year of origination. We then track the number of accounts that cancel as a percentage of the initial number of accounts for each pool for each year subsequent to its origination. Based on the average cancellation rate across the pools, in recent years we have averaged less than 1% attrition within the initial 12-month period after considering the accounts which were replaced or refunded by the dealers at no additional cost to us. Over the next three years of the subscriber account life, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool gradually increases and historically has peaked between the third and fourth years. The peak between the third and fourth years is primarily a result of the buildup of subscribers that moved or no longer had need for the service prior to the third year but did not cancel their service until the end of their three-year contract. After the fourth year, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool declines.

Adjusted EBITDA

We evaluate our operating performance based on several factors, including Adjusted EBITDA, which we define as net income (loss) before interest expense (net of interest income), income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, and other non-cash or non-recurring charges, such as acquisition related professional expenses, write-off of deferred financing costs, and stock-based and other non-cash long-term incentive compensation expense. We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business, including the ability of our business to fund the ongoing acquisition of AMAs, our capital expenditures and to service our debt. In addition, this measure is used by our management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by GAAP, should not be construed as an alternative to net income or loss or operating income and is indicative neither of the results of our operations nor of cash flows available to fund all of our cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by us should not be compared to any similarly titled measures reported by other companies. For a further discussion of the limitations of Adjusted EBITDA, see “Non-GAAP Financial Measures.”

Change in Fiscal Year and Basis of Presentation

On December 17, 2010, Ascent acquired 100% of our outstanding capital stock in the Acquisition. The Acquisition was accounted for as a purchase in accordance with accounting guidance for business combinations, and accordingly has resulted in a new accounting basis that recorded the assets acquired and liabilities assumed at fair value as of the date of the Acquisition. Because of the change in ownership and new basis of accounting, GAAP requires our operating results prior to the date of the Acquisition to be presented as the Predecessor’s results in the historical financial statements. Operating results subsequent to the Acquisition are presented as the Successor’s results with respect to all periods beginning subsequent to December 16, 2010. Although there have been no changes in our business operations due to the Acquisition, the results of operations of the Predecessor are not necessarily directly comparable to those of the Successor due to purchase accounting adjustments.

In connection with the Acquisition, we changed our fiscal year-end to December 31st from June 30th. As a result of the change in our fiscal year and the change in accounting bases in connection with the Acquisition, financial information for calendar year 2010 is presented for the six-month period ending June 30, 2010, which is a pre-acquisition period, and the transition period ended December 31, 2010, which is separated into one pre-acquisition period (July 1, 2010 to December 16, 2010) and one post-acquisition period (December 17, 2010 to December 31, 2010). The financial data for the six months ended June 30, 2010 are unaudited. The financial data for the periods from July 1, 2010 to December 16, 2010 and from December 17, 2010 to December 31, 2010 have been derived from our audited financial statements included elsewhere in this prospectus.

We believe that this split presentation impedes the ability of users of our financial information to understand our financial and operating performance. Consequently, in order to enhance an analysis of our financial and operating results, we have presented our financial and operating results on a combined basis for the full twelve-month period ended December 31, 2010. This combined presentation for the twelve-month period ended December 31, 2010 simply represents the mathematical addition of the pre-acquisition six-month period ended June 30, 2010, the pre-acquisition period from July 1, 2010 to December 16, 2010 and the post-acquisition period from December 17, 2010 to December 31, 2010. It is not intended to represent what our operating results would have been had the Acquisition occurred at the beginning of the period.

Though we believe that the combined presentation is most meaningful, it is not in conformity with GAAP. As such, we have supplemented our historical operating results, as appropriate, with pro forma financial information and have further highlighted in our discussions that follow any significant effects from the Acquisition to facilitate an understanding of a comparison of our operating results from period-to-period.

Results of Operations

Year Ended December 31, 2011 Compared to Twelve Months Ended December 31, 2010

	Successor	Combined	Successor	Predecessor
(amounts in thousands)	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010	15-day period from December 17, 2010 to December 31, 2010	169-day period from July 1, 2010 to December 16, 2010	Six months ended June 30, 2010
		(unaudited)			(unaudited)
Net revenue	$311,898	$281,314	$9,129	$133,432	$138,753
Cost of services	40,553	34,539	1,421	16,647	16,471
Selling, general, and administrative	57,170	66,601	2,131	37,454	27,016
Amortization	159,619	123,046	5,980	56,660	60,406
Depreciation	4,704	6,030	199	2,796	3,035
Interest expense	42,655	20,830	1,837	9,394	9,599
Realized and unrealized loss on derivative financial instruments	10,601	34,628	1,682	5,330	27,616
Income tax expense	2,523	2,298	109	1,070	1,119
Net income (loss)	(6,010)	(6,658)	(4,230)	4,081	(6,509)
Adjusted EBITDA	214,485	193,997	5,577	93,000	95,420

Consolidated pro forma results

As previously discussed, the above table presents our historical operating results separately for the pre-acquisition periods, 169-day period from July 1, 2010 to December 16, 2010 and six months ended June 30, 2010, and post-acquisition period from December 17, 2010 to December 31, 2010. As such, it does not reflect all of the effects of the Acquisition on our operating results for the entire combined twelve-month period ended December 31, 2010. Had the Acquisition occurred on January 1, 2010, our pro forma results for the twelve-month period ended December 31, 2010 would have been as follows:

(amounts in thousands)	Twelve months ended December 31, 2010
(unaudited)
Net revenue	$281,314
Amortization	153,171
Depreciation	5,367
Interest expense	43,645
Net income (loss)	(58,935)

The application of purchase accounting to achieve the foregoing consolidated pro forma results does not change Adjusted EBITDA for the relevant period, which is set forth in the table of our historical operating results above.

Consolidated Historical Results

Net revenue.  Net revenue increased $30.6 million, or 11%, from $281.3 million for the twelve months ended December 31, 2010 to $311.9 million for the twelve months ended December 31, 2011. The increase is primarily attributable to an increase in the number of subscriber accounts from 670,450 as of December 31, 2010 to 700,880 as of December 31, 2011. The monthly average accounts increased 7% as compared to the prior period. In addition, average recurring monthly revenue per subscriber increased from $36.29 as of December 31, 2010 to $37.49 as of December 31, 2011.

Cost of services.  Cost of services increased $6.0 million, or 17%, from $34.5 million for the twelve months ended December 31, 2010 to $40.5 million for the twelve months ended December 31, 2011. The increase is primarily attributable to an increased number of accounts monitored across the cellular network, which result in higher telecommunications costs. Cost of services as a percent of net revenue increased from 12% in 2010 to 13% in 2011.

Selling, general and administrative (SG&A).  SG&A decreased $9.4 million, or 14%, from $66.6 million for the twelve months ended December 31, 2010 to $57.2 million for the twelve months ended December 31, 2011. The decrease is primarily attributable to non-recurring professional fees of $13.3 million related to the Acquisition on December 17, 2010. The decrease was partially offset by increased bad debt expense and a $2.6 million reserve taken in 2011 in connection with an ongoing litigation matter which management views as a non-recurring, non-operating expense. SG&A as a percent of net revenue decreased from 24% in 2010 to 18% in 2011.

Amortization.  Amortization of subscriber accounts and dealer networks increased $36.6 million, or 30%, from $123.0 million for the twelve months ended December 31, 2010 to $159.6 million for the twelve months ended December 31, 2011. The increase in subscriber account amortization is primarily attributable to the step-up in fair value of subscriber accounts resulting from the Acquisition, the change in the Company’s amortization policy, and increased subscriber accounts. Prior to the Acquisition, the Company amortized subscriber accounts using the 10-year 135% declining balance method. Subscriber accounts acquired in the Acquisition are amortized using the 14-year 235% declining balance method. The costs of subscriber accounts acquired subsequent to the acquisition are amortized using the 15-year 220% declining balance method, beginning in the month following the date of purchase. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. The increase in amortization is also attributable to increased amortization of dealer networks, which was established in connection with the Acquisition. Amortization of dealer networks was $10.0 million in 2011 as compared to $0.4 million in 2010.

Interest Expense.  Interest expense increased $21.8 million from $20.8 million for the twelve months ended December 31, 2010 to $42.6 million for the twelve months ended December 31, 2011. The increase is primarily attributable to an increase in the amortization of debt discount established in connection with the Acquisition as well as increased debt as compared to the prior year. Amortization of debt discount was $17.0 million and $0.8 million for the twelve months ended December 31, 2011 and 2010, respectively.

Realized and unrealized loss on derivative instruments.  Realized and unrealized loss on derivative financial instruments decreased $24.0 million, or 69%, from $34.6 million for the twelve months ended December 31, 2010 to $10.6 million for the twelve months ended December 31, 2011. The decrease is primarily attributable to the recognition of an unrealized gain on the derivative financial instruments of $28.0 million in 2011 as compared to $3.2 million in 2010 (of which a $7.3 million loss was recorded for the six months ended June 30, 2010 and a $10.5 million gain was recorded for the six months ended December 31, 2010).

Income tax expense.  Income tax expense increased $0.2 million, or 10%, from $2.3 million for the twelve months ended December 31, 2010 to $2.5 million for the twelve months ended December 31, 2011. As the company is in a net loss position, income tax expense is primarily attributable to the Texas margin tax.

Adjusted EBITDA.  The following table provides a reconciliation of total Adjusted EBITDA to net income (loss) before income taxes:

			15-day period	169-day
(amounts in thousands)	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010	from December 17, 2010 to December 31, 2010	period from July 1, 2010 to December 16, 2010	Six months ended June 30, 2010
	Successor	Combined	Successor	Predecessor
		(unaudited)			(unaudited)
Adjusted EBITDA	$214,485	$193,997	$5,577	$93,000	$95,420
Amortization	(159,619)	(123,046)	(5,980)	(56,660)	(60,406)
Depreciation	(4,704)	(6,030)	(199)	(2,796)	(3,035)
Stock-based compensation	(393)	(548)	—	(394)	(154)
Realized and unrealized loss on derivative financial instruments	(10,601)	(34,628)	(1,682)	(5,330)	(27,616)
Acquisition related professional expenses	—	(13,275)	—	(13,275)	—
Interest expense	(42,655)	(20,830)	(1,837)	(9,394)	(9,599)
Income tax expense	(2,523)	(2,298)	(109)	(1,070)	(1,119)
Net income (loss)	$(6,010)	$(6,658)	$(4,230)	$4,081	$(6,509)

Adjusted EBITDA increased $20.5 million, or 11%, from $194.0 million for the twelve months ended December 31, 2010 to $214.5 million for the twelve months ended December 31, 2011. The increase is primarily attributable to increased net revenues driven by increased number of subscriber accounts and recurring monthly revenue as compared to the respective prior year period.

Year Ended June 30, 2010 Compared to Year Ended June 30, 2009

(amounts in thousands)	Year ended June 30, 2010	Year ended June 30, 2009
Net revenue	$271,951	$234,432
Cost of services	32,966	28,997
Selling, general, and administrative	52,385	52,475
Amortization	118,834	110,623
Depreciation	5,937	5,172
Interest expense	19,139	24,925
Realized and unrealized loss on derivative financial instruments	40,624	66,692
Income tax expense	2,188	689
Net loss	(122)	(55,141)
Adjusted EBITDA	186,906	153,260

Consolidated Historical Results

Net revenue.  Net revenue increased $37.5 million, or 16%, from $234.4 million for the twelve months ended June 30, 2009 to $271.9 million for the twelve months ended June 30, 2010. The increase is primarily attributable to an increase in the number of subscriber accounts from 587,957 as of June 30, 2009 to 645,874 as of June 30, 2010. The monthly average accounts increased 11% as compared to the prior period. In addition, average recurring monthly revenue per subscriber increased from $34.57 as of June 30, 2009 to $35.67 as of June 30, 2010.

Cost of services.  Cost of services increased $4.0 million, or 14%, from $29.0 million for the twelve months ended June 30, 2009 to $33.0 million for the twelve months ended June 30, 2010. The increase is primarily attributable to an increased number of accounts monitored across the cellular network, which result in higher telecommunications costs. In addition, payroll costs increased proportionate to the increase in net revenue. Cost of services as a percent of net revenue remained consistent at approximately 12% in 2010 and 2009.

Selling, general and administrative (SG&A).  SG&A decreased $0.1 million from $52.5 million for the twelve months ended June 30, 2009 to $52.4 million for the twelve months ended June 30, 2010. SG&A as a percent of net revenue decreased from 22% in 2009 to 19% in 2010 as a result of growth in net revenue while SG&A remained relatively flat year over year.

Amortization.  Amortization of subscriber accounts and dealer networks increased $8.2 million, or 7%, from $110.6 million for the twelve months ended June 30, 2009 to $118.8 million for the twelve months ended June 30, 2010. The increase is primarily attributable to growth in subscriber accounts as compared to the respective prior year period.

Interest Expense.  Interest expense decreased $5.8 million, or 23%, from $24.9 million for the twelve months ended June 30, 2009 to $19.1 million for the twelve months ended June 30, 2010. The decrease is primarily attributable to a decrease in the average 1-month LIBOR rates, on which the securitization indebtedness is based, as compared to the prior year.

Realized and unrealized loss on derivative instruments.  Realized and unrealized loss on derivative financial instruments decreased $26.1 million, or 39%, from $66.7 million for the twelve months ended June 30, 2009 to $40.6 million for the twelve months ended June 30, 2010. The decrease is attributable to a decrease in unrealized loss on the derivative financial instruments of $35.3 million. Unrealized loss on derivative financial instruments was $37.5 million for the twelve months ended June 30, 2009 as compared to $2.2 million for the twelve months ended June 30, 2010. This decrease was partially offset by increased settlement payments of $9.2 million as compared to the respective prior year.

Income tax expense.  Income tax expense increased $1.5 million from $0.7 million for the twelve months ended June 30, 2009 to $2.2 million for the twelve months ended June 30, 2010. As the company is in a net loss position, income tax expense is primarily attributable to the Texas margin tax.

Adjusted EBITDA.  The following table provides a reconciliation of total Adjusted EBITDA to net income (loss) before income taxes:

(amounts in thousands)	Year ended June 30, 2010	Year ended June 30, 2009
Adjusted EBITDA	$186,906	$153,260
Amortization	(118,834)	(110,623)
Depreciation	(5,937)	(5,172)
Stock-based compensation	(306)	(300)
Realized and unrealized loss on derivative financial instruments	(40,624)	(66,692)
Interest expense	(19,139)	(24,925)
Income tax expense	(2,188)	(689)
Net loss	$122	$55,141

Adjusted EBITDA increased $33.6 million, or 22%, from $153.3 million for the twelve months ended June 30, 2009 to $186.9 million for the twelve months ended June 30, 2010. The increase is primarily attributable to increased net revenues driven by increased number of subscriber accounts and recurring monthly revenue as compared to the respective prior year period.

Liquidity and Capital Resources

At December 31, 2011, we had $2.1 million of cash and cash equivalents, and $23.4 million of current restricted cash. The restrictions on this cash were required by the terms of our securitization indebtedness and ceased to apply upon the completion of the refinancing. Our cash is available to us for servicing our debt obligations and funding our operations.

Another source of funds is our cash flows from operating activities. During the year ended December 31, 2011, and twelve months ended June 30, 2010 and 2009, our cash flow from operating activities was $149.7 million, $130.1 million and $95.2 million, respectively. The primary driver of our cash flow from operating activities is Adjusted EBITDA. Fluctuations in our Adjusted EBITDA are discussed in “Results of Operations” above. In addition, our cash flow from operating activities may be significantly impacted by changes in working capital.

During the year ended December 31, 2011, and twelve months ended June 30, 2010 and 2009, we used cash of $162.7 million, $177.0 million and $181.6 million, respectively, to fund purchases of subscriber accounts. In addition, during the year ended December 31, 2011, and twelve months ended June 30, 2010 and 2009, we used cash of $4.0 million, $4.0 million and $6.8 million, respectively, to fund our capital expenditures.

As part of the Acquisition, we entered into our previous senior secured credit facility with the lenders party thereto and Bank of America, N.A., as administrative agent. The previous senior secured credit facility provided a $60 million term loan and a $115 million revolving credit facility (under which we had borrowed $65.3 million as of December 31, 2011). The term loan would have matured on June 30, 2012, and required principal installments of $20 million on the first day of business on or after December 31, 2011 (which has been paid) and March 31, 2012 (which was not required due to the completion of the refinancing before that date). The revolving credit facility would have matured on December 17, 2013. The previous senior secured credit facility included certain financial and nonfinancial covenants such as maximum leverage ratios and minimum fixed charge coverage ratios, and beginning June 30, 2012 would have become subject to a recurring monthly revenue leverage ratio. Ascent had guaranteed $30 million of the aggregate principal amount of the term loan outstanding under the previous senior secured credit facility. Upon the completion of the refinancing, the previous senior secured credit facility was terminated, and we entered into the senior secured credit facility which provides for $550 million term loans and up to $150 million under the revolving credit facility. The new term loans were used to repay a portion of the securitization indebtedness described below.  The entire amount of the new revolving credit facility was available for future draw-downs upon the closing of the refinance. The new term loans have a six-year maturity, and the new revolving credit facility has a five-year maturity. The senior secured credit facility contains financial and nonfinancial covenants. See “Description of Other Indebtedness—Senior Secured Credit Facility.” No portion of the senior secured credit facility is guaranteed by Ascent.

In considering our liquidity requirements for 2012, we evaluated our known future commitments and obligations. We will require the availability of funds to finance our strategy to grow through subscriber account purchases. In addition, additional cash will be needed to meet our debt service obligations on our long-term debt and capital expenditures. We have considered the borrowing capacity of our senior secured credit facility, under which we can borrow up to $150 million as of the completion of the refinancing. Based on this analysis, we expect that cash on hand, cash flow generated from operations and borrowings under our revolving credit arrangements will provide sufficient liquidity, given our anticipated current and future requirements.

Our long-term debt at December 31, 2011 includes the principal balance of $838 million under the securitization indebtedness. The Class A-1 term notes issued under the securitization in the aggregate outstanding principal amount of $450 million were due in full on July 15, 2027; all other notes issued under the securitization, including the variable funding notes described below, were due on July 15, 2037. Under the terms of the securitization certain payments were made by “Funding,” a subsidiary of our company that was the issuer of the securitization indebtedness, which held approximately 616,000 of our subscriber accounts as of December 31, 2011, to another subsidiary of our company for monitoring and servicing the subscriber accounts owned by Funding, at an effective rate of $12.00 per active subscriber account plus certain reimbursements. These servicing fees were distributable to us under specified circumstances; however, under the terms of the securitization indebtedness, effective July 2012, the amount of these servicing fees would have decreased substantially, which would have substantially reduced or eliminated the excess cash that had been available for distribution to us. In addition, if we had not repaid or refinanced the securitization indebtedness by July 2012, contingent additional interest would have begun to accrue at the rate of 5% per annum (including 0.5% of fees) on the Variable Funding Notes (“VFNs”), which had an aggregate principal balance of $288 million as of December 31, 2011. Contingent additional interest on $550 million notional amount of swaps relating to the term notes under the securitization would also have begun to accrue at the rate of 5% per annum (including 0.5% of fees) beginning July 2012, if such swaps were then outstanding. Upon the completion of the refinancing, we used the proceeds of the new term loan and the offering of the notes, together with cash on hand, to repay the securitization indebtedness in full, to settle the related swap arrangements, and to terminate the securitization indebtedness and such related swap arrangements.  As a result, we have access to all of the cash flow generated by our portfolio of alarm monitoring agreements, the use of which is subject only to the covenants contained in the senior secured credit facility and the notes. See “Description of Other Indebtedness—Senior Secured Credit Facility” and “Description of Notes.”

We may seek external equity or debt financing in the event of any new investment opportunities, additional capital expenditures or our operations requiring additional funds, but there can be no assurance that we will be able to obtain equity or debt financing on terms that would be acceptable to us or at all. In addition, our incurrence of additional debt financing will be subject to compliance with the covenants contained in the senior secured credit facility and the notes. Our ability to seek additional sources of funding also depends on our future financial position and results of operations, which are subject to general conditions in or affecting our industry and our customers and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control.

Contractual Obligations

Information concerning the amount and timing of required payments under our contractual obligations at December 31, 2011 is summarized below (in thousands):

	Payments Due by Period
	Less than 1 Year	1-3 Years	3-5 Years	After 5 Years	Total
Operating leases	$1,837	3,627	675	—	6,139
Long-term debt	60,000	65,300	—	838,000	963,300
Other	12,286	30	151	1,110	13,577
Total contractual obligations	$74,123	68,957	826	839,110	983,016

We have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

Critical Accounting Policies and Estimates

Valuation of Subscriber Accounts.  Subscriber accounts, which totaled $838.4 million at December 31, 2011, relate to the cost of acquiring portfolios of monitoring service contracts from independent dealers. The subscriber accounts acquired in the Acquisition were recorded at fair value under the acquisition method of accounting. Subscriber accounts purchased subsequent to the acquisition are recorded at cost. All direct external costs associated with the creation of subscriber accounts are capitalized. Internal costs, including all personnel and related support costs, incurred solely in connection with subscriber account acquisitions and transitions are expensed as incurred.

The costs of subscriber accounts acquired in the Acquisition are amortized using the 14-year 235% declining balance method. The costs of subscriber accounts acquired subsequent to the Acquisition are amortized using the 15-year 220% declining balance method, beginning in the month following the date of purchase. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. The realizable value and remaining useful lives of these assets could be impacted by changes in subscriber attrition rates, which could have an adverse effect on our earnings.

We review the subscriber accounts for impairment or a change in amortization period whenever events or changes indicate that the carrying amount of the asset may not be recoverable or the life should be shortened. For purposes of recognition and measurement of an impairment loss, we view subscriber accounts as a single pool because of the assets’ homogeneous characteristics, and because the pool of subscriber accounts is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. This treatment results from the due diligence program that we have implemented in which a contract must meet certain purchase criteria before we purchase the account. All of our customers contract for essentially the same service and we are consistent in providing that service regardless of the customers’ locations. If we determine that an impairment has occurred, we write the subscriber accounts down to their fair value.

Valuation of Long-lived Assets and Amortizable Other Intangible Assets.  We perform impairment tests for our long-lived assets if an event or circumstance indicates that the carrying amount of our long-lived assets may not be recoverable. In response to changes in industry and market conditions, we may also strategically realign our resources and consider restructuring, disposing of, or otherwise exiting businesses. Such activities could result in impairment of our long-lived assets or other intangible assets. We are subject to the possibility of impairment of long-lived assets arising in the ordinary course of business. We regularly consider the likelihood of impairment and may recognize impairment if the carrying amount of a long-lived asset or intangible asset is not recoverable from its undiscounted cash flows in accordance with the Property, Plant and Equipment Topic of the FASB ASC. Impairment is measured as the difference between the carrying amount and the fair value of the asset. We use both the income approach and market approach to estimate fair value. Our estimates of fair value are subject to a high degree of judgment since they include a long-term forecast of future operations. Accordingly, any value ultimately derived from our long-lived assets may differ from our estimate of fair value.

Valuation of Trade Receivables.  We must make estimates of the collectability of our trade receivables. We perform extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and require no collateral on the accounts that are acquired. We establish an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical loss experience, recoveries and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses. Our trade receivables balance was $11.0 million, net of allowance for doubtful accounts of $1.8 million, as of December 31, 2011. As of December 31, 2010, our trade receivables balance was $11.1 million, net of allowance for doubtful accounts of $0.3 million.

Valuation of Deferred Tax Assets.  In accordance with the Income Taxes Topic of the FASB ASC, we review the nature of each component of our deferred income taxes for the ability to realize the future tax benefits. As part of this review, we rely on the objective evidence of our current performance and the subjective evidence of estimates of our forecast of future operations. Our estimates of realizability are subject to a high degree of judgment since they include such forecasts of future operations. After consideration of all available positive and negative evidence and estimates, we have determined that it is more likely than not that we will not realize the tax benefits associated with our United States deferred tax assets and certain foreign deferred tax assets, and as such, we have a valuation allowance which totaled $4.4 million and $15.2 million as of December 31, 2011 and 2010, respectively.

Valuation of Goodwill.  As of December 31, 2011, we had goodwill of $349.2 million. This goodwill was recorded in connection with the Acquisition in the fourth quarter of 2010. We are required to test goodwill annually for impairment and record an impairment charge if the carrying amount exceeds the fair value. Recoverability of goodwill for the reporting unit is measured using a discounted cash flow model incorporating discount rates commensurate with the risks involved, which is classified as a Level 3 measurement under FASB ASC Topic 820, Fair Value Measurements and Disclosures. The key assumptions used in the discounted cash flow valuation model include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates, growth rates and cash flow projections are the most sensitive and susceptible to change as they require significant management judgment.

We perform our annual goodwill impairment analysis during the fourth quarter of each fiscal year. In the event that we are not able to achieve expected cash flow levels, or other factors indicate that goodwill is impaired, we may need to write off all or part of our goodwill, which would adversely impact our operating results and financial position.

Quantitative And Qualitative Disclosures About Market Risk

Interest Rate Risk.  As of December 31, 2011, we have variable interest rate debt with principal amounts of $963.3 million. As a result, we have exposure to changes in interest rates related to these debt obligations. We use derivative financial instruments to manage the exposure related to the movement in interest rates. As of December 31, 2011, we have a derivative financial instrument liability of approximately $36.3 million, which represented the derivative’s fair value at that date. The derivatives are not designated as hedges and were entered into with the intention of reducing the risk associated with variable interest rates on the debt obligations. We do not use derivative financial instruments for trading purposes.

Upon completion of the refinancing, our variable interest rate debt consisted of the $550 million of term loans under the senior secured credit facility.  To reduce our interest rate risk associated with the variable interest rates under the term loans, we concurrently entered into a swap arrangement that effectively converted our term loans into fixed rate instruments.

Tabular Presentation of Interest Rate Risk.  The table below provides information about our debt obligations and derivative financial instruments, as of December 31, 2011, that are sensitive to changes in interest rates. Interest rate swaps are presented at fair value and by maturity date. Debt amounts represent principal payments by maturity date.

Year of Maturity	Swaps(a)	Variable Rate Debt	Total
	Amounts in thousands
2012	$16,959	$60,000	$76,959
2013	—	—	—
2014	19,320	65,300	84,620
2015	—	—	—
2016	—	—	—
Thereafter	—	838,000	838,000
Total	$36,279	$963,300	$999,579
Fair Value	$36,279	$952,718	$988,997

BUSINESS

Overview

We are engaged in the business of providing security alarm monitoring services. We monitor signals from burglaries, fires, medical alerts, and other events, as well as provide customer service and technical support. With over 700,000 subscribers under contract, we are the third largest alarm monitoring company in the United States based on the number of subscribers under contract. With subscribers in all 50 states, the District of Columbia, Puerto Rico, and Canada, we provide a wide range of mainly residential security services including hands-free two-way interactive voice communication with the monitoring center, cellular options, and an interactive service option which allows the customer to control their security system remotely using a computer or smart phone. We were incorporated in 1994 and are headquartered in Dallas, Texas.

Operations

Unlike many of our national competitors, we outsource the sales, installation and field service functions to our select nationwide network of independent dealers. By outsourcing the low margin, high fixed-cost elements of our business to an expansive network of entrepreneurial dealers, we are able to allocate capital to growing our revenue generating account base rather than to overhead, regional offices or depreciating hard assets.

•                  Operating Stability. We have consistently grown revenues and Adjusted EBITDA and increased account credit quality through two major recessions.

•                  Reduced Business Risk. Because of our low fixed costs, we have the operational flexibility to adapt to market conditions without a major negative impact on our margins and cash flow.

•                  Operating Leverage. Incremental revenue falls disproportionately to cash flow due to the minimal incremental costs of servicing additional subscribers, which we refer to as our flow-through margin.

•                  Managed Growth. Dealer network can be expanded or contracted and subscriber growth can be accelerated or reduced as conditions warrant with little marginal cost.

•                  Flexibility. The dealer network enables us to easily enter or exit new geographic markets without the fixed overhead, capital, management or time required to establish a local office.

•                  Scalability. Because our monitoring facility and operating systems were recently expanded and upgraded, we can expand our existing subscriber base significantly without material capital expenditures.

During 2011, we purchased alarm monitoring contracts from more than 375 dealers. We generally enter into alarm monitoring purchase agreements with dealers only after a thorough review of the dealer’s qualifications, licensing and financial situation. Once a dealer has qualified, we generally obtain rights of first refusal to purchase all accounts sold by that dealer for a period of three years.

We pay dealers a purchase multiple of recurring monthly revenue (“RMR”) adjusted for underlying credit quality and several other factors. Purchase multiples in 2011 were approximately 34.0x RMR and new accounts generated on average approximately $43.00 of monthly fees, or $516 in annual revenue, in each case, per subscriber. Our high flow-through margins result in the generation of strong incremental Adjusted EBITDA margins from new account growth. With an average life of 8 years and strong incremental cash flows, accounts provide a strong return on investment.

Revenue is generated primarily from fees charged to customers under alarm monitoring contracts. The initial contract term is typically three years, with automatic renewal on a month-to-month basis. We generate incremental revenue from retail customers by providing additional services, such as maintenance. We also generate revenue from fees charged to other security alarm companies for monitoring their accounts on a wholesale basis.

Our authorized independent dealers are typically single location businesses that sell and install alarm systems. These dealers focus on the sale and installation of security systems and generally do not retain the monitoring contracts for their customers and do not have their own facilities to monitor such systems due to the large upfront investment required to create the account and build a monitoring station. They also do not have the scale required to operate a monitoring station efficiently. These dealers typically sell the contracts to companies who have monitoring stations and outsource the monitoring function for any accounts they retain. We have the ability to monitor signals from nearly all types of residential security systems. We generally enter into exclusive contracts with dealers under which the dealers sell and install security systems and we have a right of first refusal to purchase the associated alarm monitoring contracts. We seek to attract dealers from throughout the U.S. rather than focusing on specific local or regional markets in order to maximize revenues. In evaluating the quality of potential participants for our dealer program, we conduct an internal due diligence review and analysis of each dealer using information obtained from third party sources. This process includes:

•                  lien searches and background checks on the dealer; and

•                  a review of the dealer’s licensing status and creditworthiness.

Once a dealer is approved and signed as one of our authorized dealers, the primary steps in creating an account are as follows:

1.                                       Dealer sells an alarm system to a homeowner or small business.

2.                                       Dealer installs the alarm system, which is monitored by our central monitoring center, trains the customer on its use, and receives a signed three to five year contract for monitoring services.

3.                                       Dealer presents the account to us for purchase.

4.                                       We perform diligence on the alarm monitoring account to validate quality.

5.                                       We acquire the customer contract at a formula-based price.

6.                                       Customer becomes our account.

7.             All future billing and customer service is conducted through us.

We believe our ability to maximize our return on invested capital is largely dependent on the quality of the accounts purchased. We conduct a review of each account to be purchased from the dealer. This process typically includes:

•                 Subscriber credit score reviews;

•                 Telephone surveys to confirm satisfaction with the installation and security systems;

•                 An individual review of each alarm monitoring contract;

•                 Confirmation that the customer is a homeowner; and

•                 Confirmation that each security system has been programmed to our central monitoring station prior to purchase

In addition, a telephone satisfaction survey is typically completed on 85% of accounts prior to purchase.

We generally pay our dealers a purchase price for each new customer account based on a multiple of the account’s monthly recurring revenue. The dealer contract generally provides that, if a customer account we acquire is terminated within the first 12 months, the dealer must replace the account or refund the purchase price we paid. To secure the dealer’s obligation, we typically hold back a percentage of the purchase price for a 12 month period.

We believe that this process, which includes both clearly defined customer account standards and a consistently applied due diligence process, contributes significantly to the high quality of our subscriber base. For each of the last seven calendar years, the average credit score of accounts we purchased was in excess of 700 on the FICO scale.

Approximately 94% of our subscribers are residential homeowners and the remainder are small commercial accounts. We believe by focusing on residential homeowners rather than renters we can reduce attrition, because homeowners relocate less frequently than renters.

We provide monitoring services as well as billing and 24-hour telephone support through our central monitoring station, located in Dallas, Texas. This facility is Underwriters Laboratories (“UL”) listed. To obtain and maintain a UL listing, an alarm monitoring center must be located in a building meeting UL’s structural requirements, have back-up and uninterruptable power supplies, have secure telephone lines and maintain redundant computer systems. UL conducts periodic reviews of alarm monitoring centers to ensure compliance with their requirements. Our central monitoring station in Dallas has also received the Central Station Alarm Association’s (“CSAA”) prestigious Five Diamond Certification. According to the CSAA, only approximately 4% of all central monitoring stations in the U.S. have attained Five Diamond Certified status. We also have a back-up facility located in McKinney, Texas that is capable of supporting monitoring, billing and customer service operations in the event of a disruption at our primary monitoring center. A call center in Mexico provides telephone support for Spanish speaking subscribers.

Our telephone systems utilize high-capacity, high-quality, digital circuits backed up by conventional telephone lines. When an alarm signal is received at the monitoring facility, it is routed to an operator. At the same time, information concerning the subscriber whose alarm has been activated and the nature and location of the alarm signal are delivered to the operator’s computer terminal. The operator is then responsible for following standard procedures to contact the subscriber or take other appropriate action, including, if the situation requires, contacting local emergency service providers. We never dispatch our own personnel to the subscriber’s premises. If a subscriber lives in an area where the emergency service provider will not respond without verification of an actual emergency, we contract with an independent third party responder if available in that area.

We seek to increase subscriber satisfaction and retention by carefully managing customer and technical service. The customer service center handles all general inquiries from subscribers, including those related to subscriber information changes, basic alarm troubleshooting, alarm verification, technical service requests and requests to enhance existing services. We have a proprietary centralized information system that enables us to satisfy over 85% of subscriber technical inquiries over the telephone, without dispatching a service technician. If the customer requires field service, we rely on a nationwide network of over 550 service dealers to provide such service on a time and materials basis. We closely monitor service dealer performance with customer satisfaction forms, follow-up quality assurance calls and other performance metrics.

We also provide central station monitoring services on a wholesale basis for other independent alarm companies that do not have the capability to monitor systems for their customers.

Sales and Marketing

General

We believe our nationwide network of authorized dealers is the most effective way to market alarm systems. Locally-based dealers are often an integral part of the communities they serve and understand the local market and how best to satisfy local needs. By combining the dealer’s local presence and reputation with our high quality service and support, we are able to cost-effectively provide local services and take advantage of economies of scale where appropriate.

Agreements with dealers provide for the purchase of the dealer’s subscriber accounts on an ongoing basis. The dealers install the alarm system and arrange for subscribers to enter into a multi-year alarm monitoring agreement in a form acceptable to us. The dealer then submits this monitoring agreement for our due diligence review and purchase.

Dealer Network Development

We remain focused on expanding our network of independent authorized dealers. To do so, we have established a dealer program that provides participating dealers with a variety of support services to assist them as they grow their businesses. Authorized dealers may use the Monitronics authorized dealer name in their sales and marketing activities and on the products they sell and install. Our authorized dealers benefit from their affiliation with us and our national reputation for high customer satisfaction, as well as the support we provide. Authorized dealers benefit by generating operating capital and profits from the sale of their accounts to us. We also provide authorized dealers with the opportunity to obtain discounts on alarm systems and other equipment purchased by such dealers from original equipment manufacturers, including alarm systems labeled with the Monitronics logo. We also make available sales, business and technical training, sales literature, co-branded marketing materials, sales leads and management support to our authorized dealers. In most cases these services and cost savings would not be available to security alarm dealers on an individual basis.

Currently, we employ sales representatives to promote our authorized dealer program, find account acquisition opportunities and sell our monitoring services. We target independent alarm dealers across the U.S. that can benefit from our dealer program services and can generate high quality monitoring customers. We use a variety of marketing techniques to promote the dealer program and related services. These activities include direct mail, trade magazine advertising, trade shows, internet web site marketing, publicity and telemarketing.

Dealer Marketing Support

We offer our authorized dealers an extensive marketing support program. We focus on developing professionally designed sales and marketing materials that will help dealers market alarm systems and monitoring services with maximum effectiveness. Materials offered to authorized dealers include:

•                 sales brochures and flyers;

•                 yard signs;

•                  window decals;

•                  customer forms and agreements;

•                  sales presentation binders;

•                  door hangers;

•                  lead boxes;

•                  vehicle graphics;

•                  trade show booths; and

•                  clothing bearing the Monitronics authorized dealer brand name.

These materials are made available to dealers at prices that our management believes would not be available to dealers on an individual basis.

Our sales materials promote both the Monitronics brand and the dealer’s status as one of our authorized dealers. Dealers often sell and install alarm systems which display the Monitronics logo and telephone number, which further strengthens consumer recognition of their status as one of our authorized dealers. Our management believes that the dealers’ use of the Monitronics brand to promote their affiliation with one of the nation’s largest alarm monitoring companies boosts the dealers’ credibility and reputation in their local markets and also assists in supporting their sales success.

Customer Integration and Marketing

The customer’s awareness and identification of the Monitronics brand as the monitoring service provider is further supported by the distribution of Monitronics-branded materials by the dealer to the customer at the point of sale. Such materials may include Monitronics yard signs, brochures, instruction cards, and other promotional items. Our dealers typically introduce customers to our services in the home when describing our central monitoring station.

Following the purchase of a monitoring agreement from a dealer, the customer is sent a brochure notifying them that we have assumed responsibility for all their monitoring and customer service needs. All materials focus on the Monitronics brand and our role as the single source of support for the customer.

Negotiated Account Acquisitions

In addition to the development of our dealer network, we occasionally acquire alarm monitoring accounts from other alarm companies in bulk on a negotiated basis. Our management has extensive experience in identifying potential opportunities, negotiating account acquisitions and performing thorough due diligence, which helps facilitate execution of new acquisitions in a timely manner.

Strategy

Our goal is to maximize return on invested capital, which we believe can be achieved by pursuing the following strategies:

Maximize Subscriber Retention

We seek to maximize subscriber retention by continuing to acquire high quality accounts and to increase the average life of an account through the following initiatives:

•                  Maintain the high quality of our subscriber base by continuing to implement our highly disciplined account acquisition program;

•                  Continue to incentivize our dealers to sell us only high-quality accounts through quality incentives built into the purchase price and by having a performance guarantee on substantially all dealer accounts;

•                  Provide superior customer service on the telephone and in the field; and

•                  Actively identify subscribers who are relocating, believed by management to be the number one reason for account cancellations, and target retention of such subscribers.

Maximize Economics of Business Model

Due to the scalability of our operations and the low fixed and variable costs inherent in our cost structure, we believe our Adjusted EBITDA margins may increase as these costs are spread over larger recurring revenue streams. We believe our cash flows may also benefit from our continued efforts to increase subscriber retention rates and reduce response times, call duration and false alarms.

Expand Our Network of Dealers

We plan to continue to expand our dealer network by targeting dealers that can benefit from our dealer program services and that can generate high quality subscribers for us. We believe we are an attractive partner for dealers for the following reasons:

•                  We provide our dealers with a full range of services designed to assist them in all aspects of their business, including sales leads, sales training, technical training, comprehensive on-line account access, detailed weekly account summaries, sales support materials and discounts on security system hardware purchased through our strategic alliances with security system manufacturers;

•                  Individual dealers retain local name recognition and responsibility for day-to-day sales and installation efforts, thereby supporting the entrepreneurial culture at the dealer level and allowing us to capitalize on the considerable local market knowledge, goodwill and name recognition of our dealers; and

•                  We are a reliable purchaser of accounts at competitive rates.

Industry; Competition

Large and Stable Industry

The North American electronic security segment of the security industry, in which we primarily compete, is estimated to be an approximately $18 billion market.

The industry has an established track record of growth throughout economic cycles, having achieved consistent positive growth throughout several recessionary periods. Even with this history of sustained growth, less than 20% of U.S. households were projected to own a monitored security system as of December 2011.

The growth trend is expected to continue due in part to the evolution and advancement of industry products and services. Subscriber monitoring packages today often include a set of products and services that extend beyond traditional home security. Today, interactive services which let you interact with your alarm system remotely can be coupled with basic home automation functionality. Security dealers have been able to market additional services, contributing to increases in the average revenue that companies are able to generate from a typical subscriber.

Competition

The security alarm industry is highly competitive and fragmented. Our competitors include four other major firms with nationwide coverage and numerous smaller providers with regional or local coverage. The four other security alarm companies with coverage across the United States are as follows:

•                  ADT Security Services, Inc., a subsidiary of Tyco International, Ltd (“ADT”);

•                  Protection One, Inc.;

•                  Stanley Security Solutions, a subsidiary of The Stanley Works; and

•                  Vivint, Inc.

Over the last decade the security alarm industry has remained highly competitive and fragmented without any material change to market concentration. Competition in the security alarm industry is based primarily on reputation for quality of service, market visibility, services offered, price and the ability to identify subscriber accounts. We believe we compete effectively with other national, regional and local alarm monitoring companies due to our reputation for reliable monitoring, customer and technical services, the quality of services, our low cost structure and our strong dealer network. The dynamics of the security alarm industry often favor larger alarm monitoring companies with a nationwide focus that have greater capital and benefit from economies of scale in technology, advertising and other expenditures. Some of these larger alarm monitoring companies have also adopted, in whole or in part, a dealer program similar to ours. In these instances, we must also compete with these programs in recruiting dealers. We believe we compete effectively with other dealer programs due to our competitive account purchase terms and the quality of our dealer support services. The alarm monitoring companies that compete with us for alarm system dealers in this manner include ADT, which is significantly larger and has more capital.

Seasonality

Our operations are subject to a certain level of seasonality. Since more household moves take place during the second and third calendar quarters of each year, our disconnect rate and expenses related to retaining customers are typically higher in those calendar quarters than in the first and fourth quarters. There is also a slight seasonal effect resulting in higher new customer volume and related cash expenditures incurred in investment in new subscribers in the second and third quarters.

Regulatory Matters

Our operations are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities. In certain jurisdictions, we are required to obtain licenses or permits, to comply with standards governing employee selection and training and to meet certain standards in the conduct of our business. The security industry is also subject to requirements imposed by various insurance, approval, listing and standards organizations. Depending upon the type of subscriber served, the type of security service provided and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

Although local governments routinely respond to panic and smoke/fire alarms, there are an increasing number of local governmental authorities that have adopted or are considering various measures aimed at reducing the number of false burglar alarms. Such measures include:

•                  subjecting alarm monitoring companies to fines or penalties for false alarms;

•                  imposing fines on alarm subscribers for false alarms;

•                  imposing limitations on the number of times the police will respond to false alarms at a particular location;

•                  requiring additional verification of intrusion alarms by calling two different phone numbers prior to dispatch (“Enhanced Call Verification”); and

•                  requiring visual verification of an actual emergency at the premise before the police will respond to an alarm signal.

We have implemented Enhanced Call Verification as standard policy.

Our alarm monitoring business utilizes telephone lines, internet connections, cellular networks and radio frequencies to transmit alarm signals. The cost of telephone lines, and the type of equipment which may be used in telephone line transmission, are currently regulated by both federal and state governments. The operation and utilization of cellular and radio frequencies are regulated by the Federal Communications Commission and state public utility commissions.

Facilities

We lease approximately 110,000 square feet in Dallas, Texas to house our executive offices, monitoring center, sales and marketing and data retention functions. Approximately 98,000 square feet of the 110,000 square feet is under an eleven-year lease expiring May 31, 2015 and 12,000 square feet is under a seven-year lease expiring January 31, 2015. We also lease approximately 13,000 square feet for the McKinney, Texas back-up monitoring facility.

Employees

At December 31, 2011, we and our subsidiaries had approximately 685 full-time employees and an additional 33 employees that are employed on a part-time or freelance basis, all of which are located in the United States.

Intellectual Property

We have a registered service mark for the Monitronics name and a service mark for the Monitronics logo. We own certain proprietary software applications that are used to provide services to our dealers and subscribers. We do not hold any patent rights on our proprietary software applications.

Legal Proceedings

From time to time, we are involved in litigation and similar claims incidental to the conduct of our business. In the opinion of management, the nature and disposition of these matters are considered routine and arising in the ordinary course of business. See footnote (11) to our consolidated financial statements for the year ended December 31, 2011, included herein.

MANAGEMENT AND CORPORATE GOVERNANCE

The following table sets forth, as of the date of this prospectus, certain information regarding our directors and senior officers.

Name	Age	Position
Michael R. Haislip	60	President and Chief Executive Officer
Michael R. Meyers	55	Senior Vice President and Chief Financial Officer
Kelly Habbas	39	Vice President and Chief Information Officer
John Mejia	42	Vice President of Customer Care
Bruce Mungiguerra	45	Vice President of Sales and Dealer Development
Robert N. Sherman	65	Vice President of Operations
William R. Fitzgerald	54	Director and Chairman of the Board
William E. Niles	49	Director and Executive Vice President and Secretary

Michael R. Haislip.  Michael R. Haislip is our President and Chief Executive Officer, and an Executive Vice President of Ascent. Mr. Haislip joined our company as Vice President and Chief Operating Officer in May 2005. Mr. Haislip has more than thirty-one years of executive management experience in the telecommunications industry. From 2003 to 2005, he served as Senior Vice President at Charter Communications, a national broadband communications company based in St. Louis. Prior to that, he served at various other cable companies, including Armstrong Cable, from 2000 to 2003, and Star Cable Associates, both located in Pennsylvania, and Enstar Communications in Atlanta. He began his career at Cox Communications in Atlanta, where he worked for 10 years in various operations and financial management positions. Mr. Haislip holds a bachelor’s degree in management science and accounting.

Michael R. Meyers.  Michael R. Meyers joined our company in July 1996 as Vice President and Chief Financial Officer. Mr. Meyers is also the Chief Financial Officer and a Senior Vice President of Ascent. Prior to joining our company, Mr. Meyers served as Treasurer and Vice President of Tyler Corporation, a diversified public holding company. He also served as senior vice president of Forest City Auto Parts, a 65-store auto parts retail division of Tyler Corporation. Prior to that time, Mr. Meyers served as director of finance for a paging subsidiary operation of PacTel Personal Communications, a cellular and paging company. Mr. Meyers is a certified public accountant and has over twenty-six years of accounting, finance and operations experience with Fortune 500, medium and small companies. Mr. Meyers holds a B.A. in economics, a B.B.A. in business and an M.B.A.

Kelly Habbas.  Kelly Habbas, Vice President and Chief Information Officer, joined our company in June 2008. He worked in the energy, consulting, financial, and pharmaceutical industries for more than fifteen years. Prior to joining our company, Mr. Habbas was the managing IT director for Direct Energy’s commercial and industrial business unit. While at Direct Energy, he led all North American custom application development, architecture, and maintenance activities. Mr. Habbas began his career at Arthur Andersen, and held senior positions at Capgemini and Hitachi Consulting. He received his B.B.A. in management information systems from Southern Methodist University in 1996.

John Mejia.  John Mejia joined our company in June of 2006 as the Vice President of Customer Care. Mr. Mejia has over eighteen years of managing large scale contact centers across three industries—banking, telecommunications and security. Prior to joining our company, Mr. Mejia managed the four contact centers in the Great Lakes Division for Charter Communication where he worked from 2004 to 2006. From 2002 - 2004, he worked with Centennial Communications in Puerto Rico, helping them integrate 3 separate cable companies into one. Mr. Mejia holds a bachelor’s degree in information systems.

Bruce Mungiguerra.  Bruce Mungiguerra joined our company in 2006 and is currently Vice President of Sales and Dealer Development for our dealer program, and responsible for all of our field service and technical operations. Before joining our company, Mr. Mungiguerra worked for Brinks Home Security at their corporate headquarters, holding various senior management and field operations leadership positions. He also spent 14 years with Delta Air Lines on the sales, operations and call center side of the business.

Robert N. Sherman.  Robert N. Sherman joined our company in October 1994 as Vice President, Operations, and served as our Secretary until December 2010. From 1991 to 1994, Mr. Sherman served as Vice President of My Alarm, Inc. Prior to that time, Mr. Sherman served as Vice President of Network Multi-Family Security, Inc. (“Network Multi-Family Security”), which Mr. Sherman helped build from a concept to a company monitoring approximately 150,000 security alarm systems installed in multi-family projects in 35 states. Mr. Sherman holds a B.S. in electrical engineering, an M.S. in computer science and an M.B.A.

William R. Fitzgerald.  William R. Fitzgerald has been our director and Chairman of the Board since December 2010, and a director of Ascent since September 2008. Mr. Fitzgerald is Ascent’s Chief Executive Officer and Chairman of the Board. Mr. Fitzgerald also served as Chairman of Ascent Media Group, LLC (“AMG”) from July 2000 until Ascent sold AMG at the end of 2010. Mr. Fitzgerald has also served as a Senior Vice President of Liberty Media and its predecessors, since July 2000. Prior to joining Liberty Media, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer for AT&T Broadband (formerly known as Tele-Communications, Inc. (“TCI”)), a cable television company, from 1998 to 2000 and was Executive Vice President, Corporate Development of TCI Communications, Inc., a wholly-owned subsidiary of TCI, from 1996 to 1998. Mr. Fitzgerald has served as a director of Expedia, Inc. since March 2006 where he also serves as a member of the compensation committee and has served as a director of TripAdvisor, Inc. since December 2011. In addition, Mr. Fitzgerald served as a director of Cablevision Systems Corporation from 1999 to 2000.

William E. Niles.  William E. Niles has been our director and Executive Vice President and Secretary since December 2010, and has served as Executive Vice President, General Counsel and Secretary of Ascent since the spin-off of Ascent from Discovery Holding Company in September 2008, and also served as Executive Vice President and General Counsel of AMG from January 2002 until the sale of AMG on December 31, 2010. From August 2006 through February 2008, Mr. Niles was a member of AMG’s executive committee. Prior to 2002, Mr. Niles was a senior executive handling legal and business affairs within AMG and its predecessor companies.

EXECUTIVE COMPENSATION

This section sets forth information relating to, and an analysis and discussion of, compensation paid by our Company to:

•                  Michael R. Haislip;

•                  Michael R. Meyers;

•                  Kelly Habbas;

•                  John Mejia; and

•                  Bruce Mungiguerra.

Mr. Haislip is our principal executive officer, Mr. Meyers is our principal financial officer and Messrs. Habbas, Mejia and Mungiguerra are our three other most highly compensated executive officers, which we refer to in this prospectus as our named executive officers.

Compensation Discussion and Analysis

Overview

During calendar year 2011, we were, and continue to be, a wholly owned subsidiary of Ascent.  As a result, our board of directors, which is comprised of two executive officers of Ascent, has responsibility for overseeing the compensation of our named executive officers, and the compensation committee of Ascent’s board of directors has responsibility for overseeing the compensation of those of our named executive officers who are also executive officers of Ascent.  Our board and Ascent’s compensation committee share the same objectives and philosophy with respect to executive compensation.  Ascent’s compensation committee also administers its equity incentive plan and has the authority to make and modify grants under, and to approve or disapprove participation in, this plan.  Our named executive officers began participating in this equity plan in 2011 as a result of the Acquisition in December 2010.

Objectives

The compensation program for our named executive officers was designed to meet the following objectives that align with and support our strategic business goals:

•                  attracting and retaining executive managers with the industry knowledge, skills, experience and talent to help our company attain its strategic objectives and build long-term company value;

•                  emphasizing variable performance-based compensation components, which include equity-based compensation, by linking individual compensation with corporate operating metrics as well as individual professional achievements; and

•                  aligning the interests of the management of our company with the interests of Ascent’s public stockholders.

Principles

The following principles are used to guide the design of our executive compensation program and to ensure that the program is consistent with the objectives described above:

Competitive Positioning.  We believe that our executive compensation program must provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our industries and companies with which we compete for talent, taking into account many factors, including cost-of-living considerations.  See “—Setting Executive Compensation” below.

“Pay for Performance” Philosophy.  We believe our compensation program should align the interests of our named executive officers with the interests of our company and Ascent’s stockholders by strengthening the link between pay and company and individual performance.  Accordingly, we believe variable compensation, including plan-based awards, should represent a significant portion of the total compensation mix for our named executive officers.

Role of Chief Executive Officer in Compensation Decisions

As a general matter, our Chief Executive Officer provides recommendations to our board and Ascent’s compensation committee with respect to all elements of compensation proposed to be paid to the other named executive officers in conjunction with his evaluation of their performance.

Following the acquisition of Monitronics, it was a priority of Ascent’s compensation committee that the services of Messrs. Haislip and Meyers (our two most senior executives) and our other named executive officers be retained, long-term, to enable Ascent to maximize the return on its investment in acquiring Monitronics.  Accordingly, our director and Chairman of the Board and Ascent’s Chief Executive Officer, Mr. Fitzgerald, was tasked with negotiating new employment agreements with each of Messrs. Haislip and Meyers with the input, oversight and, ultimately, approval of Ascent’s compensation committee.  The description of the compensation paid to Messrs. Haislip and Meyers herein reflects the culmination of these negotiations.  Our other named executive officers do not have employment agreements.

Setting Executive Compensation

Consistent with the principles outlined above, our board and, with respect to Messrs. Haislip and Meyers, Ascent’s compensation committee considers compensation data relating to other companies in reviewing and approving the compensation packages of our named executive officers.  In connection with Ascent’s transition out of the media and entertainment business and the integration of our company, its compensation committee hired Compensia, Inc., a compensation consultant (Compensia), in May 2011 to assist Ascent’s compensation committee in identifying a new peer group of companies, gathering market data on competitive market practices with respect to cash and equity-based compensation and developing an updated compensation framework, including with respect to equity awards (such as award types, vesting parameters and individual allocations).  Compensia was paid approximately $50,000 for their services.

Ascent’s new peer group list was developed taking into account our company’s focus on the alarm monitoring and security business (a technology business supported by subscription-based revenue), Ascent’s range of consolidated financial performance metrics and Ascent’s aggregate market capitalization. Compensia advised Ascent’s compensation committee that its new peer group of companies should be comprised of those in the technology space and those with a subscription/service-based business model, which together most closely correlate to our current business and operations.  Accordingly, the companies in Ascent’s new peer group list are set forth below:

Technology
Ancestry.com, Inc. Broadview Networks Holdings, Inc. Digital Globe, Inc. Fortinet, Inc.	J2 Global, Inc. National Cinemedia, Inc. Shutterfly, Inc.

Subscription/Service-based
Earthlink Inc. Iridium Communications, Inc. Interval Leisure Group, Inc. K12, Inc. Mobile Mini, Inc. Ntelos Holdings Corp.	Pre-Paid Legal Services, Inc. Protection One, Inc. TiVo, Inc. USA Mobility, Inc. Vonage Holdings Corp.

Ascent’s compensation committee did not apply specific benchmarking parameters in crafting the compensation packages to be offered to Messrs. Haislip and Meyers to secure their long-term services following the Acquisition.  Rather Ascent’s compensation committee incorporated the competitive market data received from Compensia, including as to the compensation paid by the new peer group, into the compensation committee’s total mix of information (including its members’ general business and industry knowledge and experience and its evaluation of each named executive officer’s job performance) in establishing what the compensation committee believed to be reasonable and competitive variable elements of each of Messrs. Haislip’s and Meyer’s compensation package.  These factors were also considered by Ascent’s compensation committee in approving the equity incentive awards granted to our other named executive officers during 2011.

Elements of 2011 Executive Compensation

For 2011, the principal components of compensation for our named executive officers were:

•                  base salary;

•                  bonus;

•                  equity incentive compensation; and

•                  limited perquisites and personal benefits.

A summary of each element of our compensation program is set forth below.  We believe that each element complements the others and that together they serve to achieve our compensation objectives.

Base Salary

We provide competitive base salaries to attract and retain high-performing executive talent.  We believe that a competitive base salary is an important component of compensation as it provides a degree of financial stability for executives.  The base salary level of each named executive officer is generally determined based on the responsibilities performed by such officer, his or her experience, overall effectiveness and demonstrated leadership ability, the performance expectations set for such officer, and competitive market factors.  For 2011, Mr. Meyers was given a $23,000 salary increase to compensate him for the additional responsibilities he assumed as the Chief Financial Officer of Ascent.  As the responsibilities of each of the other named executive officers had not substantively changed for 2011, each received a modest cost-of-living increase to his base salary.

Bonus

Each of our named executive officers received two cash bonus amounts for services rendered during the 2011 calendar year.  The grant to each of these named executive officers of a cash bonus was based on our board’s and, with respect to Messrs. Haislip and Meyers’, Ascent’s compensation committee’s positive review of each executive’s performance in 2011 as well as the decisionmakers’ knowledge of market conditions.  In addition, in determining to grant these cash bonuses, the decisionmakers noted the achievement of Monitronics’ budget goals, the attainment of certain performance criteria and the successful completion of the integration of our company with Ascent.  Bonus amounts were paid to each named executive officer for services rendered during the period July 1, 2010 through June 30, 2011 (which period reflected Monitronics’ prior fiscal year cycle), and separate bonus amounts were paid to each named executive officer during the first quarter of 2012 for services rendered during the stub period July 1, 2011 through December 31, 2011 (which period adjusted the Monitronics’ executives to Ascent’s fiscal year cycle).  These bonus amounts and the respective periods for which they were paid are presented in the table below.

Name	Period	Bonus
Michael R. Haislip	July 1, 2010 — June 30, 2011	$190,125
	July 1, 2011 — December 31, 2011	$129,000
		$319,125

Michael R. Meyers	July 1, 2010 — June 30, 2011	$115,132
	July 1, 2011 — December 31, 2011	$73,000
		$188,132

Kelly Habbas	July 1, 2010 — June 30, 2011	$47,250
	July 1, 2011 — December 31, 2011	$29,563
		$76,813

John Mejia	July 1, 2010 — June 30, 2011	$49,875
	July 1, 2011 — December 31, 2011	$29,563
		$79,438

Bruce Mungiguerra	July 1, 2010 — June 30, 2011	$52,500
	July 1, 2011 — December 31, 2011	$27,000
		$79,500

Equity Incentive Compensation

Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of Ascent’s stockholders by awarding equity-based incentive compensation, ensuring that our executives have a continuing stake in the long-term success of our consolidated company.  Accordingly, we believe that an executive’s overall mix of compensation should be weighted more heavily toward equity-based incentives.

The Ascent Capital Group, Inc. 2008 Incentive Plan (which we refer to as the “incentive plan”) provides for the grant of a variety of incentive awards, including non-qualified stock options, stock appreciation rights (which we refer to as “SARs”), restricted shares, restricted stock units, cash awards and performance awards and is administered by our compensation committee.  Shortly after the completion of the Acquisition, Ascent’s compensation committee granted to our two most senior executives, Messrs. Haislip and Meyers, on March 15, 2011, an award of restricted Series A shares that vest in eight equal quarterly installments.  Then, on September 30, 2011, Ascent’s compensation committee determined to grant each of our named executive officers an award of restricted shares and options (collectively, the “September 2011 Grants”).  These multi-year awards were one-time grants that were meant to align the executive’s interests with the long-term goals of Ascent’s stockholders.  Accordingly, Ascent’s compensation committee conveyed to each of our named executive officers that these awards were not annual grants and that the September 2011 Grants would be taken into account when determining future awards.  For more information regarding these awards, see the “Grants of Plan-Based Awards Table” below.

Perquisites and Personal Benefits

For the year ended December 31, 2011, the limited perquisites and personal benefits provided to our named executive officers consisted generally of 401(k) matching contributions.  We offer our named executive officers other benefits that are also available on the same basis to all of our salaried employees, such as medical and disability insurance premiums.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)		All Other Compensation (3)	Total
Michael R. Haislip	2011	$432,778	$319,125	$1,084,677	$877,500		$2,450	$2,716,530
President and Chief	2010	424,570	200,000	—	—		2,450	627,020
Executive Officer	2009	417,739	175,000	—	—		2,450	595,189

Michael R. Meyers	2011	$364,820	$188,132	$655,795	$526,500		$2,450	$1,737,697
Senior Vice President	2010	344,977	115,000	—	—		2,450	462,427
and Chief Financial Officer	2009	334,683	100,000	—	—		2,450	437,133

Kelly Habbas	2011	$216,920	$76,813	$175,500	$176,940		$1,788	$647,961
Vice President and Chief	2010	211,924	50,000	—	—		2,365	264,289
Information Officer	2009	206,205	44,000	—	—		1,862	252,067

John Mejia	2011	$221,497	$79,438	$175,500	$176,940		$700	$654,075
Vice President of Customer	2010	211,442	48,000	—	—		1,114	260,556
Care	2009	200,726	42,500	—	—		608	243,834

Bruce Mungiguerra	2011	$179,535	$79,500	$210,600	$212,328		$2,120	$684,083
Vice President of Sales and	2010	149,560	35,000	—	—		2,450	187,010
Dealer Development	2009	136,306	25,000	—	1,900	(4)	1,613	164,819

(1)                                   In connection with Monitronics’ changing its fiscal year end from June 30 to December 31 following the Acquisition, the named executive officers received two bonuses for services rendered during 2011.  The first of the two bonuses, which was paid in 2011, related to the last six months of 2010 and the first six months of 2011.  The entire amount of these bonuses has been included in the table under 2011.  The bonus amounts listed for 2010 are reflective only of actual bonus amounts paid during calendar year 2010. For more information regarding the 2011 bonuses, including a breakdown of the amounts paid, see “—Compensation Discussion and Analysis —Elements of 2011 Executive Compensation —Bonus” above.

(2)                                   The aggregate grant date fair value of stock awards and option awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2011 (which are included in Ascent’s Annual Report on Form 10-K as filed with the SEC on February 29, 2012).

(3)                                   Includes the following matching contributions to the applicable named executive officer’s 401(k) account:

	Amounts ($)
Name	2011	2010	2009
Michael R. Haislip	2,450	2,450	2,450
Michael R. Meyers	2,450	2,450	2,450
Kelly Habbas	1,788	2,365	1,862
John Mejia	700	1,114	608
Bruce Mungiguerra	2,120	2,450	1,613

(4)                                   Represents the aggregate grant date fair value of an option award to purchase 10,000 shares of Monitronics’ common stock. Under the terms of the original grant, these options were to vest annually over five years. The grant date fair value of this option award was classified using the Black-Scholes Model. The range of expected term for such award was 3 years and the volatility used in the calculations for such award was 35%. The company used a zero dividend rate and a risk-free interest rate of 1.7%. In connection with the Acquisition, this option award was cancelled.

Grants of Plan-Based Awards

The following table contains information regarding plan-based incentive awards granted by our parent Ascent with respect to its Series A common stock during the year December 31, 2011.

Name	Grant Date	All Other Stock/Option Awards: Number of Securities or Underlying Options (#)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)

Michael R. Haislip	3/15/11	4,642	(1)	N/A	43.08
	9/30/11	22,500	(2)	N/A	39.32
	9/30/11	75,000	(2)	48.00	11.70

Michael R. Meyers	3/15/11	2,901	(1)	N/A	43.08
	9/30/11	13,500	(2)	N/A	39.32
	9/30/11	45,000	(2)	48.00	11.70

Kelly Habbas	9/30/11	4,500	(2)	N/A	39.32
	9/30/11	15,000	(2)	48.00	11.70

John Mejia	9/30/11	4,500	(2)	N/A	39.32
	9/30/11	15,000	(2)	48.00	11.70

Bruce Mungiguerra	9/30/11	5,400	(2)	N/A	39.32
	9/30/11	18,000	(2)	48.00	11.70

(1) Represents Series A restricted stock awards which were subject to vesting in eight equal quarterly installments over a period of two years.

(2) Represents Series A restricted stock and option awards which were subject to vesting in accordance with the following schedule: (a) 20% of the restricted shares and options will vest in four equal quarterly installments during 2013, (b) 30% of the restricted shares and options will vest in four equal quarterly installments during 2014 and (c) 50% of the restricted shares and options will vest in four equal quarterly installments during 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding unexercised options to acquire shares of Series A common stock of our parent, Ascent, and unvested Ascent stock awards, which were outstanding as of December 31, 2011 and held by our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options- Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)

Michael R. Haislip
Option Awards
Series A	—	75,000	(1)	$48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	22,500	(1)	1,141,200
Series A	—	—		—	—	2,902	(2)	147,189
Michael R. Meyers
Option Awards
Series A	—	45,000	(1)	$48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	13,500	(1)	684,720
Series A	—	—		—	—	1,815	(2)	92,057
Kelly Habbas
Option Awards
Series A	—	15,000	(1)	$48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	4,500	(1)	228,240
John Mejia
Option Awards
Series A	—	15,000	(1)	$48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	4,500	(1)	228,240
Bruce Mungiguerra
Option Awards
Series A	—	18,000	(1)	$48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	5,400	(1)	273,888

(1)             Vests in accordance with the following schedule: (a) 20% of the restricted shares and options will vest in four equal quarterly installments during 2013, (b) 30% of the restricted shares and options will vest in four equal quarterly installments during 2014 and (c) 50% of the restricted shares and options will vest in four equal quarterly installments during 2015.

(2)             Vests quarterly over two years from March 1, 2011

Stock Vested

The following table sets forth information regarding the vesting of restricted shares of Ascent’s Series A common stock held by our named executive officers, in each case, during the year ended December 31, 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Michael R. Haislip
Series A	1,086	$51,091

Michael R. Meyers
Series A	1,740	$81,858

(1)           Includes shares withheld in payment of withholding taxes at election of holder.

Employment Agreements

Michael R. Haislip

On September 30, 2011, Ascent and Michael R. Haislip entered into an Employment Agreement (the “Haislip Employment Agreement”), setting forth the terms and conditions of Mr. Haislip’s employment as Executive Vice President of Ascent and our President and Chief Executive Officer. The initial term of the Haislip Employment Agreement is five years, commencing effective as of June 15, 2011. Mr. Haislip’s annual base salary is $430,000, and such amount is subject to annual review and increase in the sole discretion of the Committee. Mr. Haislip may also receive an annual bonus, in the sole discretion of the Committee, based upon Mr. Haislip’s achievement of annually pre-established performance criteria.

Upon termination of Mr. Haislip’s employment, Ascent will be obligated to pay him for any base salary, vacation time and business expenses, in each case, accrued or incurred but unpaid prior to the date of termination. In addition, if Ascent terminates Mr. Haislip’s employment without “cause” or if Mr. Haislip terminates his employment for “good reason” (in each case, as defined in the Haislip Employment Agreement), Ascent will pay to Mr. Haislip an amount equal to the sum of (a) any then unpaid bonus to which Mr. Haislip has become entitled for the calendar year prior to the year in which such termination occurs, (b) any unpaid salary, vacation time or expense reimbursement that was accrued but unpaid as of the date of termination, (c) 1.5 times Mr. Haislip’s then-current base salary, plus (d) a pro-rated target bonus for the year in which termination occurs. As a condition to receiving any such severance payment, Mr. Haislip is required to execute a release and comply with certain post-termination covenants (including as to confidentiality, non-competition and non-solicitation), but he has no duty to mitigate by seeking other employment.

Michael R. Meyers

On September 30, 2011, Ascent and Michael R. Meyers entered into an Employment Agreement (the “Meyers Employment Agreement”), setting forth the terms and conditions of Mr. Meyers’ employment as our and Ascent’s Chief Financial Officer and Senior Vice President. The initial term of the Meyers Employment Agreement is five years, commencing effective as of June 15, 2011. Mr. Meyers’ annual base salary is $365,000, and such amount is subject to annual review and increase in the sole discretion of the compensation committee (the “Committee”) of the board of directors of Ascent. Mr. Meyers may also receive an annual bonus, in the sole discretion of the Committee, based upon Mr. Meyers’ achievement of annually pre-established performance criteria.

Upon termination of Mr. Meyers’ employment, Ascent will be obligated to pay him for any base salary, vacation time and business expenses, in each case, accrued or incurred but unpaid prior to the date of termination. In addition, if

Ascent terminates Mr. Meyers’ employment without “cause” or if Mr. Meyers terminates his employment for “good reason” (in each case, as defined in the Meyers Employment Agreement), Ascent will pay to Mr. Meyers an amount equal to the sum of (a) any then unpaid bonus to which Mr. Meyers has become entitled for the calendar year prior to the year in which such termination occurs, (b) any unpaid salary, vacation time or expense reimbursement that was accrued but unpaid as of the date of termination, (c) 1.25 times Mr. Meyers’ then-current base salary, plus (d) a pro-rated target bonus for the year in which termination occurs. As a condition to receiving any such severance payment, Mr. Meyers is required to execute a release and comply with certain post-termination covenants (including as to confidentiality, non-competition and non-solicitation), but he has no duty to mitigate by seeking other employment.

Potential Payments Upon Termination or Change-in-Control

Each of Messrs. Haislip and Meyers’ employment agreements, as in effect on December 31, 2011, and Ascent’s incentive plan provides for rights upon certain termination events, with adjustments to be made to the amounts payable to certain named executive officers if the termination occurs concurrently with or following a change of control of our company.  As used in this section, “we”, “our” and “our company” refer to Ascent and Monitronics, on a consolidated basis; however, Ascent is the party contractually responsible for the payments to Messrs. Haislip and Meyers under their respective employment agreements and for the settlement of all awards under Ascent’s incentive plan.

Termination for Cause

If any of our named executive officers were terminated for “Cause,” we would have no further liability or obligations other than accrued and unpaid base salary and all incurred and unpaid expenses, and, in the case of Messrs. Haislip and Meyers, accrued and unused vacation time and all approved and unpaid bonus amounts.  “Cause” is generally defined to include: breaches of material obligations under the applicable employment agreement; continued failure to perform the applicable named executive officer’s duties; material violations of company policies or applicable laws and regulations; fraud, dishonesty or misrepresentation; gross negligence in the performance of duties; conviction of a felony or crime of moral turpitude; and other misconduct that is materially injurious to our financial condition or business reputation.

Termination Without Cause

If the employment of Messrs. Haislip or Meyers were terminated without cause, we would become obligated to pay the applicable named executive officer all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

(i)             in the case of Mr. Haislip, an amount equal to the sum of (A) 1.5 times his annual base salary plus (B) his minimum target bonus of 60% of his base salary (which shall be pro rated for the number of days worked during the year of such termination); and

(ii)          In the case of Mr. Meyers, an amount equal to the sum of (A) 1.25 times his annual base salary plus (B) his minimum target bonus of 40% of his base salary (which shall be pro rated for the number of days worked during the year of such termination).

The September 2011 Grants provide for certain acceleration events (other than upon a change of control, death or disability).  If either of Messrs. Haislip or Meyers is terminated without cause, his September 2011 Grant stock option awards and restricted stock awards will vest as to the portion of such awards that would have vested through the end of the calendar year in which the termination occurred, unless such termination occurs prior to January 1, 2013, in which case, each would vest as to 20% of the total number of options or restricted shares, as applicable, covered by such awards.  If any of Messrs. Habbas, Mejia and Mungiguerra is terminated without cause, his September 2011 Grant stock option awards and restricted stock awards will vest as to the portion of such awards that would have vested through the end of the calendar quarter in which the termination occurred.

Termination with Good Reason

Subject to certain notice provisions and our rights with respect to a cure period or a renegotiation period, as applicable, each of our current named executive officers may terminate his employment for “Good Reason” and receive the same rights and payments as if such named executive officer’s employment was terminated without Cause.  “Good Reason” is defined in each employment agreement to include a material reduction in base salary, the company requiring the applicable named executive officer to devote a majority of such officer’s time to the performance of duties that are materially inconsistent with such officer’s position at the company, the relocation of the applicable named executive officer’s principal place of employment by more than 75 miles, and a material breach by our company of any provision of the applicable named executive officer’s employment agreement.

Death or Disability

In the event Messrs. Haislip or Meyers dies or becomes disabled during such named executive officer’s term of employment, we become obligated to pay such named executive officer (or his legal representative, as applicable) all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses.

Each of the named executive officers’ outstanding stock option awards and restricted stock awards would vest in full upon his termination by reason of death or disability.

Non-Renewal

Each of the employment agreements of Messrs. Haislip and Meyers provides that, if (i) we do not offer him a new employment agreement beyond the term of his existing employment agreement or (ii) we do offer him such a new employment agreement but it is generally not as favorable, in all material respects, as his existing employment agreement, then such named executive officer will be deemed terminated without Cause and entitled to the severance benefits described under “—Termination Without Cause” above.

Ascent’s Incentive Plan

Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and restricted stock units will become fully vested, unless individual agreements state otherwise. At the time an award is granted, Ascent’s compensation committee will determine, and the relevant agreement will provide for, any vesting or early termination, upon a holder’s termination of employment with our company, of any unvested options, SARs, restricted stock units or restricted shares, and the period following any such termination during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the incentive plan) will result in the immediate termination of all options, SARs and restricted stock units and the forfeiture of all rights to any restricted shares retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

Benefits Payable Upon Termination or Change in Control

The following table sets forth benefits that would have been payable to each named executive officer if the employment of such named executive officer had been terminated on December 31, 2011, and assumes that all salary, vacation, bonus and expense reimbursement amounts accrued and payable on or before December 31, 2011 had been paid in full as of such date.

Name	Voluntary Termination	Termination for Cause	Termination Without Cause or for Good Reason (After a Change in Control)		Termination Without Cause or for Good Reason (Without a Change in Control)		Death		Disability
Michael R. Haislip
Severance	—	—	$645,000		$645,000		—		—
Restricted Stock	—	—	$1,288,389	(1)	$228,240	(2)	$1,288,389	(1)	$1,288,389	(1)
Options	—	—	$204,000	(1)	$40,800	(2)	$204,000	(1)	$204,000	(1)
Total	—	—	$2,137,389	(3)	$914,040	(3)	$1,492,389		$1,492,389

Michael R. Meyers
Severance	—	—	$456,250		$456,250		—		—
Restricted Stock	—	—	$776,777	(1)	$136,944	(2)	$776,777	(1)	$776,777	(1)
Options	—	—	$122,400	(1)	$24,480	(2)	$122,400	(1)	$122,400	(1)
Total	—	—	$1,355,427	(3)	$617,674	(3)	$899,177		$899,177

Kelly Habbas
Restricted Stock	—	—	—		—		$228,240	(1)	$228,240	(1)
Options	—	—	—		—		$40,800	(1)	$40,800	(1)
Total	—	—	—		—		$269,040		$269,040

John Mejia
Restricted Stock	—	—	—		—		$228,240	(1)	$228,240	(1)
Options	—	—	—		—		$40,800	(1)	$40,800	(1)
Total	—	—	—		—		$269,040		$269,040

Bruce Mungiguerra
Restricted Stock	—	—	—		—		$273,888	(1)	$273,888	(1)
Options	—	—	—		—		$48,960	(1)	$48,960	(1)
Total	—	—	—		—		$322,848		$322,848

(1)                                  Based on (i) the number of vested options and (ii) the number of unvested options and the number of shares of restricted stock, in each case, held by each named executive officer at year-end.  For more information, see the “Outstanding Equity Awards at Fiscal Year-End” table above.

(2)                                  Based on 20% of the total number of options or restricted shares, as applicable, subject to the named executive officer’s September 2011 Grants.

(3)                                  Amounts payable to Messrs. Haislip and Meyers are conditioned upon continued compliance with the terms of the Non-Competition and Non-Solicitation sections of their respective employment agreements.

Compensation of Directors

We are a wholly owned subsidiary of Ascent, and our board of directors consists of two of Ascent’s executive officers, each of whom serves as a director of our company for no additional consideration.

SECURITY OWNERSHIP

Monitronics International, Inc. is a wholly owned subsidiary of Ascent, whose address is 5251 DTC Parkway, Suite 1000, Greenwood Village, CO 80111. Ascent is a company whose securities are registered under the Exchange Act, and is therefore required to file periodic and current reports and other materials with the SEC. While such information is available, investors are cautioned that Ascent is not the issuer of the notes and is not otherwise a guarantor or obligor (contingent or otherwise) with respect to the notes, and no assets of Ascent and its direct and indirect subsidiaries other than our assets and the assets of the guarantors will be available to satisfy our obligations under the notes. Therefore, you are directed to rely solely on this prospectus in making your decision with respect to the exchange offer.

The following table sets forth information with respect to the ownership by each of our directors, each of our named executive officers (as defined below) and by all of our directors and executive officers as a group, of shares of Ascent’s Series A common stock and Series B common stock.  The security ownership information is given as of March 31, 2012, and, in the case of percentage ownership information, is based upon 13,467,247 shares of Series A common stock and 739,808 shares of Series B common stock, in each case, outstanding on that date.  Such outstanding share amounts do not include shares of our common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below.  The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

Shares of restricted stock that have been granted pursuant to our equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement.  Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that, as of March 31, 2012, were exercisable or convertible on such date or within 60 days thereafter, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  For purposes of the following presentation, any beneficial ownership of shares of our Series B common stock, though convertible on a one-for-one basis into shares of our Series A common stock, is reported as beneficial ownership of our Series B common stock only, and not as beneficial ownership of our Series A common stock.  So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

Michael R. Haislip	Series A	26,526	(1)	*	*
President and Chief Executive Officer	Series B	—		—

Michael R. Meyers	Series A	16,131	(1)(2)	*	*
Senior Vice President and Chief Financial Officer	Series B	—		—

Kelly Habbas	Series A	4,500	(1)	*	*
Vice President and Chief Information Officer	Series B	—		—

John Mejia	Series A	4,500	(1)	*	*
Vice President of Customer Care	Series B	—		—

Bruce Mungiguerra	Series A	5,400	(1)	*	*
Vice President of Sales and Dealer Development	Series B	—		—

William R. Fitzgerald	Series A	368,815	(1)(3)	2.69	2.17
Director, Chairman of the Board	Series B	9,029	(4)	1.22

William E. Niles	Series A	47,078	(1)(3)	*	*
Director, Executive Vice President and Secretary	Series B	—		—

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

Robert N. Sherman	Series A	—		—	—
Vice President of Operations	Series B	—		—

All directors and executive officers as a group (8 persons)	Series A	472,950	(1)(2)(3)	3.46	2.67
	Series B	9,209	(4)	1.22

* Less than one percent

(1)                                   Includes, as applicable, the following restricted shares of Ascent’s Series A common stock which remain subject to vesting as of March 31, 2012:

Name	Restricted Shares
Michael R. Haislip	24,822
Michael R. Meyers	14,935
Kelly Habbas	4,500
John Mejia	4,500
Bruce Mungiguerra	5,400
William R. Fitzgerald	35,734
William E. Niles	23,200

(2)                                   Includes 115 shares of our Series A common stock owned by Mr. Meyers jointly with his wife.

(3)                                   Includes, as applicable, beneficial ownership of the following shares of Ascent’s Series A common stock that may be acquired upon exercise of stock options that are exercisable within 60 days of March 31, 2012:

Name	Option Shares
William R. Fitzgerald	255,593
William E. Niles	22,289

(4)                                   Includes 6,772 restricted shares of Series B common stock which remain subject to vesting as of March 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Guarantee of Existing Senior Secured Credit Facility

On December 17, 2010, in connection with the Acquisition, we entered into a credit agreement relating to the previous senior secured credit facility. Ascent guaranteed payment of up to the first $30 million of obligations under the term loan portion of the previous senior secured credit facility. The previous senior secured credit facility, including the guarantee described above, was repaid, in full, and terminated in the refinancing.

Administrative Services

The Company provides general administrative services to its parent, Ascent, for which intercompany allocations are made in the ordinary course of business.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

Substantially concurrent with the issuance of the original notes, we entered into a new credit agreement, which we refer to in this prospectus as our “senior secured credit facility.” The senior secured credit facility provides us with a revolving credit facility up to $150 million and $550 million of term loans. The term loans will mature on March 23, 2018, and the revolving loan commitments will terminate on March 23, 2017. The obligations under the senior secured credit facility are guaranteed by our subsidiaries and secured by a security interest on substantially all of our assets and the assets of our subsidiaries, as well as a pledge of our stock. As of the closing of the refinancing, we had $550 million outstanding under the term loan facility, but we had not drawn upon the revolving credit facility.

Interest.  Borrowings under our senior secured credit facility bear interest based on either the alternate base rate or LIBOR at our election. Borrowings that are alternate base rate loans bear interest at a per annum rate equal to the alternate base rate plus a margin. Borrowings that are LIBOR loans bear interest at a per annum rate equal to the applicable LIBOR plus a margin. LIBOR is subject to a minimum rate, and such minimum rate will be used to calculate interest on LIBOR loans regardless of the actual current LIBOR.

Security and guarantees.  Borrowings made by us are guaranteed by each of our domestic subsidiaries, and borrowings are secured by a first priority perfected security interest in shares of our equity interests held directly or indirectly by Ascent and the equity interests in each guarantor held directly or indirectly by us, as well as a security interest on substantially all of our assets and the assets of the guarantors.

Covenants.  Our senior secured credit facility contains affirmative and negative covenants and financial covenants that require us to maintain a consolidated total leverage ratio (as defined in the new senior secured credit facility) of not more than 5.00 to 1.00 through June 30, 2015 and then 4.50 to 1.00 thereafter, a consolidated senior secured leverage ratio (as defined in the new senior secured credit facility) of not more than 3.0 to 1.00 through June 30, 2015 and then 2.75 to 1.00 thereafter, a consolidated interest coverage ratio (as defined in the new senior secured credit facility) of not less than 2.00 to 1.00, each of which is calculated quarterly on a trailing twelve-month basis. In addition, the revolving credit portion of our senior secured credit facility requires us to maintain a consolidated senior secured RMR leverage ratio (as defined in the new senior secured credit facility) of no more than 28.0 to 1.00, calculated quarterly on a one month basis, and an attrition rate (as defined in the new senior secured credit facility) of no more than 15.0%, calculated quarterly on a trailing twelve-month basis. The negative covenants limit our ability and the ability of our subsidiaries to, among other things:

•                  incur additional indebtedness;

•                  create liens on property or assets;

•                  make certain loans or investments;

•                  sell or dispose of assets;

•                  pay certain dividends and other restricted payments;

•                  dissolve, consolidate or merge;

•                  enter into certain transactions with affiliates;

•                  make capital expenditures;

•                  change the nature of our business; and

•                  restrict subsidiary distributions.

These covenants are subject to significant exceptions.

Events of Default.  Our senior secured credit facility contains customary events of default, including, among other things, the failure to perform or observe terms, covenants or agreements included in our new senior secured credit facility, nonpayment defaults on principal, interest or fees under our senior secured credit facilities, defaults on other indebtedness in an aggregate principal amount exceeding $20.0 million if the effect is to permit acceleration, entry of unsatisfied judgments in an aggregate amount in excess of $20.0 million against us or our restricted subsidiaries, the occurrence of a change of control, failure of any collateral document to create or maintain a priority lien, and certain events related to bankruptcy and insolvency or ERISA matters. If an event of default occurs, the lenders under our senior secured credit facility are able to, among other things, terminate their commitments, declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees, and exercise remedies under the collateral documents relating to our senior secured credit facility.

The foregoing description of the senior secured credit facility does not purport to be complete and is subject to, and qualified in its entirety by reference to, the definitive credit facility which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Swap Arrangement

In connection with the refinancing, we entered into a interest rate swap agreement with an original notional amount of $550 million in order to hedge changes in the variable rate interest expense of the term loans under our senior secured credit facility that mature on March 23, 2018.  Under the swap, we receive interest at a rate based on the maximum of either three-month LIBOR or 1.25% (to mirror variable rate interest provisions of the underlying hedged debt), and pays interest at a fixed rate of 2.055%, effective March 23, 2012 through March 23, 2018.

DESCRIPTION OF NOTES

General

On March 23, 2012, we issued $410 million aggregate principal amount of 9.125% Senior Notes due in 2020, or the “original notes,” under the indenture, dated April 21, 2020 (the “Indenture”), among Monitronics International Inc. (the “Issuer”) and U.S. Bank National Association, as Trustee, in a private placement that was not subject to the registration requirements of the Securities Act. We relied on the exemption afforded by Section 4(2) of the Securities Act in effecting the offer and sale of the original notes to the initial purchasers, as well as Rule 144A and Regulation S under the Securities Act.

As part of our sale of the original notes, we are required, among other things, to complete this exchange offer, exchanging the original notes for new registered 9.125% Senior Notes due 2020, or the “exchange notes.” The exchange notes are substantially identical to the original notes, except the exchange notes are registered under the Securities Act, and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the indenture (the same indenture we used in issuing the original notes). The terms of the original notes and the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” The original notes and the exchange notes are collectively referred to herein as the “notes.”

The exchange notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be represented by one or more registered notes in global form and in limited circumstances may be represented by notes in certificated form. See “—Book-entry, delivery and form” below.

The following statements are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture, including, without limitation, the terms made a part thereof by the Trust Indenture Act. We urge you to read the Indenture in its entirety because it, and not this description, defines your rights as holders of the exchange notes. You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions” below. Capitalized terms used herein which are not otherwise defined shall have the meanings assigned to them in the Indenture.

We have issued $410 million aggregate principal amount of 9.125% Senior Notes due 2020. The Company may issue additional notes under the Indenture (the “Additional Notes”), subject to the limitations described below under the covenant “Limitation on Incurrence of Debt.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and, except as otherwise specified herein, all references to the “Notes” include any Additional Notes.

Principal, Maturity and Interest

Interest on the Notes is payable at a rate of 9.125% per annum. Interest on the Notes is payable semi-annually in immediately available funds in arrears on April 1 and October 1 of each year, commencing on October 1, 2012. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding March 15 and September 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or if no interest has been paid, from and including the Issue Date. Interest will be calculated based on a 360-day year consisting of 12 months of 30 days.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Guarantees

The Company’s obligations under the Notes and the Indenture have been guaranteed on a joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”). On the Issue Date, each of our domestic Subsidiaries will be

Guarantors. The Note Guarantees will be senior unsecured obligations of each Guarantor and will rank equally in right of payment with all existing and future senior unsecured obligations of such Guarantor that are not, by their terms, expressly subordinated in right of payment to the Note Guarantee of such Guarantor and be effectively subordinated to any obligations of such Guarantor to the extent of the value of the collateral securing such obligations, including the Credit Agreement. The obligations of a Guarantor under its Note Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. This provision may not be effective to protect the Note Guarantees from being voided under fraudulent transfer law, or may eliminate the Guarantor’s obligations or reduce such obligations to an amount that effectively makes the Guarantee worthless. In a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantee. Not all of the Company’s Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries and any Foreign Subsidiaries will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to the Company or any other Guarantor.

As of the date of the Indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” Under the circumstances described below under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture, will not guarantee the Notes and, if such Subsidiary has previously been a Guarantor, it will be released from its Note Guarantee and its obligations under the Indenture and the assets, income, cash flow and other financial results of such Subsidiary will no longer be consolidated with those of the Company for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The Indenture provides that the Note Guarantee of a Guarantor will be automatically and unconditionally released and will be discharged under a supplemental indenture:

(i)            in the event of a sale or other transfer or disposition of all or substantially all of the assets of such Guarantor, by way of consolidation, merger or otherwise, or a sale or other disposition of the Capital Interests in any Guarantor to any Person that is not an Affiliate of the Company, or in any other event in which such Guarantor ceases to be a Subsidiary of the Company;

(ii)           if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case, in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be;

(iii)          in connection with a legal defeasance or covenant defeasance of the Indenture or upon satisfaction and discharge of the Indenture; or

(iv)          upon dissolution and completion of winding up of such Guarantor.

Ranking

Ranking of the Notes

The Notes will be general unsecured obligations of the Company. As a result, the Notes will rank:

•                  equally in right of payment with all existing and future senior unsecured obligations of the Company that are not, by their terms, expressly subordinated in right of payment to the Notes;

•                  senior in right of payment to all existing and future Debt of the Company, if any, that is by its terms expressly subordinated to the Notes;

•                  effectively subordinated to any secured obligations of the Company, including secured Debt under the Credit Agreement, to the extent of the value of the collateral securing such obligations; and

•                  structurally junior to any Debt or other obligations of any non-guarantor Subsidiaries.

Upon the completion of the refinancing, the Company and the Guarantors had approximately $960 million of indebtedness outstanding, approximately $550 of which is secured indebtedness, and up to an additional $150 million of unused commitments available to be borrowed on a secured basis under our Credit Agreement.

Ranking of the Note Guarantees

Each Note Guarantee of a Guarantor will be a general unsecured obligation of each Guarantor. As such, each Note Guarantee will rank:

•                  equally in right of payment with all existing and future senior unsecured obligations of the Guarantors that are not, by their terms, expressly subordinated in right of payment to the Note Guarantee;

•                  senior in right of payment to all existing and future obligations of the Guarantors, if any, that are by their terms expressly subordinated to the Note Guarantees; and

•                  effectively subordinated to any obligations of such Guarantor, including secured Debt outstanding under our Credit Agreement, to the extent of the value of the collateral securing such obligations.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

General

The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time or from time to time on or after April 1, 2016, at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on April 1 of the years indicated below:

Year	Redemption Price
2016	104.563%
2017	102.281%
2018 and thereafter	100.000%

Redemption at Applicable Premium

At any time or from time to time prior to April 1, 2016, the Company may also, at its option, on any one or more occasion, redeem all or any portion of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Redemption with Proceeds from Equity Offerings

In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs, prior to April 1, 2015, the Company may on any one or more occasion, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a redemption price equal to 109.125% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the aggregate principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.

Selection and Notice of Redemption

If less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the Trustee will select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company’s procedures, as applicable).

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder thereof upon cancellation of the Note to be redeemed. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

The Company may at any time, and from time to time, acquire Notes by means other than a redemption whether pursuant to an issuer tender offer, open market purchase or negotiated transaction so long as the acquisition does not otherwise violate the terms of the Indenture.

Change of Control

Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “Optional Redemption,” the Company will make an Offer to Purchase all of the outstanding Notes at a purchase price (the “Purchase Price”) in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including, the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company or a third party (including for this purpose any Affiliate of the Company) commences an Offer to Purchase all outstanding Notes at the Purchase Price and (ii) all Notes validly tendered and not withdrawn pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, there can be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an Offer to Purchase the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “—Amendment, Supplement and Waiver.”

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any Offer to Purchase as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption for all outstanding notes has been given by the Company pursuant to the Indenture as described above under the caption “—Optional Redemption”.

The Company’s ability to pay cash to the Holders of Notes upon a Change of Control will be subject to the Company’s then existing financial resources and may be restricted by agreements governing the Company’s other Debt. The Credit Agreement provides that a change of control (as defined therein) will be a default that permits lenders to accelerate the maturity of all borrowings thereunder. Other future debt agreements may also require the Company to repurchase the Debt outstanding thereunder upon a Change of Control, which would further limit the Company’s ability to effect a purchase of the Notes upon a Change of Control. See “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon a change of control.” Notwithstanding anything to the contrary herein, an Offer to Purchase may be made by the Company or a third party (including for this purpose an Affiliate of the Company) in advance of a Change of Control, and conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Offer to Purchase.

Certain Covenants

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; provided that the Company or any of its Restricted Subsidiaries may Incur additional Debt if, immediately after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Total Debt Ratio would be less than or equal to 4.75 to 1.0 and (b) no Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt; provided further, that the amount of Debt (other than Permitted Debt) that may be Incurred by Restricted Subsidiaries that are not Guarantors, pursuant to the foregoing, shall not exceed $25.0 million at any one time outstanding.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, (x) Debt Incurred under the Credit Agreement on the Issue Date shall be treated as Incurred pursuant to clause (a) of the definition of “Permitted Debt,” and may not later be reclassified and (y) the outstanding principal amount of any Debt shall be counted only once such that (without limitation) any obligation arising under any Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, except as provided above, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the definition of “Permitted Debt” or Debt Incurred pursuant to the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, may classify and divide, and from time to time may redivide and reclassify, all or any portion of such item of Debt in more than one of the types of Debt described (provided that at the time of reclassification or redivision such Debt meets the criteria in such category or categories).

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the forms of additional Debt or payment of dividends on Redeemable Capital Interests in the forms of additional shares of Redeemable Capital Interests with the same terms and any changes in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Debt or issuance of Redeemable Capital Interests for purposes of this covenant.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Debt that is by its terms (or by the terms of any agreement governing such Debt) subordinated in right of payment to any other Debt of the Company or of such Guarantor, as the case may be, unless such Debt is also by its terms (or by the terms of any agreement governing such Debt) made expressly subordinate in right of payment to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Debt is subordinated to such other Debt of the Company or such Guarantor, as the case may be.

For purposes of the foregoing, no Debt will be deemed to be subordinated in right of payment to any other Debt of the Company or any Guarantor solely by virtue of being unsecured or secured by a Permitted Lien or by virtue of the fact that the holders of such Debt have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them or other payments among them.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of such Restricted Payment:

(a)           no Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b)           after giving effect to such Restricted Payment on a pro forma basis, the Company’s Consolidated Total Debt Ratio would be less than or equal to 3.75 to 1.0; and

(c)           after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (xii) of the next succeeding paragraph), shall not exceed the sum (without duplication) of:

(1)           100% of the Consolidated Cash Flow (or if Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from January 1, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 2.0 times the Company’s Consolidated Interest Expense for the same period, plus

(2)           100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus

(3)           100% of the amount by which Debt of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of the Notes of any Debt of the Company for Qualified Capital Interests of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange), plus

(4)           100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from (x) payments of interest on Debt, dividends, distributions, redemption, repurchases, repayments of loans or advances, or other transfers of assets (but only to the extent such interest, dividends, distributions, redemptions, repurchases, repayments or other transfers were made in cash), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, an Unrestricted Subsidiary), (y) the sale or other disposition (other than to the Company or a Restricted Subsidiary) thereof made by the Company and its Restricted Subsidiaries or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions; provided that, in the case of clauses (iv), (ix) or (x) immediately after giving effect to such action no Event of Default has occurred and is continuing:

(i)            the payment of any dividend or other distribution on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company) of Qualified Capital Interests of the Company;

(iii)          the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes out of the net cash proceeds of a substantially concurrent issue and sale of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) Qualified Capital Interests of the Company or a Guarantor;

(iv)          the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Interests in the Company held by employees, consultants, officers or directors or by former employees, consultants. officers or directors of the Company or any Restricted Subsidiary (or their respective permitted transferees, assigns, estates or heirs) upon death, disability, retirement, termination or alteration of employment or service; provided that the aggregate cash consideration paid for such purchase, repurchase, redemption, defeasance, retirement or other acquisition of such Capital Interests does not exceed $5.0 million in any calendar year; provided that any unused amounts in any calendar year may be carried forward to one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) may not exceed $10.0 million in any calendar year;

(v)           repurchase, redemptions or other acquisitions or retirements for value of Capital Interests of the Company or any Restricted Subsidiary deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interest represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;

(vi)          the prepayment of intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “—Limitation on Incurrence of Debt”;

(vii)         cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii)        the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “—Limitation on Incurrence of Debt”;

(ix)           upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under “—Change of Control” and “—Limitation on Asset Sales” at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than 100% of the principal amount thereof (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(x)            payment of other Restricted Payments not in excess of $40.0 million in the aggregate;

(xi)           the payment of any amounts under any agreement or arrangement (whether or not written) by and among any of the Company, the Parent and their respective Subsidiaries related to the furnishing of general administrative services and the allocation of such costs; provided that any such costs are allocated among the parties fairly and reasonably and consistent with historical practice, and in amount not to exceed $2.0 million in any calendar year; and

(xii)          with respect to any taxable year for which the Company and/or any of its Subsidiaries is a member of a consolidated, combined or similar income, margin, profits or franchise tax group of which Parent or another direct or indirect parent of the Company is the common parent (a “Tax Group”), distributions or other payments to Parent in an aggregate amount equal to the portion of any consolidated, combined or similar income, margin, profits or franchise taxes of the Tax Group for such taxable year that is attributable to the Company and/or its Subsidiaries; provided, that any amount payable under this clause (xii) in respect of any tax for any taxable year shall not exceed the amount of such tax that would have been payable by the Company and/or its applicable Subsidiaries for such taxable year had the Company and/or its applicable Subsidiaries been a stand-alone taxpayer or stand-alone group for all taxable years ending after the date hereof; and provided further, that a distribution or other payment attributable to an Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary has made a cash payment for such purpose to the Company or a Restricted Subsidiary.

For purposes of the covenant described above, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company, in its sole discretion, may classify and divide, and from time to time may redivide and reclassify, such Investment or Restricted Payment in any manner that complies with this covenant (provided that at the time of reclassification or redivision the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception).

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such

Person shall be a Permitted Investment and shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, or clause (x) above, in each case to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with the “—Limitation on Asset Sales” covenant, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant or clause (x) above, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant or clause (x) above.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any property or assets of the Company or any Restricted Subsidiary now owned or hereafter acquired and which Lien secures Debt, without securing the Notes and all other amounts due under the Indenture (for so long as such Lien exists) equally and ratably with (or prior to) the Debt secured by such Lien.

Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture, law, rules or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Guarantor.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a)           any encumbrance or restriction in existence on the Issue Date, including those required by any Credit Facility in existence on the Issue Date or any future Debt incurred in compliance with any such Credit Facility (so long as such restrictions are not materially more restrictive, taken as a whole, than any such Credit Facility) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more materially restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b)           any encumbrance or restriction pursuant to an agreement relating to an acquisition of securities or property, so long as the encumbrances or restrictions in any such agreement relate solely to the securities or property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c)           any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with a Restricted Subsidiary after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d)           any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are, in the good faith judgment of the Company, no more materially restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, Refinanced or extended;

(e)           customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f)            any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g)           any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(h)           any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;

(i)            restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(j)            provisions with respect to the disposition or distribution of assets or property in joint venture agreements, limited liability company agreements, partnership agreements, shareholder agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements;

(k)           any instrument governing any Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(1)           Liens securing Debt otherwise permitted to be Incurred under the Indenture, including the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m)          customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by the Indenture, which limitation is applicable only to the assets (including Capital Interests of Subsidiaries) that are the subject of such agreements; and

(n)           restrictions in financings that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and, as determined by management of the Company in its reasonable and good faith judgment, will not materially impair the Company’s ability to make payments required under the Notes.

Limitation on Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and

(2)           at least 75% of the total consideration received in such Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)           any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 365 days of their receipt to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1)           to repay Debt under any Credit Facility (or other Debt of the Company or Restricted Subsidiary, as applicable, secured by a Lien), and, in the case of any such repayment under any revolving credit or other facility that permits future borrowings effect a permanent reduction in the availability or commitments under such facility;

(2)           to acquire assets constituting, or any Capital Interests of, a Permitted Business, if, after giving effect to any such acquisition of Capital Interests, such assets are owned by the Company or a Restricted Subsidiary or the Person owning such Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)           to acquire alarm monitoring accounts or agreements;

(4)           to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of the Indenture;

(5)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(6)           any combination of the foregoing;

provided that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clause (2), (3), (4) or (5), or any combination thereof, of this paragraph, such 365-day period will be extended up to an additional 180 days with respect to the amount of Net Cash Proceeds so committed. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Agreement.

Subject to the next succeeding paragraph, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $25.0 million (it being understood that the Company may, in its sole discretion, make an Offer to Purchase pursuant to this covenant prior to the time that the aggregate amount of Excess Proceeds exceeds $25.0 million), the Company will, within 30 days of reaching such threshold, make an Offer to Purchase to all Holders of Notes and to all holders of other Debt ranking pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to asset sales, in each case, equal to the Excess Proceeds. The offer price for the Notes in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under the Indenture. If the aggregate principal amount of Notes and other pari passu debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated between the Notes and such other pari passu Debt pro rata in proportion to the respective principal amount of Notes and such other pari passu Debt tendered. The Trustee will select the tendered Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot, pro rata among all the Notes tendered or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company Procedures, as applicable). Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Company’s ability to pay cash to the Holders of Notes under an Offer to Purchase under this covenant will be subject to the Company’s then existing financial resources and may be restricted by agreements governing the Company’s other Debt, including the Credit Agreement. Our other debt agreements may also have similar covenants, such as requiring the Company to repurchase the Debt outstanding thereunder after an Asset Sale, which would further limit the Company’s ability to effect an Offer to Purchase under this covenant. See “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon a change of control.”

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions involving aggregate payments or consideration in excess of $5.0 million, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”), unless:

(i)            such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with an unaffiliated party;

(ii)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitations do not limit, and shall not apply to:

(1)           Restricted Payments that are permitted by the provisions of the Indenture described above under “—Limitation on Restricted Payments”, any Permitted Investments that are permitted by the Indenture and transactions permitted by, and complying with, the provisions of the Indenture described below under “—Consolidation, Merger, Conveyance, Transfer or Lease”;

(2)           the payment (and any agreement, plan or arrangement relating thereto) of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnification and insurance arrangements to members of the Board of Directors of the Company or a Restricted Subsidiary;

(3)           the payment (and any agreement, plan or arrangement relating thereto) of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnification and insurance arrangements to officers, employees and consultants of the Company or any Restricted Subsidiary;

(4)           transactions between or among the Company and/or its Restricted Subsidiaries;

(5)           any transaction with an Affiliate in which the only consideration paid by the Company or any Restricted Subsidiary is Qualified Capital Interests of the Company or any Restricted Subsidiary or any issuance of Qualified Capital Interest by the Company or any Restricted Subsidiary;

(6)           any agreement or arrangement as in effect on the Issue Date and any amendment, extension or modification thereto so long as such amendment, extension or modification is not more disadvantageous to the Holders of the Notes in any material respect;

(7)           transactions in which the Company delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the transaction is fair, from a financial point of view, to the Company and any relevant Restricted Subsidiaries;

(8)           any contribution of capital to the Company or any Restricted Subsidiary;

(9)           transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, on terms that (taken as a whole) are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could reasonably be expected to be obtained in a comparable arm’s-length transaction with an unaffiliated party; or

(10)         payments by the Company or any Restricted Subsidiary made pursuant to management/consulting agreements in existence on the Issue Date, and the performance of the obligations of the Company and any Restricted Subsidiary as required or permitted by the terms of such agreements; provided, however, that the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause (10) to the extent that the terms (taken as a whole) of any such amendment or new agreement are not otherwise materially disadvantageous to the Holders of the Notes.

Provision of Financial Information

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish without cost to each Holder of Notes and file with the Trustee, within the time periods specified in the Commission’s rules and regulations that would then be applicable to the Company:

(1)           all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company was required to file such reports; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports.

All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the consolidated financial statements of the Company by the certified independent accountants of the Company.

In addition, if at any time any direct or indirect parent becomes a Guarantor (there being no obligation of any such parent to do so), such entity holds no material assets other than cash, cash equivalents and the Capital Interests of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be furnished to Holders of the Notes pursuant to this covenant may, at the option of the Company, be furnished by and be those of such parent rather than the Company.

If the Company files the documents and reports required by the provision of the Indenture with the Commission and such documents and reports are publicly available on the Commission’s Electronic Data-Gathering, Analysis, and Retrieval system (or any successor system), such document or report shall be deemed to be delivered to each Holder of the Notes and filed with the Trustee for purpose of this provision.

In addition, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Additional Note Guarantees

On the Issue Date, each of the Guarantors will guarantee the Notes in the manner and on the terms set forth in the Indenture.

After the Issue Date, the Company will cause each of its Restricted Subsidiaries (other than (x) any Foreign Subsidiary and (y) any Restricted Subsidiary that is prohibited by law from guaranteeing the Notes or that would experience adverse regulatory consequences as a result providing a guarantee of the Notes (so long as, in the case of this clause (y), such Restricted Subsidiary has not provided a guarantee of any other Debt of the Company or any Guarantor)) that (A) Incurs Debt in an aggregate principal amount in excess of $2.0 million (other than Debt permitted to be Incurred pursuant to clauses (iv), (v), (viii), (ix), (xi), (xii), (xiv) (in the case of Refinancing Debt under clause (iv) referenced therein) and (xv) of the definition of “Permitted Debt”) at any time outstanding or (B) guarantees Debt under a Credit Agreement or any other Debt

(other than pursuant to the Permitted Debt clauses referred to above) of the Company or the Guarantors, in each case, to guarantee the Notes and the Company’s other obligations under the Indenture.

Each Note Guarantee by a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—A court could void the guarantees of the notes under fraudulent transfer laws.”

Limitation on Creation of Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company (including any newly acquired Subsidiary or Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary designated as such by the Board of Directors of the Company as set forth below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company; provided that either:

(x)            the Subsidiary to be so designated has total assets of $1,000 or less; or

(y)           (i) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph under the “Limitation on Incurrence of Debt” covenant and (ii) the Company or any Restricted Subsidiary would be permitted to make a Restricted Payment or Permitted Investment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “—Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment or Permitted Investment for the purpose of calculating the amount available in connection with such covenant.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “—Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “—Limitation on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i)            either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the Indenture; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii)           immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii)          immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the “—Limitation on Incurrence of Debt” covenant; and

(iv)          the Company delivers, or causes to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

The preceding clause (iii) will not prohibit:

(a)           a merger between the Company and a Restricted Subsidiary of the Company; or

(b)           a merger between the Company (or any Restricted Subsidiary) and an Affiliate thereof incorporated solely for the purpose of changing the Company’s (or such Restricted Subsidiary’s) state of incorporation or converting the Company (or such Restricted Subsidiary) into a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia.

No Guarantor may consolidate with or merge with or into another Person, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists shall have occurred and be continuing; and

(2)           either (a) such Guarantor will be the surviving or continuing Person or (b) the Person (if other than the Guarantor) formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and the Indenture.

For all purposes of the Indenture and the Notes, (i) Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and (ii) all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions, shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Limitation on Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to the extent as would not be material to us and our Restricted Subsidiaries taken as a whole (as determined by our Board of Directors).

Event of Default

Each of the following is an “Event of Default” under the Indenture:

(1)           default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)           default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)           failure to perform or comply with the Indenture provisions described under “Consolidation, Merger, Conveyance, Transfer or Lease”;

(4)           except as permitted by the Indenture, (i) any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, in full force and effect and enforceable in accordance with its terms (other than in accordance with the terms of the Note Guarantee or the Indenture) for a period of 30 days after written notice thereof by the Trustee or the Holders of 25% in principal amount of the outstanding Notes or (ii) the Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason be asserted by any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) or the Company not to be in full force and effect and enforceable in accordance with its terms (other than by reason of release of the Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee);

(5)           failure by the Company or any Guarantor to comply with (i) any covenant or agreement in the Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above or (y) a covenant or agreement described under “—Provision of Financial Information” above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement described under “—Provision of Financial Information” above and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)           a default or defaults under any bonds, debentures, notes or other evidences of Debt for borrowed money (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal amount outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7)           the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments (following the exhaustion of all available appeal processes pending which such final judgment or final judgments are stayed) for the payment of money in an aggregate amount in excess of $25.0 million (to the extent not covered by insurance or indemnity), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(8)           certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 30 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture and the Guarantees for any of the following purposes:

(1)           to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture, the Guarantees and the Notes;

(2)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3)           to add additional Events of Default;

(4)           to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)           to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)           to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7)           to cure any ambiguity, defect, omission, mistake or inconsistency;

(8)           to make any other provisions with respect to matters or questions arising under the Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(9)           to conform the text of the Indenture or the Notes to any provision of this “Description of Notes;” or

(10)         to release Guarantors when permitted by the Indenture.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)           change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor,

(2)           reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3)           modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or Asset Sale, as applicable,

(4)           subordinate, in right of payment, the Notes to any other Debt of the Company,

(5)           modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6)           release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1)           in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2)           in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Company and the Guarantors may terminate the obligations under the Indenture (a “Discharge”) when:

(1)           either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)           the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3)           the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4)           the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)           the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes (“legal defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1)           the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2)           the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)           the rights, powers, trusts, duties and immunities of the Trustee,

(4)           the Company’s right of optional redemption, and

(5)           the defeasance provisions of the Indenture.

In addition, the Company and the Guarantors may elect, at their option, to have their obligations released with respect to the Guarantees and certain covenants, including, without limitation, the obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes:

(1)           the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2)           in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)           in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)           no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)           such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6)           such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(7)           the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

In the event of a legal defeasance or a Discharge, under current law a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would generally be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

U.S. Bank National Association, the Trustee under the Indenture, will be the initial paying agent and registrar for the Notes. The Trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the

Company under the Notes, any Note Guarantee, the exchange offer or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Acquired Debt” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Debt of such Person existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Debt of a Person, other than the Company or a Restricted Subsidiary, existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Debt expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Debt was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Applicable Premium” means, as calculated by the Company, with respect to any Note on any applicable redemption date, the greater of:

(1)           1.0% of the principal amount of the Note; and

(2)           the excess of:

(a)           the present value at such redemption date of (i) the redemption price of the Note at April 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption—General”) plus (ii) all required interest payments due on the Note through April 1, 2016 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the principal amount of such Note.

“Asset Acquisition” means:

(a)           an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b)           the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person, other than in the ordinary course of business.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i)            Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii)           any other property or assets (other than in the ordinary course of business, which shall include any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business);

provided, however, that the term “Asset Sale” shall exclude:

(a)           any asset disposition permitted by the provisions described under “Consolidation, Merger, Conveyance, Transfer or Lease” that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(b)           any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $5.0 million;

(c)           sales or other dispositions of cash or Eligible Cash Equivalents;

(d)           sales of interests in Unrestricted Subsidiaries;

(e)           the sale and leaseback of any assets within 90 days of the acquisition thereof;

(f)            the disposition of assets that, in the good faith judgment of the Board of Directors of the Company, are no longer used or useful in the business of such entity;

(g)           a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(h)           any trade-in of equipment in exchange for other equipment in the ordinary course or dispositions of equipment or real property to the extent (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(i)            the creation of a Lien (but not the sale or other disposition of the property subject to such Lien other than a Permitted Lien);

(j)            leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of the Indenture;

(k)           dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(l)            licensing of intellectual property in the ordinary course of business;

(m)          any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(n)           voluntary termination of Hedging Obligations;

(o)           amounts held as a holdback from the purchase price of any alarm monitoring agreements and the reconveyance to dealers of accounts cancelled due to non-performance during the guarantee period; or

(p)           any transaction that constitutes a Change of Control.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the aggregate amount of scheduled principal payment by (ii) the then outstanding principal amount of such Debt.

“Board of Directors” means (i) with respect to any corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Change of Control” means the occurrence of any of the following events:

(a)           the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or any “group” controlled by a Permitted Holder, that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Interests in the Company;

(b)           the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders (other than Parent) or any “group” controlled by a Permitted Holder (other than Parent), that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (b) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Interests in the Parent; provided, however, that this clause (b) shall cease to apply following the completion of any Offer of Purchase conducted in accordance with the covenants set forth in “Description of Notes—Change of Control” in connection with the occurrence of an event described in clause (a) or (c) of this definition; or

(c)           the Company or any Restricted Subsidiary sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of the Company’s and its Restricted Subsidiaries’ assets (determined on a consolidated basis) to any Person (other than the Company, a Restricted Subsidiary or one or more Permitted Holders), or the Company merges or consolidates with, a Person other than a Restricted Subsidiary of the Company or a Person that is a Permitted Holder (unless the shareholders holding Voting Interests of the Company immediately prior to such merger or consolidation control in excess of 50% of the total voting power of the Voting Interests in the surviving Person immediately following such merger or consolidation).

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           Consolidated Income Tax Expense (other than income tax expense (either positive or negative)

attributable to extraordinary gains or losses), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(4)           Consolidated Non-cash Charges, to the extent that such Consolidated Non-cash Charges were deducted in computing such Consolidated Net Income; plus

(5)           severance costs and charges and closure costs; plus

(6)           any expenses or charges related to the Transactions, including payments made in connection with the termination of the Securitization Indebtedness and any related swap arrangements; plus

(7)           non-cash interest expense; plus

(8)           interest incurred in connection with Investments in discontinued operations; minus

(9)           non-cash items increasing such Consolidated Net Income, other than (a) the accrual of revenue in the ordinary course of business and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes, margin taxes or other taxes on profits of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i)            the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)           any amortization of debt discount;

(b)           the net cost under non-speculative Hedging Obligations (including any amortization of discounts);

(c)           the interest portion of any deferred payment obligation;

(d)           all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e)           all accrued interest; plus

(ii)           the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(iii)          the interest expense on any Debt guaranteed by such Person and its Restricted Subsidiaries; plus

(iv)          all capitalized interest of such Person and its Restricted Subsidiaries for such period; less

(v)           interest income of such Person and its Restricted Subsidiaries for such period.

provided, however, that Consolidated Interest Expense will exclude the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A)          excluding, without duplication

(i)            all extraordinary or non-recurring gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii)           the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not or could not have actually been received by such Person or one of its Restricted Subsidiaries;

(iii)          gains or losses in respect of any Asset Sales after the Issue Date by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv)          the net income (loss) from any operations disposed of or discontinued after the Issue Date and any net gains or losses on such disposition or discontinuance, on an after-tax basis;

(v)           solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(vi)          any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii)         any fees and expenses, including deferred finance costs, paid in connection with the Transactions (including payments made in connection with the termination of the Securitization Indebtedness and any related swaps arrangements and rating agency fees);

(viii)        non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix)           any net after-tax gains or losses attributable to the early extinguishment of Debt;

(x)            any Creation Costs expensed during such period; and

(B)           including, without duplication, dividends from Persons that are not Restricted Subsidiaries actually received in cash by the Company or any Restricted Subsidiary.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charges to the extent that it represents an accrual of or reserve for cash payments to be made in any future period or amortization of a prepaid cash expense that was paid in a prior period).

“Consolidated Secured Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Debt of the Company and its Restricted Subsidiaries secured by a Lien (excluding (x) Hedging Obligations and (y) any undrawn letters of credit issued in the ordinary course of business).

“Consolidated Secured Debt Ratio” means, as of any date of determination (the “Determination Date”), the ratio of (a) the Consolidated Secured Debt of the Company and its Restricted Subsidiaries on the Determination Date to (b) the aggregate amount of Consolidated Cash Flow for the last full fiscal quarter for which financial information in respect thereof is available immediately preceding the Determination Date (the “Last Fiscal Quarter”) multiplied by 4. For purposes of this definition, Consolidated Secured Debt and Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)           the Incurrence of any Debt secured by a Lien (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Company or any Restricted Subsidiary (and the

application of the proceeds thereof) and any repayment of other Debt secured by a Lien (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to the Determination Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Last Fiscal Quarter; and

(b)           any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Debt secured by a Lien and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Debt or Acquired Debt) occurred on the first day of the Last Fiscal Quarter;

provided, that no pro forma effect shall be given to the incurrence of any Permitted Debt Incurred on such date of determination or the discharge on such date of determination of any Debt from the proceeds of any such Permitted Debt.

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Debt of the Company and its Restricted Subsidiaries (excluding (x) Hedging Obligations and (y) any undrawn letters of credit issued in the ordinary course of business).

“Consolidated Total Debt Ratio” means, as of any Determination Date, the ratio of (a) the Consolidated Total Debt of the Company and its Restricted Subsidiaries on the date of determination to (b) the aggregate amount of Consolidated Cash Flow for the Last Fiscal Quarter multiplied by 4. For purposes of this definition, Consolidated Total Debt and Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)           the Incurrence of any Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to the Determination Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Last Fiscal Quarter; and

(b)           any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Debt and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Debt or Acquired Debt) occurred on the first day of the Last Fiscal Quarter;

provided, that no pro forma effect shall be given to the incurrence of any Permitted Debt Incurred on such date of determination or the discharge on such date of determination of any Debt from the proceeds of any such Permitted Debt.

“Creation Costs” means the cost, whether capitalized or expensed, of selling, equipping and installing an alarm system less the installation revenue received plus indirect expenses for general and administrative items allocated to account generation.

“Credit Agreement” means the Credit Agreement dated as of Issue Date, by and among the Company, as Borrower, Bank of America, N.A., as issuing bank and administrative agent, and the other agents and lenders named therein, including any notes, letters of credit, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Debt incurred thereunder), and in each case as amended or refinanced by one or more Credit Facilities.

“Credit Facility” means one or more debt facilities of the Company or any Restricted Subsidiary (which may be outstanding at the same time as and including the Credit Agreement) with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, letters of credit or other long term indebtedness, including all notes, letters of credit, collateral documents, guarantees, instruments and agreements executed and delivered in connection therewith, and in each case as such agreement may be amended, modified, supplemented, restated, refinanced, refunded, replaced or otherwise restructured, in whole or in part from time to time, including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, increases the amount of available borrowings or obligations thereunder; provided that such increase in borrowings is permitted under the covenant described under “Certain Covenants—Limitation on Incurrence of Debt” or adds Subsidiaries of the Company as additional borrowers, issuers or guarantors thereunder (whether pursuant to the same agreement or one or more replacement or additional agreements), in each case with respect to such agreement or agreements, any successor or replacement agreement or agreements or any indenture or replacement indenture and whether by the same or any other agent, lender, group of lenders, investors, purchasers or debt holders.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following, if and to the extent the following items (other than clauses (iii), (vi), (vii), (viii) and (ix) below) would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business and excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent and payment under purchase agreements; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person for the reimbursement of any obligor on any letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described under (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit); (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent), (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination (but excluding any accrued dividends); (vii) net Obligations under any Hedging Obligations of such Person at the time of determination; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions (in which case the amount of such Debt shall be deemed to be the lesser of the value of such property or other assets and the amount of the Debt, dividends or other distributions so secured). For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

The amount paid by the Company or any Restricted Subsidiary for the purchase of subscriber accounts shall not be considered “Debt,” nor shall any amount withheld by the Company or a Restricted Subsidiary as a holdback to ensure the future performance obligations of the dealer from whom any purchase of subscriber accounts is made.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Determination Date” has the meaning set forth in the definition of “Consolidated Secured Debt Ratio.”

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company; provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof, as determined in good faith by the Company.

“Foreign Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person under:

(i)            interest rate protection agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, interest rate futures and interest rate options;

(ii)           other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(iii)          foreign exchange contracts, currency swap agreements or similar agreements or arrangements.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1)           amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2)           the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3)           the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4)           realized or unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Imperial Capital, LLC and U.S. Bancorp Investments, Inc. and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (ii) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms arising in the ordinary course of business (and provided that such trade terms may include such concessionary trade terms as such Person deems reasonable under the circumstances); (b) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the ordinary course of business. For the avoidance of doubt, any payments pursuant to any Guarantee previously incurred in compliance with the Indenture shall not be deemed to be Investments by the Company or any of its Restricted Subsidiaries.

“Issue Date” means March 23, 2012, the date on which Notes are originally issued under the Indenture.

“Last Fiscal Quarter” has the meaning set forth in the definition of “Consolidated Secured Debt Ratio.”

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement of any kind or nature on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, investment banking, appraisal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred, any relocation expenses incurred as a result thereof, and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to any Person owning a beneficial interest in the assets subject to sale or minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee at least five days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)           the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2)           the Expiration Date and the Purchase Date;

(3)           the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4)           the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to the Indenture);

(5)           that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7)           that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8)           that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9)           that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to 5:00 p.m., New York City time, on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)         that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than 5:00 p.m., New York City time, on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)         that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company’s procedures, as applicable) (with such adjustments as maybe deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); and

(12)         if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Parent” means Ascent Capital Group, Inc., a Delaware corporation, together with its successors (by operation of law or otherwise).

“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by the Company and the Restricted Subsidiaries on the Issue Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Company.

“Permitted Debt” means

(i)            Debt Incurred pursuant to any Credit Facility in an aggregate principal, amount at any one time outstanding not to exceed $700.0 million;

(ii)           Debt outstanding under the Notes (excluding any Additional Notes) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii)          Guarantees of the Notes;

(iv)          Debt of the Company or any Restricted Subsidiary outstanding at the time of the Issue Date (other than clauses (i), (ii) or (iii) above or (xv) below);

(v)           Debt owed to and held by the Company or a Restricted Subsidiary;

(vi)          Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(vii)         Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under any Credit Facility; provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being Guaranteed;

(viii)        Debt Incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or Incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix)           Debt under Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(x)            Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt and any Refinancing Debt that refinances any Debt Incurred under this clause (x); provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $15.0 million in the aggregate;

(xi)           Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price, holdback or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets, including acquisitions of alarm monitoring agreements, or any acquisition or disposition of Capital Interests of the Company or a Restricted Subsidiary otherwise permitted under the Indenture;

(xii)          Debt arising by virtue of the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests; provided, however, that:

(a)           any subsequent issuance or transfer of Redeemable Capital Interests that results in any such Redeemable Capital Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(b)           any sale or other transfer of any such Redeemable Capital Interests to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an Incurrence of Debt by such Restricted Subsidiary that was not permitted by this clause (xii);

(xiii)         Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition (including additional Debt under any Credit Agreement), in an aggregate principal amount not to exceed $75.0 million at any time outstanding;

(xiv)        Refinancing Debt in respect of Debt permitted by clauses (ii), (iii) and (iv) above, this clause (xiv) or the first paragraph under”—Certain Covenants—Limitation on Incurrence of Debt”; and

(xv)         Debt of the Company or any of its Restricted Subsidiaries arising from customary cash management services or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within 10 business days of Incurrence.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xiv) of this definition of “Permitted Debt.”

“Permitted Holders” means any one or more of the following: (i) Parent, or (ii) any Permitted Management Holder; provided that Permitted Management Holders shall not be Permitted Holders in connection with a “going private” transaction within the meaning of Rule 13e-3.

“Permitted Investments” means:

(a)           Investments in existence on the Issue Date or Investments which constitute an amendment,

extension, modification, or renewal of any such Investments (but without increasing the amount of the initial Investment);

(b)           Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c)           Investments in cash and Eligible Cash Equivalents;

(d)           Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the operation of a Permitted Business (including the purchase of subscriber accounts and amounts that may be owed to the Company or any Restricted Subsidiary by alarm dealers for lost or terminated subscriber accounts);

(e)           Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(f)            Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(g)           Hedging Obligations entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates;

(h)           Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary or as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(i)            Investments by the Company or any Restricted Subsidiary made after the Issue Date not otherwise permitted under this definition, in an aggregate amount not to exceed $35.0 million at any one time outstanding;

(j)            loans and advances to, or reimbursements of, directors, officers, consultants, and employees of the Company and any Restricted Subsidiary (other than those described in clause (m) below) (A) in the ordinary course of business (other than loans or advances to any director or executive officer (or the equivalent thereto) that would be in violation of Section 402 of the Sarbanes-Oxley Act) and (B) to make purchases of Capital Interests and options of the Company and its Restricted Subsidiaries in an amount not to exceed $5.0 million in the aggregate at any one time outstanding;

(k)           Investments the payment for which consists solely of Qualified Capital Interests of the Company;

(l)            any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales” or any other disposition of property or assets not constituting an Asset Sale;

(m)          payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(n)           guarantees of Debt permitted by the covenant described hereunder “—Certain Covenants—Limitation on Incurrence of Debt”;

(o)           the issuance of any letter of credit or similar support for the obligations of any insurance Subsidiary in the ordinary course of business; and

(p)           loans or advances to originators or dealers of alarm monitoring agreements not to exceed $15.0 million at any one time outstanding.

“Permitted Liens” means:

(a)           Liens existing at the Issue Date;

(b)           Liens that secure obligations incurred pursuant to clause (i) or clause (ix) of the definition of “Permitted Debt”;

(c)           any Lien for taxes or assessments or other governmental charges or levies not then overdue by more than 30 days (or which, if overdue by more than 30 days, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(d)           any Liens in respect of property of the Company or any Restricted Subsidiary imposed by Law or contract, such as carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s or other similar Liens which were not incurred or created to secure debt for borrowed money and which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the use thereof in the operation of the business of such Person;

(e)           survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of such Person;

(f)            pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary or on property acquired by the Company or any Restricted Subsidiary (and in each case not created or Incurred in anticipation of such transaction), including Liens securing Acquired Debt permitted under this Indenture; provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(h)           Liens securing Debt of a Restricted Subsidiary that is a Guarantor owed to and held by the Company or a Restricted Subsidiary that is a Guarantor thereof;

(i)            other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

(j)            Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) and (g); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the principal amount of the refinanced Debt plus any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing or refunding;

(k)           Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(1)           licenses of intellectual property granted in the ordinary course of business;

(m)          Liens to secure Capital Lease Obligations or Purchase Money Debt permitted to be Incurred pursuant to clause (x) of the definition of “Permitted Debt” covering only the assets financed by or acquired with such Debt;

(n)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(o)           Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(p)           Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(q)           Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(r)            Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(s)           deposits made in the ordinary course of business to secure liability to insurance carriers;

(t)            leases, subleases, licenses or sublicenses granted to others in the ordinary course of business so long as such leases, subleases, licenses or sublicenses do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(u)           Liens arising from UCC financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(v)           Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Debt and other obligations of such Restricted Subsidiary incurred in compliance with the Indenture;

(w)          Liens not otherwise permitted under the Indenture securing Debt, as measured by principal amount, which, when taken together with the principal amount of all other Debt secured by Liens at the time of Incurrence and after giving effect to the Incurrence of such Debt and the application of proceeds therefrom on such date, the Consolidated Secured Debt Ratio of the Company would not exceed 2.75 to 1.0; and

(x)            any extensions, substitutions, replacements or renewals of the foregoing.

“Permitted Management Holder” means (i) an executive officer or director of Parent on the Issue Date; (ii) spouses, siblings and lineal descendants (including adoptees) of the Persons described in clause (i); (iii) any trusts or private foundations created for the benefit of, or controlled by, any of the Persons described in clauses (i), (ii) or (iv) or any trusts or private foundations created for the benefit of any such trust or private foundation; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date shall beneficially own (as defined in clause (a) or (b), as applicable, of the definition of “Change of Control” set forth above) Capital Interests of the Company or Parent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt

(i)            Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii)           that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof); and

in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Interests or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Interests, in each case yielding gross process to the Company of at least $50.0 million, other than any public offerings registered on Form S-8.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests; provided, further, that any class of equity securities of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of equity securities that are not Redeemable Capital Interests, and that is not convertible into or puttable or exchangeable for Redeemable Capital Interests or Debt, will not be deemed to be Redeemable Capital Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of equity securities that are not Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company or any Restricted Subsidiary to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the change of control or asset sale provisions applicable to such equity security are no more favorable to such holders than the provisions described under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Refinancing Debt” means Debt that refunds, refinances, defeases, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(i)            the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced, defeased, renewed, replaced or extended, if such Debt was subordinated to the Notes,

(ii)           the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii)          the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, defeased, renewed, replaced or extended,

(iv)          such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, defeased, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing optional prepayment provisions on such Debt being refunded, refinanced, defeased, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

(v)           such Refinancing Debt shall not include (x) Debt of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Debt of the Company or a Guarantor or (y) Debt of the Company or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

“Registration Rights Agreement” means that certain Registration Rights Agreement, to be dated as of the Issue Date, among, inter alia, the Company, the Guarantors, Merrill Lynch, Pierce Fenner & Smith Incorporated, Citigroup Global Markets, Credit Suisse Securities (USA) LLC, Imperial Capital, LLC and U.S. Bancorp Investments, Inc.

“Restricted Payment” is defined to mean any of the following:

(a)           any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company; provided that the following shall not be “Restricted Payments”:

(i)            dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in the Company; and

(ii)           dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;

(b)           any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company or any of its Restricted Subsidiaries, including any issuance of Debt, in exchange for such Capital Interests or the conversion or exchange of such Capital Interests into or for Debt other than any such Capital Interests owned by the Company or any Restricted Subsidiary;

(c)           any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal or interest in anticipation of satisfying a sinking fund obligation, scheduled payment or final maturity, in each case, within one year of the due date thereof;

(d)           any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e)           any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

provided that notwithstanding the foregoing clauses (a) through (e), any payments in respect of Debt, if such Debt was issued prior to the Issue Date or the issuance of such Debt constituted a Restricted Payment under clause (b) above shall not be deemed to be Restricted Payments.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Securitization Indebtedness” means the Class A-1a Term Notes due 2027, the Class A-1b Term Notes due 2027, the Class A-2 Term Notes due 2037, Class A-3 Variable Funding Note due 2037 and the Class A-4 Variable Funding Note due 2037, in each case, issued by the Company.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority in total voting power of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Transactions” means the issuance of the Notes on the Issue Date, the repayment, defeasance, redemption or repurchase of the Securitization Indebtedness and the entering into the Credit Agreement and the transactions related thereto.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, determined in accordance with GAAP, as of the last day of the most recently ended fiscal quarter of the Company for which internal financial statements are available.

“Treasury Rate” means, as obtained by the Company, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 1, 2016; provided, however, that if the period from such redemption date to April 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

Book-entry, delivery and form

The certificates representing the exchange notes will be issued in fully registered form without interest coupons. The exchange notes initially will be represented by permanent global notes in fully registered form without interest coupons (each, a “Global Note”) and will be deposited with the Trustee as a custodian for DTC, as depositary, and registered in the name of a nominee of such depositary, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth in the notes and the indenture.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A Global Note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•                  DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depositary within 90 days of such notice, or

•                  there shall have occurred and be continuing an event of default with respect to the notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

Certificated Securities may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes, if any.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences relating to the exchange of original notes for exchange notes pursuant to the exchange offer and the material U.S. federal income tax consequences and, in the case of certain Non-U.S. Holders (as defined below), certain estate tax consequences of the acquisition, ownership and disposition of notes. It applies to you only if you hold the notes as capital assets for U.S. federal income tax purposes. The following discussion is not exhaustive of all possible tax considerations and does not address foreign, state, local or other tax laws or other U.S. federal taxes, such as the federal gift tax, the alternative minimum tax, or, except as specifically noted under “—Non-U.S. Holders—Certain U.S. Federal Estate Tax Considerations,” the federal estate tax.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•                  a dealer in securities or currencies,

•                  a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

•                  a bank or other financial institution,

•                  a life insurance company,

•                  an entity treated as a partnership for U.S. federal income tax purposes (or an investor in such entities),

•                  a regulated investment company,

•                  a real estate investment trust,

•                  a tax-exempt organization,

•                  a United States expatriate,

•                  a “controlled foreign corporation,”

•                  a “passive foreign investment company,”

•                  a person subject to alternative minimum tax;

•                  a person that owns notes that are part of a hedging transaction,

•                  a person that owns notes as part of a straddle or conversion, integrated or constructive sale transaction for U.S. federal income tax purposes, or

•                  a U.S. Holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all (unless otherwise noted) as currently in effect. These laws are subject to change, possibly on a retroactive basis. We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of exchanging original notes for exchange notes or of acquiring, holding or disposing of the notes.

Please consult your own tax advisor concerning the U.S. federal tax consequences of exchanging your original notes for exchange notes and of the acquisition, ownership and disposition of notes in your particular circumstances under the Code, as well as other federal tax laws (e.g., federal estate or gift tax) and the laws of state, local, foreign or any other taxing jurisdiction.

You are a United States holder (a “U.S. Holder”) if you are a beneficial owner of notes and you are, for U.S. federal income tax purposes:

•                  an individual who is a citizen or resident of the United States,

•                  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any state thereof or the District of Columbia,

•                  an estate whose income is subject to U.S. federal income tax regardless of its source, or

•                  a trust (i) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Except as modified for estate tax purposes (as described below), you are a non-United States holder (a “Non-U.S. Holder”) if you are a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes acquires notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership considering an investment in the notes should consult its tax advisor with regard to the U.S. federal income tax consequences of the acquisition, ownership and disposition of notes.

Certain Contingent Payments

In certain instances, we may be obligated to pay amounts in excess of the stated interest and principal on the notes (e.g., as described under “Description of Notes—Change of Control”). These payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” According to the applicable Treasury regulations, however, certain contingent payments will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingent payments, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingent payments are remote or incidental, and we do not intend to treat the notes as contingent payment debt instruments. Our position that such contingent payments are remote or incidental is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue interest income, as original issue discount (“OID”), at a higher rate than the stated interest rate on the notes, and to treat as ordinary interest income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Investors of notes should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

U.S. Holder

Exchange Offer

The exchange of original notes for exchange notes pursuant to the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind form the original notes. Accordingly, in the case of an exchange offer:

•                  you will not recognize gain or loss upon receipt of an exchange note;

•                  the adjusted tax basis of the exchange note you receive will be the same as your adjusted tax basis in the original note (determined immediately prior to the exchange) that is exchanged therefor; and

•                  the holding period of the exchange note you receive will include your holding period of the original note exchanged therefor.

Stated Interest

Each exchange note should be treated as a continuation of the original note exchanged therefor for purposes of the inclusion of stated interest into income.  Stated interest on a note will be includible in the gross income of a U.S. Holder as ordinary interest income in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Taxable Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Upon a sale, taxable exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount received upon the sale, taxable exchange, redemption, retirement or other taxable disposition (other than any amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and your adjusted tax basis in the note at that time. Your adjusted tax basis in your notes generally will equal the amount you paid for the notes.

Any gain or loss realized on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale, taxable exchange, redemption, retirement or other taxable disposition, the note has been held for more than one year. Long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Amortizable Bond Premium

If you purchase a note for an amount that is greater than the sum of all remaining payments on the note other than stated interest, you will be treated as having purchased the note with “amortizable bond premium” in an amount equal to such excess.  Amortizable bond premium on original notes should carry over to the exchange notes received in exchange therefor.  A U.S. holder may elect to amortize this premium using a constant yield method over the term of the notes and generally may offset interest in respect of the note otherwise required to be included in income by the amortized amount of the premium for the taxable year.  A U.S. holder that elects to amortize bond premium must reduce its tax basis in its note by the amount of the premium amortized in any taxable year.  An election to amortize bond premium is binding once made and applies to all bonds held by the holder at the beginning of the first taxable year to which this election applies and to all bond thereafter acquired.  You are urged to consult your own tax advisor concerning the computation and amortization of any bond premium on your notes.

Market Discount

If you purchase a note for an amount that is less than its stated principal amount, you will be treated as having purchased the note with “market discount” unless the discount is less than a specified de minimis amount.  Market discount on original notes should carry over to the exchange notes received in exchange therefor.  Under the market discount rules, a U.S. holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of any accrued market discount that has not previously been included in income.  For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. holder’s acquisition of the note to the maturity date of the note, unless the U.S. holder made an election to accrue market discount on a constant yield basis.  Accrued market discount on original notes that has not previously been included in income by a U.S. holder should carry over to the exchange notes received in exchange therefor.  A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity date or certain earlier dispositions.  A U.S. holder may elect to include market discount in income currently as it accrues on either a ratable or a constant yield basis, in which case the rules described about regarding (1) the treatment as ordinary income of gain upon the disposition of the note and (2) the deferral of interest deductions will not apply.  Currently included market discount is generally treated as ordinary interest income for U.S. federal income tax purposes.  An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

Information Reporting and Backup Withholding

In general, information reporting will apply to payments of interest on the notes and to the proceeds from the sale or other disposition (including a redemption or retirement) of a note paid to you unless you are an exempt recipient. Additionally, a backup withholding tax (currently at a rate of 28%, and scheduled to increase to 31% in 2013) will apply to such payments or proceeds if you fail to provide a correct taxpayer identification number or certification of exempt status, if you become subject to backup withholding because you previously failed to report dividend or interest income in full or if you otherwise fail to comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. If backup withholding applies to you, you may use the amounts withheld as a refund or credit against your U.S. federal income tax liability, as long as you timely provide certain information to the IRS.

Non-U.S. Holders

Interest

Interest that we pay to you that is not effectively connected with a U.S. trade or business will not be subject to U.S. federal income tax and withholding of U.S. federal income tax will not be required on that payment if you:

•                  are not a “10-percent shareholder” (within the meaning of sections 881(c)(3)(B) and 871(h)(3)(B) of the Code) of us;

•                  are not a controlled foreign corporation related to us;

•                  are not a bank receiving interest on a loan entered into in the ordinary course of business within the meaning of section 881(c)(3)(A) of the Code; and

•                  certify to us, our paying agent, or the person who would otherwise be required to withhold U.S. federal income tax, generally on IRS Form W-8BEN or applicable substitute form, under penalties of perjury, that you are not a U.S. person for U.S. federal income tax purposes and provide your name and address.

Interest that does not satisfy the foregoing exception will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless:

•                  such tax is eliminated or reduced under an applicable U.S. income tax treaty and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN (or other applicable form) establishing such reduction or exemption from withholding tax on interest; or

•                  such interest is effectively connected with a U.S. trade or business of the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI or W-8BEN claiming an exemption from withholding tax on such interest.

A Non-U.S. Holder whose interest income on the notes is effectively connected with a United States trade or business of the Non-U.S. Holder will be subject to regular U.S. federal income tax on such interest in generally the same manner as if it were a U.S. Holder, unless an applicable income tax treaty provides otherwise. A corporate Non-U.S. Holder may also be subject to a U.S. branch profits tax at a rate of 30% (or lower applicable treaty rate) on its effectively connected earnings and profits attributable to such interest, subject to adjustments.

Sale, Exchange, Redemption, Retirement or Other Disposition of the Notes

You generally will not be subject to U.S. federal income tax with respect to any gain recognized on a sale, taxable exchange, redemption, retirement or other taxable disposition of a note unless:

•                  the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty applies, is attributable to a permanent establishment or fixed base you maintain in the United States), in which event any gain will be subject to tax generally in the same manner as described above with respect to effectively connected interest; or

•                  you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met, in which event the gain (net of certain U.S. source capital losses) will be subject to a 30% (or lower applicable treaty rate) U.S. federal income tax.

Exchange Offer

The U.S. federal income tax consequences of the exchange of original notes for exchange notes pursuant to the exchange offer will be as described in “—U.S. Holders—Exchange Offer” above.

Information Reporting and Backup Withholding

You generally will be required to comply with certain certification procedures to establish that you are not a U.S. person in order to avoid backup withholding with respect to interest payments on, or the proceeds of a disposition (including a retirement or redemption) of, the notes. In addition, we must report annually to the IRS and to you the amount of any interest paid to you regardless of whether any tax was actually withheld. We may also be required to report the proceeds of a disposition to the IRS unless you properly establish an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely provided to the IRS.

Foreign Account Tax Compliance

The Hiring Incentives to Restore Employment Act, which contains provisions regarding foreign account tax compliance (“FATCA”), was enacted on March 18, 2010, and, once effective, will impose a 30% U.S. withholding tax on certain “withholdable payments.”  “Withholdable payments” include payments of U.S. source interest and the gross proceeds from a disposition of property (such as the notes) of a type which can produce U.S. source interest. The 30% withholding tax will apply to withholdable payments made to a foreign financial institution (the definition of which includes not only a traditional financial institution such as a bank but also an investment vehicle such as a hedge fund or a private equity fund), unless such institution enters into an agreement with the U.S. Department of the Treasury (the “Treasury”) to collect and provide substantial information regarding U.S. account holders with such institution, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain “passthru payments” (as described below). FATCA also generally will impose a withholding tax of 30% on withholdable payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct or indirect substantial U.S. owners of the entity.

In addition, any “passthru payments” made by a foreign financial institution to “recalcitrant holders” or non-compliant foreign financial institutions (and all or a portion of “passthru payments” made by a foreign financial institution to certain other foreign financial institutions) will be subject to a 30% U.S. withholding tax. A “recalcitrant holder” generally is a holder of an account with a foreign financial institution that fails to comply with reasonable requests for information that will help enable the relevant foreign financial institution to comply with its reporting requirements. A “passthru payment” is defined under the Code as any withholdable payment or other payment (including non-U.S. source payments) to the extent attributable to any withholdable payment.

To the extent that an amount withheld under FATCA with respect to the beneficial owner of a withholdable payment exceeds such beneficial owner’s U.S. tax liability with respect to such withholdable payment, the excess may be refundable.  Refunds are generally available for claims that are correctly based upon a treaty exemption.  However, if the beneficial owner of the withholdable payment is a foreign financial institution, no further refund will be granted and no interest will be allowed with respect to the refund.  In the case of a beneficial owner that is a non-financial foreign entity, a further refund will be granted only if the non-financial foreign entity furnishes certain information, generally the type of information which would have prevented the FATCA withholding initially.

Although FATCA currently applies to payments made after December 31, 2012 on obligations (such as the notes) that are issued and outstanding on or after March 19, 2012, the Treasury and the IRS have issued administrative guidance indicating that they plan to issue Treasury Regulations that will delay the effective date of the withholding regime so that withholding will only apply to interest payments made after December 31, 2013 and gross proceeds paid after December 31, 2014. In addition, the Treasury has issued proposed Treasury Regulations, which if finalized, would provide that the withholding provisions described above do not apply to any payments made under an obligation that is outstanding on January 1, 2013 and any gross proceeds from the disposition of such obligation.

Certain U.S. Federal Estate Tax Considerations

If you are an individual who is not a citizen or resident (as defined for U.S. federal estate tax purposes) of the United States at the time of your death, any notes owned (or deemed to be owned) by you at the time of your death will not be included in your estate for U.S. federal estate tax purposes provided that, at the time of your death, interest on the notes qualifies for the interest exemption under the rules described in “—Non U.S. Holders—Interest” above, without regard to the certification requirement.

Other Tax Consequences

Net Investment Income

For taxable years beginning after December 31, 2012, recently enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain United States citizens and resident aliens and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally would include interest on the notes and certain net gain from the sale, redemption, exchange, retirement or other taxable disposition of property, such as the notes, less certain deductions.

PLAN OF DISTRIBUTION

Based on interpretations of the Staff of the SEC in no-action letters issued to third parties, we believe the exchange notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery requirements of the Securities Act provided such holder meets the following conditions:

•                    such holder is not a broker-dealer who purchased original notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

•                    such holder is not our “affiliate” within the meaning of Rule 405 under the Securities Act; and

•                    such holder acquires exchange notes in the ordinary course of its business and has no arrangement or understanding with any person to participate in the distribution of the exchange notes.

If you do not satisfy all of the above conditions, you cannot participate in the exchange offer.

If you wish to receive exchange notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Tender of Original Notes Held Through a Nominee” and “Exchange Offer — Your Representations to Us” in this prospectus.  As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities (and not as a resale of an unsold allotment from the original sale of the notes). We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of [                ], 2012 and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading actions. In addition, until [                      ], 2012 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from the exchange of original notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•                  in the over-the-counter market,

•                  in negotiated transactions,

•                  through the writing of options on the exchange notes or a combination of such methods of resale,

•                  at market prices prevailing at the time of resale,

•                  at prices related to such prevailing market prices, or

•                  at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

Any broker-dealer that resells exchange notes received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period described in Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by broker-dealers with respect to the exchange notes, we will promptly send additional copies of this prospectus at no charge and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of notes will be passed upon for us by Baker Botts L.L.P., New York, New York.

EXPERTS

The consolidated financial statements of Monitronics International, Inc. and subsidiaries as of December 31, 2011 and for the year then ended, and as of December 31, 2010 and for the period July 1, 2010 to December 16, 2010 (Predecessor) and the period December 17, 2010 to December 31, 2010 (Successor), have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Monitronics International, Inc. and subsidiaries at June 30, 2010 and 2009, and for each of the three years in the period ended June 30, 2010, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our subsidiary guarantors have filed with the SEC, a registration statement on Form S-4, including all required exhibits and schedules, under the Securities Act to register the offer and exchange of the exchange notes for the original notes.  As is permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits some information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us, our subsidiary guarantors and the exchange offer, please refer to the registration statement.

Following effectiveness of the registration statement, we will be required for some time period to file certain reports and documents with the SEC.  In addition, the indenture relating to the notes also requires us to transmit to the holders of the notes and the Trustee, for so long as the notes are outstanding, the annual reports, quarterly reports and current reports that we are or would be required to file with the SEC under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 within the time period on which we are required to file or would be required to file if we were so subject.

You may read and, at prescribed rates, copy the registration statement at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference room may be obtained by calling the SEC at (800) 732-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding registrants that make electronic filings with the SEC using its EDGAR system, and you may access the registration statement by means of the SEC website.  You may also obtain a copy of the registration statement of which this prospectus forms a part, and other information that we file with the SEC, as well as certain agreements that we have entered into, such as the indenture and the senior secured credit facility without charge to you by making at written request to us at Monitronics International, Inc., 2350 Valley View Lane #100, Dallas, Texas 75234.

Monitronics International, Inc. and Subsidiaries

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2011

Report of Independent Registered Public Accounting Firm

The Board of Directors

Ascent Capital Group, Inc.:

We have audited the accompanying consolidated balance sheet of Monitronics International, Inc. and subsidiaries as of December 31, 2011, and the related consolidated statements of operations, shareholder’s net capital, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monitronics International, Inc. and subsidiaries as of December 31, 2011, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

March 9, 2012

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2011

(In thousands, except share data)

Assets
Current assets:
Cash and cash equivalents	$2,110
Restricted cash	23,420
Accounts receivable, net	10,973
Deferred income tax assets, net	4,516
Prepaid and other current assets	13,387
Total current assets	54,406
Restricted cash	28,000
Property and equipment, net	19,977
Subscriber accounts, net	838,441
Dealer networks, net	39,933
Goodwill	349,227
Other assets, net	2,877
Total assets	$1,332,861
Liabilities and Shareholder’s Equity
Current liabilities:
Accounts payable	$3,864
Accrued payroll and related liabilities	2,523
Other accrued liabilities	16,085
Deferred revenue	6,803
Purchase holdbacks	12,273
Current portion of long-term debt	60,000
Total current liabilities	101,548
Noncurrent liabilities:
Long-term debt	892,718
Derivative financial instruments	36,279
Deferred income tax liability, net	7,844
Other liabilities	5,099
Total liabilities	1,043,488
Commitments and contingencies
Shareholder’s net capital:
Common stock, $.01 par value. Authorized and issued 1 share	—
Additional paid-in capital	299,613
Accumulated deficit	(10,240)
Total shareholder’s net capital	289,373
Total liabilities and shareholder’s net capital	$1,332,861

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statement of Operations

Year ended December 31, 2011

(In thousands)

Net revenue	$311,898
Cost of services	40,553
Gross Profit	271,345
Operating expenses:
Selling, general, and administrative	57,170
Amortization	159,619
Depreciation	4,704
221,493
Operating income	49,852
Other expenses:
Realized and unrealized loss on derivative instruments	10,601
Interest expense, net	42,655
Other expense, net	83
53,339
Net loss before income taxes	(3,487)
Provision for income taxes	2,523
Net loss	$(6,010)

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statement of Shareholder’s Net Capital

Year ended December 31, 2011

(In thousands, except share data)

			Additional		Total
	Common stock		paid-in	Accumulated	shareholder’s
	Shares	Amount	capital	deficit	net capital
Balances at December 31, 2010	1	$—	299,220	(4,230)	294,990
Contribution by Ascent Capital Group, Inc.	—	—	393	—	393
Net loss	—	—	—	(6,010)	(6,010)
Balances at December 31, 2011	1	$—	299,613	(10,240)	289,373

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Year ended December 31, 2011

(In thousands)

Operating activities:
Net loss	$(6,010)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	164,323
Amortization of deferred financing costs	977
Accretion of debt discount	16,985
Provision for uncollectible accounts	5,484
Deferred income tax expense	401
Noncash stock-based compensation	393
Unrealized gain on derivative instruments	(28,044)
Other	12
Changes in operating assets and liabilities:
Accounts receivable (excluding provision for bad debt)	(5,365)
Prepaid expenses and other assets	(8,651)
Accounts payable	533
Other accrued liabilities	5,247
Deferred revenue	3,420
Net cash provided by operating activities	149,705
Investing activities
Increase in restricted cash	(44)
Purchases of property and equipment	(4,003)
Purchases of subscriber accounts	(162,714)
Net cash used in investing activities	(166,761)
Financing activities
Proceeds from long-term debt	78,800
Payments on long-term debt	(59,800)
Net cash provided by financing activities	19,000
Net increase in cash and cash equivalents	1,944
Cash and cash equivalents at beginning of period	166
Cash and cash equivalents at end of period	$2,110
Supplemental cash flow information:
State taxes paid	$2,802
Interest paid	25,204

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2011

(1) Description of Business

Monitronics International, Inc. and subsidiaries (the Company or Monitronics) provide security alarm monitoring and related services to residential and business subscribers throughout the United States and parts of Canada. The Company monitors signals arising from burglaries, fires and other events through security systems installed by independent dealers at subscribers’ premises.

On December 17, 2010, Ascent Capital Group, Inc. (Ascent Capital) acquired 100% of the outstanding capital stock of the Company through the merger of Mono Lake Merger Sub, Inc. (Merger Sub), a direct wholly owned subsidiary of Ascent Capital established to consummate the merger, with and into the Company, with the Company as the surviving corporation in the merger (the Acquisition). The Acquisition was accounted for in accordance with accounting guidance for business combinations, and accordingly has resulted in the recognition of assets acquired and liabilities assumed at fair value as of the acquisition date.

(2) Summary of Significant Accounting Policies

(a)  Consolidation Principles

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for the period presented and include the accounts of the Company and its majority owned subsidiaries over which the Company exercises control. All intercompany accounts and transactions have been eliminated in consolidation.

(b)  Cash, Cash Equivalents, and Restricted Cash

Cash and cash equivalents include cash on hand, cash in banks and cash equivalents. The Company classifies all highly liquid investments with original maturities when purchased of three months or less as cash equivalents.

Restricted cash is cash that is restricted for a specific purpose and cannot be included in the cash and cash equivalents account. At December 31, 2011, the Company had restricted cash of $51,420,000, including $28,000,000 that is classified as noncurrent, pursuant to the terms of Monitronics’ debt obligations.

(c)  Accounts Receivable

Trade receivables consist primarily of amounts due from customers for recurring monthly monitoring services over a wide geographical base. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the accounts that are acquired. The Company has established an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical-loss experience, recoveries and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses.

A summary of activity in the allowance for doubtful accounts is as follows (in thousands):

	Balance			Balance
	beginning	Charged to	Write-offs	end
	of year	expense	and other	of year
2011	$250	5,484	(3,919)	1,815

(d)  Property and Equipment

Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the underlying lease.

Management reviews the realizability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the value and future benefits of long-term assets, their carrying value is compared to management’s best estimate of undiscounted future cash flows over the remaining economic life. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the estimated fair value of the assets.

(e)  Subscriber Accounts

Subscriber accounts relate to the cost of acquiring monitoring service contracts from independent dealers. The subscriber accounts existing at the time of the Acquisition were recorded at fair value under the acquisition method of accounting. Subscriber accounts purchased subsequent to the Acquisition are recorded at cost. All direct external costs associated with the creation of subscriber accounts are capitalized. Internal costs, including all personnel and related support costs, incurred solely in connection with subscriber account acquisitions and transitions are expensed as incurred.

The costs of subscriber accounts existing at the time of the Acquisition are amortized using the 14-year 235% declining balance method. The costs of subscriber accounts acquired subsequent to the Acquisition are amortized using the 15-year 220% declining balance method, beginning in the month following the date of purchase. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. Amortization of subscriber accounts was $149,539,000 for the fiscal year ended December 31, 2011.

Based on subscriber accounts held at December 31, 2011, estimated amortization of subscriber accounts in the succeeding five fiscal years ending December 31 is as follows (in thousands):

2012	$135,027
2013	112,914
2014	94,476
2015	79,026
2016	64,597
Total	$486,040

The Company reviews the subscriber accounts for impairment or a change in amortization period whenever events or changes indicate that the carrying amount of the asset may not be recoverable or the life should be shortened. For purposes of recognition and measurement of an impairment loss, the Company views subscriber accounts as a single pool because of the assets’ homogeneous characteristics, and the pool of subscriber accounts is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities.

(f)  Dealer Networks

Dealer networks is an intangible asset that relates to the dealer relationships that existed at the time of the Acquisition. This intangible asset will be amortized on a straight-line basis over its estimated useful life of five years. Amortization of dealer networks was $10,080,000 for the fiscal year ended December 31, 2011. Dealer networks intangible asset is reviewed for impairment in accordance with the Property, Plant and Equipment Topic of the Financial Accounting Standards Board Accounting Standards Codification (FASB ASC).

(g)  Goodwill

The Company accounts for its goodwill pursuant to the provisions of the Intangibles—Goodwill and Other Topic of the FASB ASC. In accordance with the FASB ASC, goodwill is not amortized, but rather tested for impairment at least annually.

The Company assesses the recoverability of the carrying value of goodwill during the fourth quarter of its fiscal year or whenever events or changes in circumstances indicate that the carrying amount of the goodwill of a reporting unit may not be fully recoverable. Recoverability is measured at the reporting unit level based on the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other.

Recoverability of goodwill at a reporting unit level is measured using a discounted cash flow model incorporating discount rates commensurate with the risks involved, which is classified as a Level 3 measurement under FASB ASC Topic 820, Fair Value Measurements and Disclosures. The key assumptions used in the discounted cash flow valuation model include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates, growth rates and cash flow projections are the most sensitive and susceptible to change as they require significant management judgment. If the calculated fair value is less than the current carrying value, impairment of the reporting unit may exist. When the recoverability test indicates potential impairment, the Company will calculate an implied fair value of goodwill for the reporting unit. The implied fair value of goodwill is determined in a manner similar to how goodwill is calculated in a business combination. If the implied fair value of goodwill exceeds the carrying value of goodwill assigned to the reporting unit, there is no impairment. If the carrying value of goodwill assigned to a reporting unit exceeds the implied fair value of the goodwill, an impairment loss is recorded to write down the carrying value. An impairment loss cannot exceed the carrying value of goodwill assigned to the reporting unit but may indicate certain long-lived and amortizable intangible assets associated with the reporting unit may require additional impairment testing.

(h)  Deferred Financing Costs

Deferred financing costs are capitalized when the related debt is issued or when amendments to revolving credit lines increase the borrowing capacity. Deferred financing costs are amortized over the term of the related debt on an effective interest method.

(i)  Purchase Holdbacks

The Company typically withholds payment of a designated percentage of the purchase price when it purchases subscriber accounts from dealers. The withheld funds are recorded as a liability until the guarantee period provided by the dealer has expired. The holdback is used as a reserve to cover any terminated subscriber accounts that are not replaced by the dealer during the guarantee period. At the end of the guarantee period, which is typically one year from the date of purchase, the dealer is responsible for any deficit or is paid the balance of the holdback.

(j)  Derivative Financial Instruments

The Company uses derivative financial instruments to manage exposure to movement in interest rates. The use of these financial instruments modifies the exposure of these risks with the intention of reducing the risk or cost. The Company does not use derivatives for speculative or trading purposes. The Company recognizes the fair value of all derivative instruments as either assets or liabilities at fair value on the consolidated balance sheets. Fair value is based on market quotes for similar instruments with the same duration. Changes in the fair value of derivatives are reported in the consolidated statements of operations.

(k)  Revenue Recognition

Revenue is generated from security alarm monitoring and related services provided by the Company. Revenue related to alarm monitoring services is recognized ratably over the life of the contract. Revenue related to maintenance and other services is recognized as the services are rendered. Deferred revenue includes payments for monitoring services to be provided in future periods.

(l)  Income Taxes

The Company accounts for income taxes under the Income Taxes Topic of the FASB ASC, which prescribes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

(m)  Stock-Based Compensation

The Company accounts for stock-based awards pursuant to the Stock Compensation Topic of the FASB ASC, which requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award).

The grant-date fair value of the Ascent Capital stock options granted to Monitronics’ employees was calculated using the Black-Scholes model. The expected term of the awards was calculated using the simplified method included in SEC Staff Accounting Bulletin No. 107. The volatility used in the calculation is based on the historical volatility of peer companies, the risk-free rate is based on Treasury Bonds with a term similar to that of the subject options and a dividend rate of zero was utilized.

(n)  Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising the Company’s customer base.

(o)  Fair Value of Financial Instruments

Fair values of cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate the carrying amounts because of their short-term nature. The securitization debt, net of debt discount, approximates fair value based on the terms of such debt in that it bears interest at variable market rates and requires the Company to maintain certain derivative financial instruments to fix the interest rate, and due to management’s expectation that the Company will be able to refinance and/or repay the debt in full by July 2012. In addition, the credit facility approximates fair value based on the terms of such debt in that it bears interest at variable market rates, the term note matures in June 2012, and the revolver matures December 2013. See note 12 for further fair value information.

(p)  Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses for each reporting period. The significant estimates made in preparation of the Company’s consolidated financial statements primarily relate to valuation of goodwill, other intangible assets, long-lived assets, deferred tax assets, derivative financial instruments, and the amount of the allowance for doubtful accounts. These estimates are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

(3) Accounting Pronouncements

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment, an amendment to FASB ASC Topic 350, Intangibles—Goodwill and Other. The update provides an entity with the option to first assess qualitative factors in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. After assessing the qualitative factors, if an entity determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. If an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test as described in FASB ASC Topic 350. Entities have the option to bypass the qualitative assessment for any reporting unit in any period and proceed directly to performing the first step of the two-step impairment test as well as resume performing the qualitative assessment in any subsequent period. The ASU is effective for the Company for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption was permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period had not yet been issued. The Company did not early adopt the provisions of this ASU; however, the Company’s annual goodwill impairment testing did not result in an impairment charge. Accordingly, the Company does not expect the impact of adopting this ASU to be material to the Company’s financial position, results of operations or cash flows.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income, an amendment to FASB ASC Topic 220, Comprehensive Income. The update gives companies the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in separate but consecutive statements. The amendments in the update do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. This amendment also required an entity to present on the face of the financial statements adjustments for items that are reclassified from accumulated other comprehensive income to net income, however, in December 2011 the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in ASU 2011-05. The update defers the specific requirement to present items that are reclassified from accumulated other comprehensive income to net income separately with their respective components of net income and other comprehensive income. The Company does not expect the impact of adopting this ASU to be material to the Company’s financial position, results of operations or cash flows.

In May 2011, the FASB issued FASB ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, an amendment to FASB ASC Topic 820, Fair Value Measurement. The update revises the application of the valuation premise of highest and best use of an asset, the application of premiums and discounts for fair value determination, as well as the required disclosures for transfers between Level 1 and Level 2 fair value measures and the highest and best use of nonfinancial assets. The update provides additional disclosures regarding Level 3 fair value measurements and clarifies certain other existing disclosure requirements. The ASU is effective for the Company for interim and annual periods beginning after December 15, 2011. The Company does not expect the impact of adopting this ASU to have a material effect on the Company’s consolidated financial statements, but the adoption of this ASU may require additional disclosures.

(4) Property and Equipment

Property and equipment consists of the following at December 31, 2011:

	Estimated
	useful lives	(In thousands)

Land	Indefinite	$172
Leasehold improvements	Lease term	2,685
Machinery and equipment	3-5 years	22,023
		24,880
Less accumulated depreciation		(4,903)
		$19,977

(5) Long-Term Debt

Long-term debt consisted of the following at December 31, 2011:

Class A-1a Term Notes (matures July 2027), LIBOR plus 1.8%(a)	$345,577
Class A-1b Term Notes (matures July 2027), LIBOR plus 1.7%(a)	98,676
Class A-2 Term Notes (matures July 2037), LIBOR plus 2.2%(a)	98,978
Class A-3 Variable Funding Note (matures July 2037), LIBOR plus 1.8%(a)	256,558
Class A-4 Variable Funding Note (matures July 2037), LIBOR plus 1.8%(a)	27,629
Term Loan (matures June 30, 2012)(b)	60,000
$115 million revolving credit facility (matures December 17, 2013) LIBOR plus 4%	65,300
952,718
Less current portion of long-term debt	(60,000)
Long-term debt	$892,718

(a)                                  The interest rate on the Term Notes and VFNs include 1.0% of other fees.

(b)                                 During 2011, the interest rate on the Term Loan was LIBOR plus 4.00%. As of January 1, 2012, the interest rate on the Term Loan is LIBOR plus 4.50%. The term loan matures on June 30, 2012, and requires two principal installments of $20,000,000 on the first business day occurring on or after December 31, 2011 and March 31, 2012. Ascent Capital has guaranteed $30 million of this Term Loan.

Securitization Debt

The Company completed a financing transaction of the type commonly referred to as a contract securitization in August 2007. Under the securitization, Monitronics Funding LP (Funding), a wholly owned subsidiary of Monitronics, issued the following debt instruments, which are included in the table of long-term debt above (in thousands):

Principal amount
Class A-1a Term Notes	$350,000
Class A-1b Term Notes	100,000
Class A-2 Term Notes	100,000
Class A-3 Variable Funding Note	260,000
Class A-4 Variable Funding Note	28,000

Principal payments under the Term Notes and Variable Funding Notes (‘VFNs’) are payable monthly beginning July 2012 in accordance with the priority of payments established in the securitization. Available cash remaining after paying items as established in the securitization is allocated ratably between the Class A Term Notes and the VFNs. Amounts allocated to the Class A Term Notes are paid first to the Class A-1 Term Notes until their outstanding amount has been paid in full, and second to the Class A-2 Term Notes. Amounts allocated to the VFNs are paid ratably between the Class A-3 VFN and the Class A-4 VFN.

The Company is charged a commitment fee of 0.2% on the unused portion of the VFNs. Interest incurred on borrowings is payable monthly. The securitization debt has an expected repayment date of July 2012. If the securitization debt is not repaid at that time, contingent additional interest will accrue on the $550,000,000 notional amount of the interest rate swaps (see note 6) and $288,000,000 of VFNs at an annual rate of 5% per annum (including 0.5% of other fees), and will become due upon repayment of the securitization debt. Monitronics is currently exploring opportunities to refinance or amend the terms of its securitization. As of December 31, 2011, direct costs of $3,619,000 associated with a potential refinancing have been capitalized and are presented in Prepaids and other current assets on the consolidated balance sheet. If it becomes probable a new debt arrangement will not be executed, the related capitalized costs will be expensed.

In connection with the 2007 securitization, the Company transferred substantially all of its then-existing subscriber assets, dealer alarm monitoring purchase agreements, and property and equipment related to its backup monitoring center, to Funding. The Company also transferred substantially all of its other property and equipment, dealer service agreements, contract monitoring agreements, and employees to Monitronics Security LP (Security), a wholly owned subsidiary of Monitronics. Following such transfers, Security assumed responsibility for the monitoring, customer service, billing, and collection functions of Funding and Monitronics. Funding and Security are distinct legal entities. Funding’s assets are available only for payment of the debt and satisfaction of the other obligations arising under the securitization facility and are not available to pay Monitronics’ other obligations or the claims of its other creditors. Security’s assets are available only for the satisfaction of obligations arising under the securitization facility and are not available to pay Monitronics’ other obligations or the claims of its other creditors; provided that, subject to compliance with applicable covenants, Security may distribute any excess cash to Monitronics greater than $1,000,000. In total, 88% of Monitronics subscriber account contracts, all of its wholesale monitoring contracts and $19,805,000 of its property and equipment are unavailable to pay Monitronics’ other obligations or the claims of its other creditors.

On the closing date of the securitization agreement, Funding also entered into several interest rate swap agreements with similar terms in an aggregate notional amount of $550,000,000 in order to reduce the financial risk related to changes in interest rates associated with the floating rate term notes (collectively the Swaps). The Swaps have an expected repayment date of August 2012 to match the expected refinancing of the securitization debt. The Company entered into three interest rate cap agreements with staggered durations with notional amounts of $100,000,000 effective August 15, 2008 through August 15, 2009, $260,000,000 effective August 15, 2009 through August 15, 2010, and $240,000,000 effective August 15, 2010 through May 15, 2014 and an interest rate floor with a notional amount of $260,000,000 effective from October 15, 2007 through May 15, 2014, to reduce the financial risk related to changes in interest rates associated with the floating rate variable funding notes. None of these derivative financial instruments are designated as hedges but, in effect, they act as hedges against the variable interest rate risk of the debt obligations. The Class A-1a Term Notes were effectively converted from floating to fixed with such derivative instruments at a rate of 7.5%. The Class A-1b Term Notes were effectively converted from floating to fixed with such derivative financial instruments at a rate of 7.0%. The Class A-2 Term Notes were effectively converted from floating to fixed with such derivative instruments at a rate of 7.6%. See note 6 for further information regarding these derivatives.

As of December 31, 2011, the Company has $28,000,000 of the Class A-4 VFN held as restricted cash, which continues to be available to Monitronics under certain conditions as specified in the securitization agreement. No amounts are available to be drawn from the VFNs.

The securitization debt has certain financial and nonfinancial covenants, which must be met on a monthly basis. These tests include maximum attrition rates, interest coverage, and minimum average recurring monthly revenue. Indebtedness under the securitization is secured by all of the assets of Funding. As of December 31, 2011, Monitronics was in compliance with all required covenants.

Credit Facility

On December 17, 2010, in order to partially fund the cash consideration paid for the Acquisition of Monitronics by ACG and provide for growth capital, the Company entered into a Credit Agreement with the lenders party thereto and Bank of America, N.A., as administrative agent (the Credit Facility). The Credit Facility provides for a $60,000,000 term loan and a $115,000,000 revolving credit facility. There is a LIBOR floor of 1.50% and a commitment fee of 0.50% on unused portions of the revolving credit facility. Upon any refinancing of the notes issued by Funding, Monitronics must prepay the term loan. At any time after the occurrence of an event of default under the Credit Facility, the lenders may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans under the Credit Facility. In addition, failure to comply with restrictions contained in the existing securitization indebtedness could lead to an event of default. The obligations under the Credit Facility are secured by a security interest on substantially all of the assets of Monitronics and its wholly owned subsidiary, Monitronics Canada, Inc., as well as a pledge of the stock of Monitronics. ACG has guaranteed the term loan up to $30,000,000.

The terms of the Credit Facility provide for certain financial and nonfinancial covenants which include maximum leverage ratios and minimum fixed charge coverage ratios. As of December 31, 2011, Monitronics was in compliance with all required covenants.

Scheduled maturities of long-term debt at December 31, 2011, utilizing the required payment schedule of the securitization debt, are as follows for the fiscal years below (in thousands):

2012	$60,000
2013	—
2014	65,300
2015	—
2016	—
Thereafter	838,000
Total principal payments	963,300
Less discount	(10,582)
Total debt, net of discount	$952,718

(6) Derivatives

The Company uses interest rate derivatives to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements.

At December 31, 2011, derivative financial instruments include one interest rate cap with an aggregate fair value of $25,000, that constitutes an asset of the Company, an interest rate floor with a fair value of $19,320,000 that constitutes a liability of the Company, and three interest rate swaps (Swaps) with an aggregate fair value of $16,959,000 that constitute liabilities of the Company. The interest rate cap is included in Other assets on the consolidated balance sheet, while the interest rate floor and Swaps are included in Derivative financial instruments on the consolidated balance sheet. The interest rate cap, floor and Swaps have not been designated as hedges. For year ended December 31, 2011, the realized and unrealized loss on derivative financial instruments in the consolidated statements of operations includes settlement payments of $38,645,000 partially offset by a $28,044,000 unrealized gain related to the change in the fair value of these derivatives.

For purposes of valuation of the Swaps, the Company has considered that certain provisions of the Term Notes and VFNs provide for significant adverse changes to interest rates and uses of cash flows if this debt is not repaid by July 2012. In addition, the Swaps can be terminated with no additional costs to the Company subject to compliance with certain make-whole obligations in accordance with the terms thereof in connection with any termination of the Swaps before April 2012. If the Term Notes and the VFNs are not repaid in full by July 2012, the Company would incur additional interest and other costs and be restricted from making subscriber account purchases at Funding, until the Term Notes and VFNs were repaid in full. Management expects that the Company will be able to refinance and/or repay the Term Notes and VFNs in full by July 2012, and the valuation considers adjustments for termination dates before and after July 2012 on a probability weighted basis. The valuation of the Swaps is based principally on a July 2012 maturity of the Term Notes less a credit valuation adjustment.

All of the Company’s debt obligations have variable interest rates. The objective of the Swaps was to reduce the risk associated with these variable interest rates. In effect, the Swaps convert variable interest rates into fixed interest rates on $550 million of borrowings. It is the Company’s policy to offset fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting agreement. As of December 31, 2011, no such amounts were offset.

The Company’s Swaps are as follows (dollars in thousands):

Notional	Rate paid	Rate received
$350,000	6.56%	1 mo. USD-LIBOR-BBA
100,000	6.06	1 mo. USD-LIBOR-BBA
100,000	6.64	1 mo. USD-LIBOR-BBA

The Company has a single counterparty that it uses for its derivative contracts.

(7) Shareholder’s Net Capital

Pursuant to the Acquisition agreement, the Company deauthorized all shares of Class A and Class B common stock upon its merger with Merger Sub on December 17, 2010. The newly formed entity has one share of common stock issued and outstanding to Ascent Capital as of December 31, 2010.

(8) Restricted Stock and Stock Option Plans

During 2011, certain employees of Monitronics were granted awards, under an Ascent Capital long-term incentive plan, including 63,793 shares of Ascent Capital restricted stock and 187,500 options to purchase Ascent Capital Series A common stock.

The Ascent Capital Series A restricted stock vests over periods ranging from 2 to 4.25 years. The fair values for the restricted stock awards were the closing prices of the Ascent Capital Series A common stock on the applicable dates of grant. The weighted average fair value of the restricted stock on an aggregate basis for all such grants was $39.76 per share.

The following table presents the number and weighted average fair value (WAFV) of unvested restricted stock awards.

	Ascent Capital
	restricted
	stock awards	WAFV
Outstanding at December 31, 2010	—	$—
Granted	63,793	39.76
Vested	(2,076)	39.76
Canceled	(750)	39.76
Outstanding at December 31, 2011	60,967	$39.76

The stock options granted in 2011 have an exercise price of $48.00 per share, which was the closing price on the date of grant. Such options vest over a period of 4.25 years, terminate on December 31, 2017, and had a weighted average fair value at the date of grant of $11.70 per share, as determined using the Black-Scholes Model. The assumptions used in the Black-Scholes Model to determine grant date fair value were a volatility factor of 42%, a risk-free interest rate of 0.96%, an expected life of five years, and a dividend yield of zero.

The following table presents the number and weighted average exercise price (WAEP) of options to purchase Ascent Capital Series A common stock.

Ascent Capital
	common stock	WAEP
Outstanding at December 31, 2010	—	$—
Granted	187,500	48.00
Forfeited	—	—
Canceled	—	—
Exercised	—	—
Outstanding at December 31, 2011	187,500	48.00
Exercisable at December 31, 2011	—	$—

The intrinsic value of outstanding stock option awards and exercisable stock option awards at December 31, 2011 was $510,000 and $0, respectively. The weighted average remaining contractual life of outstanding awards at December 31, 2011 was six years.

As of December 31, 2011, the total compensation cost related to unvested equity awards was approximately $4,338,000. Such amount will be recognized in the consolidated statement of operations over a period of approximately 4 years. During year ended December 31, 2011, the Company recognized $393,000 of stock compensation expense.

(9) Income Taxes

The provision for income taxes consists of the following for the year ending December 31, 2011 (in thousands):

Current:
Federal	$—
State	2,148
Total current	2,148
Deferred:
Federal	353
State	22
Total deferred	375
Total provision for income taxes	$2,523

The differences between the actual income tax expense and the amount computed by applying the statutory federal tax rate to income before income taxes result in the following (in thousands):

Benefit computed at federal statutory rate	$(1,220)
Change in valuation allowance	1,496
State tax (net of federal benefit)	2,163
Other adjustments	(75)
Nondeductible expenses	159
Total provision for income taxes	$2,523

Deferred income taxes are provided for the tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The components of deferred income taxes as of December 31, 2011 are as follows (in thousands):

Current deferred tax assets:
Accrued liabilities	$3,102
Allowance for doubtful accounts	636
Other	1,004
Total current deferred tax assets	4,742
Valuation allowance	(226)
Current deferred tax assets, net	4,516
Noncurrent deferred tax assets:
Mark-to-market valuation on derivative financial instruments	12,718
Net operating loss carryforwards	59,708
Business credits	1,553
Deferred financing fees	9,056
Other	4,288
Total noncurrent deferred tax assets	87,323
Valuation allowance	(4,165)
Noncurrent deferred tax assets, net	83,158
Total deferred tax assets, net	87,674
Noncurrent deferred tax liabilities:
Subscriber accounts	(20,236)
Intangible assets	(64,054)
Long-term debt	(3,686)
Property and equipment	(3,026)
Total deferred tax liabilities	(91,002)
Net deferred tax liabilities	$(3,328)

At December 31, 2011, the Company had available for federal income tax purposes an alternative minimum tax credit carryforward of $0.4 million, which is available for an indefinite period. The Company had $170.5 million of federal net operating loss carryforwards, which begin to expire, if unused, in 2024. The Company had available for state income tax purposes net operating loss carryforwards of $44.4 million as of December 31, 2011.

The Company provides a valuation allowance for deferred tax assets when it is more likely than not that some portion or all of its deferred tax assets will not be realized. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The Company had a valuation allowance of $4.4 million at as of December 31, 2011. The Company maintains a valuation allowance primarily based on experiencing a cumulative loss before income taxes for the three-year period ended December 31, 2011. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including reversals of deferred tax liabilities) during the periods in which those temporary differences will become deductible.

The Company accounts for uncertain tax positions using a two-step approach. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being recognized upon settlement. The Company has evaluated matters such as derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition, and has determined that there is no impact on the Company’s consolidated financial statements for the year ended December 31, 2011. The only periods still subject to audit for the Company’s federal tax return are the 2007 through 2011 tax years. The Company classifies interest and penalties in interest expense, net and other expenses, net, respectively, in the Consolidated Statements of Operations. The Company has determined that no accrual for interest related to uncertain tax positions is required at December 31, 2011.

(10) Employee Benefit Plan

The Company maintains a tax-qualified, defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the Monitronics 401(k) Plan). During the year ended December 31, 2011, the Company, at its election, made contributions to the Monitronics 401(k) Plan. These contributions were allocated among participants based upon the respective contributions made by the participants through salary reductions during the applicable plan year. The Company also makes matching cash contributions under the Monitronics 401(k) Plan. For the year ended December 31, 2011, the Company made matching cash contributions to the Monitronics 401(k) Plan of approximately $74,000. The funds of the Monitronics 401(k) Plan are deposited with a trustee and invested at each participant’s option in one or more investment funds.

(11) Commitments and Contingencies

The Company leases certain office space and equipment under various noncancelable operating leases. The Company leases 122,880 square feet of total office space, of which 13,050, 11,830, and 98,000 square feet are currently under separate leases expiring on May 31, 2014, January 31, 2015, and May 31, 2015, respectively. The lease expiring May 31, 2014, has rent escalation clauses associated with it, and the Company has the option to renew the lease for three additional terms of 60 months each following the expiration of the original lease agreement. The lease expiring January 31, 2015, has rent escalation clauses associated with it, and the Company has the option to renew the lease for an additional term of 36 months following the expiration of the original lease agreement. The lease expiring May 31, 2015, has rent escalation clauses associated with it, and the Company has the option to renew the lease for two additional terms of 60 months each following the expiration of the original lease agreement. All equipment leases are renewable at the option of the Company upon expiration.

At December 31, 2011, future minimum payments under such leases are as follows (in thousands):

2012	$1,837
2013	1,830
2014	1,797
2015	670
2016	5
Thereafter	—
Total minimum lease payments	$6,139

Rental expense during the year ended December 31, 2011 was $1,865,000.

The Company is involved in litigation and similar claims incidental to the conduct of its business. In August 2009, a monitoring service subscriber filed suit against Monitronics and Tel-Star Alarms, Inc., a Monitronics authorized dealer, alleging negligence related to a home break-in. On November 16, 2011, a trial court awarded the plaintiff $8,600,000, of which $6,000,000 is expected to be covered by the Monitronics’ general liability insurance policies. The Company intends to appeal the court ruling and vigorously defend its position. The Company recorded legal reserves of $8,600,000 and an insurance receivable of $6,000,000 in fiscal year 2011 related to this matter.

(12) Fair Value Measurements

According to the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

•                  Level 1—Quoted prices for identical instruments in active markets.

•                  Level 2—Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

•                  Level 3—Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

The following summarizes the fair value level of assets and liabilities that are measured on a recurring basis at December 31, 2011 (amounts in thousands):

	Quoted prices in active markets for identical assets and liabilities (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Derivative financial instruments—assets	$—	25	—	25
Derivative financial instruments—liabilities	—	(19,320)	(16,959)	(36,279)
Total	$—	(19,295)	(16,959)	(36,254)

The Company has determined that the majority of the inputs used to value its interest rate caps and floor derivatives fall within Level 2 of the fair value hierarchy. The Company has determined that the majority of the inputs used to value its Swaps fall within Level 3 of the fair value hierarchy, as the valuation is based in part on management’s estimates of the refinancing date of the Term Notes, which affects the termination date of the Swaps as the notional amount of the Swaps is directly linked to the outstanding principal balance of the Term Notes. However, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. For counterparties with publicly available credit information, the credit spreads over LIBOR used in the calculations represent implied credit default swap spreads obtained from a third-party credit data provider. However, as of December 31, 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its interest rate caps and floor derivatives, but are significant for the Swaps. As a result, the Company has determined that its derivative valuations on its interest rate caps and floor are classified in Level 2 of the fair value hierarchy and its derivative valuation on its Swaps are classified in Level 3 of the fair-value hierarchy.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 liabilities for the year ended December 31, 2011 (in thousands):

Fair value at December 31, 2010	$(42,935)
Change in unrealized gain related to the swaps	25,976
Fair value at December 31, 2011	$(16,959)

The Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturities.

(13) Subsequent Events

The Company has evaluated events and transactions through March 9, 2012, the date that the financial statements were available to be issued. Based on requirements of the subsequent event guidance, the Company has not identified any events that require disclosure.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2010

(Report of Independent Registered Public Accounting Firm Thereon)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

The Board of Directors

Ascent Media Corporation:

We have audited the accompanying consolidated balance sheet of Monitronics International, Inc. and subsidiaries as of December 31, 2010, and the related consolidated statements of operations, shareholders’ net capital (deficiency), and cash flows for the period July 1, 2010 to December 16, 2010 (Predecessor) and the period December 17, 2010 to December 31, 2010 (Successor). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monitronics International, Inc. and subsidiaries as of December 31, 2010, and the results of their operations and their cash flows for the period July 1, 2010 to December 16, 2010 (Predecessor) and the period December 17, 2010 to December 31, 2010 (Successor), in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

June 14, 2011

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

(In thousands, except share data)

December 31, 2010 (Successor)
Assets
Current assets:
Cash and cash equivalents	$166
Restricted cash	23,376
Accounts receivable, less allowance for doubtful accounts of $1,793	11,092
Prepaid expenses and other current assets	4,741
Deferred income tax	4,720
Total current assets	44,095
Restricted cash	28,000
Property and equipment, net	20,689
Deferred financing costs, net	2,348
Derivative financial instruments	447
Other assets	1,477
Subscriber accounts, net of accumulated amortization of $5,560	822,811
Dealer networks, net of accumulated amortization of $420	50,013
Goodwill	349,936
Total assets	$1,319,816
Liabilities and Shareholder’s Net Capital
Current liabilities:
Accounts payable	$3,331
Accrued expenses	5,632
Purchase holdbacks	10,297
Deferred revenue	3,383
Interest payable	2,970
Taxes payable	2,871
Current portion of long-term debt	20,000
Total current liabilities	48,484
Noncurrent liabilities:
Long-term debt	896,733
Other long-term liabilities	7,217
Long-term deferred tax liability	7,648
Derivative financial instruments	64,744
Total noncurrent liabilities	976,342
Commitments and contingencies
Shareholder’s net capital:
Common stock, $0.01 par value. Authorized and issued 1 share	—
Additional paid-in capital	299,220
Accumulated deficit	(4,230)
Total shareholder’s net capital	294,990
Total liabilities and shareholder’s net capital	$1,319,816

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands)

	15-day period from December 17, 2010 to December 31, 2010	169-day period from July 1, 2010 to December 16, 2010
	(Successor)	(Predecessor)
Revenue	$9,129	133,432
Cost of services	1,421	16,647
Gross profit	7,708	116,785
Operating expenses:
Sales, general, and administrative	2,131	37,454
Depreciation	199	2,796
Amortization	5,980	56,660
	8,310	96,910
Operating income (loss)	(602)	19,875
Other expenses:
Realized and unrealized loss on derivative instruments	1,682	5,330
Interest expense	1,837	9,394
	3,519	14,724
Income (loss) before income taxes	(4,121)	5,151
Provision for income taxes	109	1,070
Net income (loss)	$(4,230)	4,081

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statement of Shareholders’ Net Capital (Deficiency)

(In thousands, except share data)

	Common stock		Class A Common stock		Class B Common stock		Additional paid-in	Treasury stock, at cost		Accumulated	Total shareholders’ net capital
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Shares	Amount	deficit	(deficiency)
Balances at July 1, 2010 (Predecessor)	—	$—	31,102,347	$311	—	$—	125,939	1,322,135	$(12,037)	(267,836)	(153,623)
Dividends	—	—	—	—	—	—	(3,193)	—	—	—	(3,193)
Stock-based compensation	—	—	—	—	—	—	394	—	—	—	394
Net income	—	—	—	—	—	—	—	—	—	4,081	4,081
Balances at December 16, 2010 (Predecessor)	—	$—	31,102,347	$311	—	$—	123,140	1,322,135	$(12,037)	(263,755)	(152,341)

Investment by Ascent Media Corporation	1	$—	—	$—	—	$—	299,220	—	$—	—	299,220
Net loss	—	—	—	—	—	—	—	—	—	(4,230)	(4,230)
Balances at December 31, 2010 (Successor)	1	$—	—	$—	—	$—	299,220	—	$—	(4,230)	294,990

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	15-day period from December 17, 2010 to December 31, 2010	169-day period from July 1, 2010 to December 16, 2010
	(Successor)	(Predecessor)
Operating activities:
Net income (loss)	$(4,230)	4,081
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,179	59,456
Amortization of deferred financing costs	40	743
Accretion of debt discount	780	—
Provision for uncollectible accounts	228	2,114
Change in deferred taxes	27	217
Noncash stock-based compensation	—	394
Unrealized (gain) loss on derivative instruments	1,682	(12,246)
Changes in operating assets and liabilities:
Accounts receivable	(625)	(2,060)
Prepaid expenses and other assets	(935)	(2,273)
Accounts payable	296	(1,333)
Accrued expenses	(13,425)	13,913
Interest payable	949	(1,922)
Deferred revenue	555	2,565
Taxes payable	82	804
Net cash provided by (used in) operating activities	(8,397)	64,453
Investing activities:
Decrease (increase) in restricted cash	(7,779)	8,179
Purchases of property and equipment	(86)	(2,194)
Purchases of subscriber accounts (net of holdbacks)	(3,870)	(88,829)
Net cash used in investing activities	(11,735)	(82,844)
Financing activities:
Proceeds from credit facility	106,300	—
Payments on other debt	(5,000)	—
Payment of deferred financing costs	(2,388)	—
Investment by Ascent Media Corporation	299,220	—
Payment to repurchase common stock	(397,088)	—
Dividend	—	(3,193)
Net cash provided by (used in) financing activities	1,044	(3,193)
Net decrease in cash and cash equivalents	(19,088)	(21,584)
Cash and cash equivalents at beginning of period	19,254	40,838
Cash and cash equivalents at end of period	$166	19,254
Supplemental cash flow information:
State taxes paid	$—	10
Interest paid	2,110	8,368

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2010

(1) Description of Business and Summary of Significant Accounting Policies

Monitronics International, Inc. and Subsidiaries (Monitronics or the Company) provide security alarm monitoring and related services to residential and business subscribers throughout the United States and parts of Canada. The Company monitors signals arising from burglaries, fires, and other events through security systems installed by independent dealers at subscribers’ premises.

On December 17, 2010, Ascent Media Corporation (AMC) acquired 100% of the outstanding capital stock of the Company through the merger of Mono Lake Merger Sub, Inc. (Merger Sub), a direct wholly owned subsidiary of AMC established to consummate the merger, with and into the Company, with the Company as the surviving corporation in the merger (the Acquisition). As described in note 2, the Acquisition is being accounted for in accordance with accounting guidance for business combinations and, accordingly, has resulted in the recognition of assets acquired and liabilities assumed at fair value as of the acquisition date.

Accounting principles generally accepted in the United States of America require operating results for the Company prior to the Acquisition to be presented as the predecessor’s results in the historical financial statements. Operating results subsequent to the Acquisition are presented as the successor’s results and include the period subsequent to December 17, 2010. There have been no changes in the business operations of the Company due to the Acquisition.

In connection with the Acquisition, the Company changed its fiscal year-end from June 30 to December 31 to be consistent with AMC’s fiscal year-end. These financial statements present the consolidated balance sheet as of December 31, 2010 and the consolidated statements of operations, shareholder’s net capital (deficiency), and cash flows for the 169-day period from July 1, 2010 to December 16, 2010 (Predecessor) and the 15-day period from December 17, 2010 to December 31, 2010 (Successor).

(a)  Cash Equivalents and Restricted Cash

The Company classifies all highly liquid investments with original maturities when purchased of three months or less as cash equivalents. At December 31, 2010, there is $51.4 million, including $28.0 million that is classified as noncurrent, that is restricted and can only be drawn per the terms of the debt issued through the securitization debt (note 4). This amount is excluded from cash and cash equivalents.

(b)  Consolidation Policy

The Company consolidates companies in which it owns or controls, directly or indirectly, more than 50% of the voting shares. Monitronics consists of the following five entities: Monitronics International, Inc. (Parent), Monitronics Funding, LP (Funding), Monitronics Security, LP (Security), MIBU, Inc., and Monitronics Canada, Inc. (Subsidiaries). The Company eliminates all intercompany balances and transactions.

Funding and Security are controlled by general partners that are wholly owned by the Company. The general partners include independent directors who must concur with the Company in the event that either Security or Funding files for bankruptcy or liquidation.

(c)  Accounting Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

(d)  Accounts Receivable

Accounts receivable consist primarily of amounts due from customers for recurring monthly monitoring services over a wide geographical base. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the accounts that are acquired. The Company has established an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical-loss experience, recoveries, and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses. The actual collection of receivables could be different from recorded amounts.

The Company’s allowance for doubtful accounts as of December 31, 2010 was $1.8 million. During the 169-day period ended December 16, 2010 and 15-day period ended December 31, 2010, the Company recorded a provision for uncollectible accounts of $2.1 million and $0.2 million in the consolidated statements of operations, respectively. In addition, during the 169-day period ended December 16, 2010, the Company wrote off, net of recoveries, accounts receivable of $2.8 million. There were no write-offs during the 15-day period ended December 31, 2010.

(e)  Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful life of the assets. Major replacements and betterments are capitalized at cost. Maintenance and repair costs are charged to expense when incurred. When assets are replaced or disposed of, the cost and accumulated depreciation are removed from the accounts and the gains or losses, if any, are reflected in the consolidated statements of operations.

(f)  Subscriber Accounts

Subscriber accounts relate to the cost of acquiring portfolios of monitoring service contracts from independent dealers. The subscriber accounts are initially recorded at cost. All direct external costs associated with the creation of subscriber accounts are initially capitalized.

Internal costs, including all personnel and related support costs, incurred solely in connection with subscriber account acquisitions and transitions are expensed as incurred.

Prior to the Acquisition, the costs of subscriber accounts were amortized using a 10-year 135% declining balance method. In connection with the Acquisition, management updated its assessment of the useful life of its subscriber assets. Accordingly, the costs of subscriber accounts acquired in the Acquisition are amortized using a 14-year 235% declining balance method. The costs of subscriber accounts acquired subsequent to the Acquisition are amortized using a 15-year 220% declining balance method. The amortization methods were selected to provide an approximate matching of the amortization of the Subscriber accounts intangible asset to estimated future subscriber revenues based on projected lives of individual subscriber contracts. Amortization of subscriber accounts during the 169-day period ended December 16, 2010 and 15-day period ended December 31, 2010 was $56.7 million and $6.0 million, respectively.

Based on subscriber accounts held at December 31, 2010, estimated amortization of subscriber accounts in the succeeding five fiscal years ending December 31 is as follows (in thousands):

2011	$138,969
2012	115,655
2013	96,253
2014	80,106
2015	66,667
Total	$497,650

Management reviews the subscriber accounts for impairment or a change in amortization period whenever events or changes indicate that the carrying amount of the asset may not be recoverable or the life should be shortened. For purposes of recognition and measurement of an impairment loss, the Company views subscriber accounts as two pools, subscriber accounts acquired in the Acquisition and postacquisition subscriber accounts, because of their respective homogeneous characteristics, which is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. Based on management’s analysis, no impairment was indicated during the 169-day period ended December 16, 2010 and 15-day period ended December 31, 2010.

(g)  Deferred Financing Costs

Deferred financing costs are capitalized when the related debt is issued or when amendments to revolving credit lines increase the borrowing capacity. Deferred financing costs are amortized over the term of the related debt on a straight-line basis. The Company incurred debt financing costs of $2.3 million related to the December 17, 2010 credit agreement with Bank of America, N.A. See note 4 for further information related to this credit agreement.

(h)  Goodwill

In accordance with Accounting Standards Codification (ASC) Topic 350, Intangibles—Goodwill and Other, goodwill is not amortized, and is tested for impairment annually and whenever events or circumstances indicate that the carrying value may not be recoverable. The goodwill of $349.9 million at December 31, 2010 relates to AMC’s acquisition of the Company in December 2010 and there were no indicators of impairment subsequent to the acquisition. During the period ended December 16, 2010, the Company performed its annual test of goodwill impairment using a fair value-based approach and no impairment was indicated. In accordance with ASC Topic 350, the Company performs its annual impairment test during the fourth quarter using October 31 balances.

(i)  Dealer Networks

Dealer networks is an intangible asset that relates to the dealer relationships that were acquired as part of the Acquisition. This intangible asset will be amortized on a straight-line basis over its estimated useful life of 5 years. Amortization expense related to dealer networks was $0.4 million for the 15-day period ended December 31, 2010.

Management reviews Dealer Networks for impairment or a change in amortization period whenever events or changes indicate that the carrying amount of the asset may not be recoverable or the life should be shortened.

(j)  Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. These temporary differences will result in taxable or deductible amounts in future years when reported amounts of the assets or liabilities are recovered or settled. The deferred tax assets are reviewed for recoverability, and a valuation allowance is provided if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

(k)  Purchase Holdbacks

The Company typically withholds payment of a designated percentage of the purchase price when it purchases subscriber accounts from dealers. The withheld funds are recorded as a liability until the guarantee period provided by the dealer has expired. The holdback is used as a reserve to cover any terminated subscriber accounts that are not replaced by the dealer during the guarantee period and is typically used to cover lost revenue during such period as well. At the end of the guarantee period, which is typically one year from the date of purchase, the dealer is responsible for any deficit or is paid the balance of the holdback.

(l)  Stock Compensation

The Company recognizes the cost of employee services received in exchange for awards of equity instruments, such as stock options and restricted stock, based on the fair value of those awards at the date of grant over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock-option awards. Stock-based compensation plans, related expenses, and assumptions used in the Black-Scholes option pricing model are more fully described in note 6.

(m)  Revenue Recognition

Revenues are recognized as the related monitoring services are provided. Deferred revenue primarily includes payments for monitoring services to be provided in the future.

(n)  Risk Concentration

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising the Company’s customer base.

(o)  Fair Value of Financial Instruments

The carrying amount of our financial instruments, consisting of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and certain other liabilities, approximates their fair value due to their relatively short maturities. Borrowings under the Company’s revolving credit and term loan agreement approximate fair value due to the proximity of those agreements to the balance sheet date. Derivative financial instruments are carried at fair value.

(p)  Derivative Financial Instruments

The Company uses derivative financial instruments to manage exposure to movement in interest rates. The use of these financial instruments modifies the exposure of these risks with the intention of reducing the risk or cost. The Company does not use derivatives for speculative or trading purposes. The Company recognizes the fair value of all derivative instruments as either assets or liabilities at fair value on the consolidated balance sheet. Fair value is based on market quotes for similar instruments with the same duration. Changes in the fair value of derivatives are reported in the consolidated statements of operations.

(2) Acquisition by Ascent Media Corporation

On December 17, 2010, AMC acquired 100% of the outstanding capital stock of the Company. The cash consideration paid by AMC was approximately $397.1 million, subject to certain customary adjustments. The consideration was funded by a $60 million term loan, a draw of $45 million on a $115 million revolving credit facility and cash on hand. See note 4 for further information with respect to the debt obligations incurred in connection with the Acquisition. The goodwill recorded in the Acquisition reflects the value to AMC for Monitronics’ recurring revenue and cash flow streams and its unique business strategy of partnering with independent dealers to obtain customers. The goodwill balance is not deductible for tax purposes.

The Acquisition resulted in a change in ownership of 100% of the Company’s outstanding common stock and is accounted for in accordance with accounting guidance for business combinations and, accordingly, resulted in the recognition of assets and liabilities assumed at estimated fair value as of December 17, 2010. The purchase price paid in the Acquisition has been pushed down to the Company’s consolidated financial statements and is allocated to the acquired assets and liabilities assumed based on their fair value. The Acquisition and the allocation of purchase price to the assets and liabilities as of December 17, 2010 have been recorded based on preliminary valuation analyses. The allocation of the purchase price is subject to change based on completion of such analyses and the determination of facts impacting fair value estimates. The Company expects to finalize the purchase price allocation prior to December 16, 2011.

The purchase price of Company has been allocated on a preliminary basis as follows (in thousands):

Estimated fair value of assets acquired and liabilities assumed:
Restricted cash	$43,597
Accounts receivable	10,694
Subscriber accounts	824,158
Property and equipment	20,802
Dealer network	50,433
Other current and noncurrent assets	14,419
Goodwill	349,936
Purchase holdbacks	(9,954)
Long-term debt	(814,653)
Derivative instruments	(64,623)
Deferred income tax liability	(4,057)
Other current and noncurrent liabilities	(23,664)
Cash consideration	$397,088

Other current and noncurrent liabilities assumed by AMC include transaction expenses of approximately $13.3 million related to charges for legal and professional services related to the Acquisition. These charges were recorded in selling, general, and administrative expense during the 169-day period ended December 16, 2010.

Other current and noncurrent liabilities also includes deferred revenue of $2.8 million, net of a $5.3 million fair value adjustment. As a result of the fair value adjustment, revenue for the 15-day period ended December 31, 2010 was negatively impacted by $3.1 million.

(3) Property and Equipment

Property and equipment consists of the following at December 31, 2010 (in thousands):

	Estimated useful lives indefinite
Land	Indefinite	$172
Central monitoring station and computer systems	3 - 5 years	16,765
Furniture and office equipment	3 - 5 years	1,444
Automobiles	5 years	14
Leasehold improvements	Lease term	2,493
		20,888
Less accumulated depreciation		199
		$20,689

(4) Debt

Long-term debt consists of the following at December 31, 2010 (in thousands):

Class A-1a Term Notes (matures July 2027), LIBOR plus 1.8%(a)	$338,478
Class A-1b Term Notes (matures July 2027), LIBOR plus 1.7%(a)	96,551
Class A-2 Term Notes (matures July 2037), LIBOR plus 2.2%(a)	97,338
Class A-3 Variable Funding Note (matures July 2037), LIBOR plus 1.8%(a)	251,032
Class A-4 Variable Funding Note (matures July 2037), LIBOR plus 1.8%(a)	27,034
Term Loan (matures June 30, 2012)(b)	60,000
$115 million revolving credit facility (matures December 17, 2013) LIBOR plus 4%	46,300
916,733
Less current portion of long-term debt	(20,000)
Long-term debt	$896,733

(a)                                  The interest rates on the Term Notes and VFNs include 1.0% of other fees.

(b)                                 The interest rate on the Term Loan is LIBOR plus 3.50% until July 1, 2011, then LIBOR plus 4.00% until January 1, 2012, then LIBOR plus 4.50% thereafter. The term loan matures on June 30, 2012, and requires principal installments of $20,000,000 on December 31, 2011 and March 31, 2012. AMC has guaranteed $30 million of this Term Loan.

Securitization Debt

The Company completed a financing transaction of the type commonly referred to as contract securitization in August 2007. Under the securitization, Funding, a newly formed, wholly owned subsidiary of Monitronics, issued the following debt instruments, which are included in the table of long-term debt above (in thousands):

Principal amount
Class A-1a Term Notes	$350,000
Class A-1b Term Notes	100,000
Class A-2 Term Notes	100,000
Class A-3 Variable Funding Note	260,000
Class A-4 Variable Funding Note	28,000

Principal payments under the Term Notes and Variable Funding Notes (VFNs) are payable monthly beginning July 2012 in accordance with the priority of payments established in the securitization. Available cash remaining after paying items as established in the securitization is allocated ratably between the Class A Term Notes and the VFNs. Amounts allocated to the Class A Term Notes are paid first to the Class A-1 Term Notes until their outstanding amount has been paid in full, and second to the Class A-2 Term Notes. Amounts allocated to the VFNs are paid ratably between the Class A-3 VFN and the Class A-4 VFN.

The Company is charged a commitment fee of 0.2% on the unused portion of the VFNs. Interest incurred on borrowings is payable monthly. The securitization debt has an expected repayment date of July 2012. If the securitization debt is not repaid at that time, contingent additional interest payments will be made on the $550 million notional amount of the interest rate swaps and $288 million of VFNs at a rate of 5.0% (including 0.5% of other fees).

As part of the financing transaction, the Company transferred substantially all of its then-existing subscriber assets, dealer alarm monitoring purchase agreements, and property and equipment related to its backup monitoring center, to Funding. The Company also transferred substantially all of its other property and equipment, dealer service agreements, contract monitoring agreements, and employees to Security, which also was a newly formed, wholly owned subsidiary of the Company. Following such transfers, Security assumed responsibility for the monitoring, customer service, billing, and collection functions of Funding and Monitronics. Funding and Security are distinct legal entities. Funding’s assets are available only for payment of the debt and satisfaction of the other obligations arising under the securitization transactions and are not available to pay Monitronics’ other obligations or the claims of its other creditors. Security’s assets are available only for the satisfaction of the other obligations arising under the securitization transactions and are not available to pay Monitronics’ other obligations or the claims of its other creditors; provided that, subject to compliance with applicable covenants, Security may distribute any excess cash to Monitronics greater than $1 million. In total, 93% of the subscriber account contracts, all of the wholesale monitoring contracts and $19.6 million of the property and equipment are unavailable to pay Monitronics’ other obligations or the claims of its other creditors.

On the closing date of the securitization agreement, Funding also entered into several interest rate swap agreements in an aggregate notional amount of $550.0 million that have similar terms in order to reduce the financial risk related to changes in interest rates associated with the floating rate term notes (collectively, the Swaps). The Swaps have an expected repayment date of August 2012 to match the expected refinancing of the securitization debt. The Company entered into three interest rate cap agreements with staggered durations with notional amounts of $100.0 million effective August 15, 2008 through August 15, 2009, $260.0 million effective August 15, 2009 through August 15, 2010, and $240.0 million effective August 15, 2010 through May 15, 2014 and an interest rate floor with a notional amount of $260.0 million effective from October 15, 2007 through May 15, 2014, to reduce the financial risk related to changes in interest rates associated with the floating rate variable funding notes. None of these derivative financial instruments are designated as hedges but, in effect, they act as hedges against the variable interest rate risk of the debt obligations. The Class A-1a Term Notes were effectively converted from floating to fixed with a derivative instrument at a rate of 7.5%. The Class A-1b Term Notes were effectively converted from floating to fixed with a derivative financial instrument at a rate of 7.0%. The Class A-2 Term Notes were effectively converted from floating to fixed with a derivative instrument at a rate of 7.6%. See note 10 for further information regarding these derivatives.

As of December 31, 2010, Monitronics has $0 of the Class A-3 VFN and $28 million of funds drawn related to the Class A-4 VFN held as restricted cash, which continues to be available to the Company. No additional amounts are available to be drawn from the VFNs.

The securitization debt has certain financial and nonfinancial covenants, which must be met on a monthly or quarterly basis. These tests include maximum attrition rates, interest coverage, and minimum average recurring monthly revenue. Indebtedness under the securitization is secured by all of the assets of Funding. As of December 31, 2010, the Company believes it was in compliance with all required covenants.

Credit Facility

On December 17, 2010, in order to partially fund the cash consideration paid for the Acquisition of Monitronics by AMC and provide for growth capital, Monitronics entered into a Credit Agreement with the lenders party thereto and Bank of America, N.A., as administrative agent (the Credit Facility). The Credit Facility provides a $60,000,000 term loan and a $115,000,000 revolving credit facility. There is a LIBOR floor of 1.50%, and a commitment fee of 0.50% on unused portions of the revolving credit facility. Upon any refinancing of the notes issued by Funding, Monitronics must prepay the term loan. At any time after the occurrence of an event of default under the Credit Facility, the lenders may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans under the Credit Facility. In addition, failure to comply with restrictions contained in our existing securitization indebtedness could lead to an event of default. The obligations under the Credit Facility are secured by a security interest on substantially all of the assets of Monitronics and its wholly owned subsidiary, Monitronics Canada, Inc., as well as a pledge of the stock of Monitronics. AMC has guaranteed the term loan up to $30,000,000.

The terms of the Credit Facility include certain financial and nonfinancial covenants, which include maximum leverage ratios and minimum fixed charge coverage ratios. As of December 31, 2010, Monitronics believes it was in compliance with all required covenants.

Other Debt

On August 8, 2007, the Company entered into a $5.0 million term loan and $15.0 million revolving credit line. All outstanding amounts under this debt agreement were repaid as of December 31, 2010 and the debt agreement was terminated. The Company was charged a commitment fee of 0.375% on the average daily unused portion. The facility bore interest at a rate of either prime or LIBOR plus 1.75%. Interest incurred on borrowings was payable monthly in arrears.

Scheduled maturities of long-term debt at December 31, 2010 are as follows for the fiscal years ending December 31 (in thousands):

2011	$20,000
2012	40,000
2013	46,300
2014	—
2015	—
Thereafter	838,000
Total principal payments	944,300
Less discount	(27,567)
Total debt, net of discount	$916,733

The discount on the long term originated from the debt being fair valued as a result of the acquisition of Monitronics by AMC on December 17, 2010 as more fully described in note 2. This discount is being amortized using the effective interest method. Amortization of the discount during the 15-day period ended December 31, 2010 was $0.8 million.

(5) Shareholder’s Net Capital

(a)  Preferred Stock

The Series A preferred stock voted together with Class A common stock as a single class on an as-converted basis on all matters to come before the Company’s shareholders. The Series A preferred stock was redeemed on August 8, 2007, from the proceeds of the securitization transaction as more fully described in note 4. As a result, the former holders of Series A preferred stock have no ongoing contractual rights. Pursuant to the Acquisition agreement, the Company deauthorized all shares of Series A preferred stock upon its merger with Merger Sub on December 17, 2010.

(b)  Common Stock

Pursuant to the Acquisition agreement, the Company deauthorized all shares of Class A and Class B common stock upon its merger with Merger Sub on December 17, 2010. The newly formed entity has one share of common stock issued and outstanding to AMC as of December 31, 2010.

(c)  Stock Warrants

During January 2002, the Company issued warrants to purchase 1,133,328 shares of Class A common stock at an exercise price of $0.01 per share in connection with a subordinated note agreement. These warrants were exercised on December 16, 2010 in connection with the Acquisition. There were no warrants outstanding as of December 31, 2010.

(6) Restricted Stock and Stock Option Plans

Prior to the Acquisition, the Company maintained a 1999 Stock Option Plan (the 1999 Plan), which was adopted November 3, 1999, and provided for the grant of options to purchase up to 150,000 shares of Class A common stock to its officers and employees; a 2001 Stock Option Plan (the 2001 Plan), which was adopted on April 27, 2001, and provided for the grant of options to purchase up to 250,000 shares of Class A common stock to its officers and employees; and a 2005 Stock Option Plan (the 2005 Plan), which was adopted on March 28, 2005, and provided for the grant of options to purchase up to 1,350,000 shares of Class A common stock to its officers and employees. In addition, there were options outstanding to purchase up to 1,400,000 shares of Class A common stock that were not issued under a plan. Options granted to date vest ratably over periods not exceeding five years, as specified by the option agreements. The Company recognizes compensation expense on a straight-line basis for options that vest ratably. In connection with Acquisition, all options became fully vested and were exercised on December 16, 2010. There were no options granted or outstanding during the 15-day period ended December 31, 2010.

Stock option transactions for the 169-day period ended December 16, 2010 are summarized as follows:

	Number of options	Weighted average exercise price
Outstanding at June 30, 2010	2,721,695	$7.10
Granted	—	—
Forfeited	—	—
Canceled	—	—
Exercised	(2,721,695)	7.10
Outstanding at December 16, 2010	—	—
Exercisable at December 16, 2010	—	—

During the 169-day period ended December 16, 2010, the Company recognized $394,000 of stock compensation expense, of which $246,000 was attributable to accelerated vesting of all outstanding options triggered by the Acquisition, pursuant to the related stock option plans.

(7) Income Taxes

The provision for income taxes consists of the following (in thousands):

	15-day period from December 17, 2010 to December 31, 2010	169-day period from July 1, 2010 to December 16, 2010
	(Successor)	(Predecessor)
Current:
Federal	$—	—
State	82	853
Total current	82	853
Deferred:
Federal	27	217
State	—	—
Total deferred	27	217
Total provision for income taxes	$109	1,070

The differences between the actual income tax expense and the amount computed by applying the statutory federal tax rate to income before income taxes result in the following (in thousands):

	15-day period from December 17, 2010 to December 31, 2010	169-day period from July 1, 2010 to December 16, 2010
	(Successor)	(Predecessor)
Expense (benefit) computed at federal statutory rate	$(1,442)	1,803
Nondeductible expenses	—	4,537
State tax (net of federal benefit)	82	582
Other adjustments	11	—
Change in valuation allowance	1,458	(5,852)
Total provision for income taxes	$109	1,070

Deferred income taxes are provided for the tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The components of deferred income taxes as of December 31, 2010 are as follows (in thousands):

Current deferred tax assets:
Accrued expenses	$3,467
Allowance for doubtful accounts	685
Deferred revenue	403
Other	952
Total current deferred tax assets	5,507
Valuation allowance	(787)
Current deferred tax assets, net	$4,720
Noncurrent deferred tax assets:
Intangible assets	$21,548
Mark-to-market valuation on derivative financial instruments	23,126
Net operating loss carryforwards	40,503
Business credits	1,582
Deferred financing fees	9,527
Total noncurrent deferred tax assets	96,286
Valuation allowance	(14,448)
Noncurrent deferred tax assets, net	81,838
Noncurrent deferred tax liabilities:
Subscriber accounts	(72,381)
Debt	(9,657)
Goodwill	(4,047)
Fixed assets	(2,036)
Other, net	(1,365)
Total noncurrent deferred tax liabilities	(89,486)
Noncurrent deferred tax liabilities, net	$(7,648)

At December 31, 2010, the Company had available for federal income tax purposes an alternative minimum tax credit carryforward of $426,000, which is available for an indefinite period. The Company had $115.6 million of federal net operating loss carryforwards, which begin to expire, if unused, in 2024. A portion of the federal net operating loss carryforward may be limited pursuant to Internal Revenue Code Section 382. The Company had available for state income tax purposes net operating loss carryforwards of $25.8 million as of December 31, 2010.

The Company provides a valuation allowance for deferred tax assets when it is more likely than not that some portion or all of its deferred tax assets will not be realized. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The Company had a valuation allowance of $15.2 million as of December 31, 2010. The Company maintains a valuation allowance primarily based on experiencing a cumulative loss before income taxes for the three-year period ended December 31, 2010. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including reversals of deferred tax liabilities) during the periods in which those temporary differences will become deductible.

The Company accounts for uncertain tax positions using a two-step approach. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being recognized upon settlement. The Company has evaluated matters such as derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition, and has determined that there is no impact on the Company’s consolidated financial statements for the 169-day period ended December 16, 2010 and 15-day period ended December 31, 2010. The periods still subject to audit for the Company’s federal tax return are the 2007 through 2010 tax years. The Company classifies interest and penalties in interest expense and other expenses, respectively, in the consolidated statements of operations. The Company has determined that no accrual for interest related to uncertain tax positions is required at December 31, 2010.

(8) Employee Benefit Plan

The Company maintains a tax-qualified, defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the Monitronics 401(k) Plan). During the six-month period ended December 31, 2010, the Company, at its election, made contributions to the Monitronics 401(k) Plan. These contributions were allocated among participants based upon the respective contributions made by the participants through salary reductions during the applicable plan year. The Company also makes matching cash contributions under the Monitronics 401(k) Plan. For the 169-day period ended December 16, 2010 and 15-day period ended December 31, 2010, the Company made matching cash contributions to the Monitronics 401(k) Plan of approximately $56,733 and $3,545, respectively. The funds of the Monitronics 401(k) Plan are deposited with a trustee and invested at each participant’s option in one or more investment funds.

(9) Commitments and Contingencies

The Company leases certain office space and equipment under various noncancelable operating leases. The Company leases 132,880 square feet of total office space, of which 10,000, 13,050, 11,830, and 98,000 square feet are currently under separate leases expiring on February 28, 2011, May 31, 2014, January 31, 2015, and May 31, 2015, respectively. The Company has the option to renew the lease expiring on February 28, 2011, for an additional term of 60 months following the expiration of the original lease agreement. The lease expiring May 31, 2014 has rent escalation clauses associated with it, and the Company has the option to renew the lease for three additional terms of 60 months each following the expiration of the original lease agreement. The lease expiring January 31, 2015 has rent escalation clauses associated with it, and the Company has the option to renew the lease for an additional term of 36 months following the expiration of the original lease agreement. The lease expiring May 31, 2015 has rent escalation clauses associated with it, and the Company has the option to renew the lease for two additional terms of 60 months each following the expiration of the original lease agreement. All equipment leases are renewable at the option of the Company upon expiration.

At December 31, 2010, future minimum payments under such leases are as follows (in thousands):

2011	$1,812
2012	1,807
2013	1,819
2014	1,754
2015	650
Thereafter	—
Total minimum lease payments	$7,842

Rental expense during the 169-day period ended December 16, 2010 and 15-day period ended December 31, 2010 was approximately $800,000 and $70,000, respectively.

The Company is party to various legal proceedings and claims that have arisen in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the Company’s financial position or results of operations.

(10) Derivatives

The Company uses interest rate derivatives to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements.

At December 31, 2010, derivative financial instruments include one interest rate cap with a fair value of $0.4 million, an interest rate floor with a fair value of $(21.8) million, and three interest rate swaps (Swaps) with an aggregate fair value of $(42.9) million. The interest rate cap represents a financial asset of the Company, while the interest rate floor and Swaps represent financial liabilities of the Company. The interest rate cap, floor, and Swaps have not been designated as hedges. The derivative financial instruments have maturity dates ranging from May 2014 to July 2037. For the 169-day period ended December 16, 2010, the realized and unrealized loss on derivative instruments in the consolidated statements of operations includes interest payments under the floor and Swaps of $17.5 million, partially offset by a $12.2 million unrealized gain related to the change in the fair value of these derivatives. For the 15-day period ended December 31, 2010, the realized and unrealized loss on derivative instruments in the consolidated statements of operations includes a $1.7 million unrealized loss related to the change in the fair value of these derivatives. There were no settlement payments during the 15-day period ended December 31, 2010.

For purposes of valuation of the Swaps, the Company has considered that certain provisions of the Term Notes and VFNs provide for significant adverse changes to interest rates and uses of cash flows if this debt is not repaid by July 2012. In addition, the Swaps can be terminated at this time with no additional costs to the Company. Currently, a make-whole payment would be due to the counterparty to the Swaps were the swaps terminated before April 2012. Were the Term Notes and the VFNs not repaid in full by July 2012, the Company would incur additional interest and other costs and be restricted in subscriber account purchases at Funding, until the Term Notes and VFNs were repaid in full. Management believes it is highly likely the Company will be able to refinance and/or repay the Term Notes and VFNs in full by July 2012, and the valuation considers adjustments for termination dates before and after July 2012 on a probability weighted basis. The valuation of the Swaps is based principally on a July 2012 maturity of the Term Notes less a credit valuation adjustment, as Company can cancel the Swaps without penalty beginning in April 2012.

Borrowings under the securitization debt bear interest at variable rates. Our objective in entering into the Swaps was to reduce the risk associated with these variable rates. The Swaps, in effect, convert variable rates of interest into fixed rates of interest on $550 million of borrowings under the securitization debt. It is our policy to offset fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting agreement. As of December 31, 2010, no such amounts were offset.

The Company’s Swaps are as follows (dollars in thousands):

Notional	Rate paid	Rate received
$350,000	6.56%	1 mo. USD-LIBOR-BBA
100,000	6.06	1 mo. USD-LIBOR-BBA
100,000	6.64	1 mo. USD-LIBOR-BBA

The fair value of derivative instruments as of December 31, 2010 is as follows (in thousands):

	Asset derivatives		Liability derivatives
	Balance sheet location	Fair value	Balance sheet location	Fair value
Purchased interest rate swaps	Other assets	$—	Other liabilities	$42,934
Purchased interest rate caps	Other assets	447	Other liabilities	—
Sold interest rate floor	Other assets	—	Other liabilities	21,810
Total interest rate products		447		64,744
Total derivatives		$447		$64,744

Gains and losses recognized during the 169-day period ended December 16, 2010 and 15-day period ended December 31, 2010, relating to derivatives not designated as hedging instruments are as follows (in thousands):

	15-day period from December 17, 2010 to December 31, 2010	169-day period from July 1, 2010 to December 16, 2010
	(Successor)	(Predecessor)
Interest rate products:
Unrealized (gain) loss on derivatives	$1,682	(12,246)

The Company has a single counterparty that it uses for its derivative contracts. The Company’s contractual agreement with its counterparty contains a provision where if the Company defaults on its master debt agreement (borrowings under the securitization debt) and liquidates the assets that are encumbered by the debt agreement, then the Company could also be declared in default on its derivative obligations.

As of December 31, 2010, the fair value of derivative financial instruments, which excludes any adjustment for nonperformance risk, related to these agreements was in a net liability position of $64.7 million. As of December 31, 2010, the Company has not posted any collateral related to these agreements. If the Company had breached the provision above, it could have been required to settle its obligations under the agreements at the termination value of $64.7 million.

(11) Fair Value Accounting

On July 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defined fair value, established a framework for measuring fair value, and expanded disclosures about fair value measurements. SFAS 157 was replaced by ASC 820, Fair Value Measurements and Disclosures.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

We have aggregated our financial assets and liabilities that are measured at fair value on a recurring basis (at least annually) into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement dates.

The table below presents the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2010, aggregated by the level in the fair value hierarchy within which those measurements fall. The tables do not include cash on hand or assets and liabilities that are measured at historical cost or any basis other than fair value (in thousands):

Assets and liabilities measured at fair value on a recurring basis at December 31, 2010
	Quoted prices in active markets for identical assets and liabilities (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance at December 31, 2010
Assets:
Cash equivalents	$166	—	—	166
Current and noncurrent restricted cash	51,376	—	—	51,376
Derivative financial instruments	—	447	—	447
Liabilities:
Derivative financial instruments	$—	21,810	42,934	64,744

The Company’s fair value measurements of the Swaps rely on significant unobservable inputs (Level 3) as of December 31, 2010.

The Company has determined that the majority of the inputs used to value its interest rate caps and floor derivatives fall within Level 2 of the fair value hierarchy. The Company has determined that the majority of the inputs used to value its Swaps fall within Level 3 of the fair value hierarchy, as the valuation is based in part on management’s estimates of the refinancing date of the Term Notes, which affects the termination date of the Swaps as the notional amount of the Swaps is directly linked to the outstanding principal balance of the Term Notes. However, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. For counterparties with publicly available credit information, the credit spreads over LIBOR used in the calculations represent implied credit default swap spreads obtained from a third-party credit data provider. However, as of December 31, 2010, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its interest rate caps and floor derivatives, but are significant for the Swaps. As a result, the Company has determined that its derivative valuations on its interest rate caps and floor are classified in Level 2 of the fair value hierarchy and its derivative valuation on its Swaps are classified in Level 3 of the fair value hierarchy.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 liabilities (in thousands):

Fair value at July 1, 2010	$53,487
Change in unrealized loss related to the Swaps	(10,372)
Fair value at December 17, 2010	43,115
Change in unrealized loss related to the Swaps	(181)
Fair value at December 31, 2010	$42,934

The Company’s long-term debt instruments are not measured at fair value on a recurring basis. However, the preacquisition debt instruments were remeasured on December 17, 2010 to fair value in connection with the Acquisition. Accordingly, the carrying value of debt instruments as of December 31, 2010 approximates fair value as there have been no significant interest rate changes since the acquisition date.

(12) Subsequent Events

The Company has evaluated events and transactions through June 14, 2011, the date that the consolidated financial statements were available to be issued. Based on requirements of the subsequent event guidance, the Company has not identified any events that require disclosure.

CONSOLIDATED FINANCIAL STATEMENTS

Monitronics International, Inc. and Subsidiaries

Years Ended June 30, 2010, 2009 and 2008

With Report of Independent Auditors

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Financial Statements

Years Ended June 30, 2010, 2009 and 2008

Report of Independent Auditors

The Board of Directors

Monitronics International, Inc.

We have audited the accompanying consolidated balance sheets of Monitronics International, Inc. and its subsidiaries as of June 30, 2010 and 2009, and the related consolidated statements of operations, shareholders’ net capital (deficiency), and cash flows for each of the three years in the period ended June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Monitronics International, Inc. and its subsidiaries at June 30, 2010 and 2009, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2010, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2, the consolidated financial statements have been restated.

/s/ Ernst & Young LLP

Dallas, Texas

October 13, 2010,

except for Notes 1, 2, 8, and 13, as to which the dates are

December 17, 2010, December 17, 2010, June 14, 2011, and June 14, 2011, respectively.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In Thousands, Except Share Data)

	June 30
	2010	2009
	(as restated)	(as restated)
Current assets:
Cash and cash equivalents	$40,838	$33,268
Restricted cash	51,776	79,452
Accounts receivable, less allowance for doubtful accounts of $1,794 in 2010 and $1,917 in 2009	10,748	11,016
Prepaid expenses and other current assets	1,453	2,011
Total current assets	104,815	125,747
Property and equipment, net	15,718	17,633
Subscriber accounts, net of accumulated amortization of $652,562 in 2010 and $615,635 in 2009	638,255	577,785
Deferred financing costs, net	27,991	29,451
Fair value of derivative financial instruments	433	2,402
Other assets	1,557	71
Goodwill	14,795	14,795
Total assets	$803,564	$767,884
Current liabilities:
Accounts payable	$2,409	$1,842
Accrued expenses	5,434	5,095
Purchase holdbacks	15,604	13,309
Deferred revenue	5,604	5,074
Interest payable	2,283	2,196
Taxes payable	1,984	1,729
Current portion of long-term debt	12	—
Total current liabilities	33,330	29,245
Noncurrent liabilities:
Long-term debt	844,188	813,384
Deferred tax liability	2,658	2,284
Fair value of derivative financial instruments	77,011	76,778
Total noncurrent liabilities	923,857	892,446
Commitments and contingencies
Shareholders’ net capital (deficiency):
Preferred stock, Series A: 8,247,075 shares authorized, 0 shares issued	—	—
Class A common stock, $0.01 par value: 80,000,000 shares authorized, Issued shares—31,102,347 as of June 30, 2010 and 2009	311	311
Class B common stock, $0.01 par value:
Authorized shares—700,000; issued shares—none	—	—
Additional paid-in capital	125,939	125,633
Treasury stock, at cost, 1,322,135 shares as of June 30, 2010 and 2009	(12,037)	(12,037)
Accumulated deficit	(267,836)	(267,714)
Total shareholders’ net capital (deficiency)	(153,623)	(153,807)
Total liabilities and shareholders’ net capital (deficiency)	$803,564	$767,884

See accompanying notes.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In Thousands)

	Year Ended June 30
	2010	2009	2008
	(as restated)	(as restated)	(as restated)
Revenue	$271,951	$234,432	$207,716
Cost of services	32,966	28,997	29,108
Gross profit	238,985	205,435	178,608
Operating expenses:
Sales, general, and administrative	52,385	52,475	47,724
Depreciation	5,937	5,172	4,608
Amortization	118,834	110,623	100,606
	177,156	168,270	152,938
Operating income	61,829	37,165	25,670
Other expenses:
Realized and unrealized loss on derivative instruments	40,624	66,692	48,206
Write-off of deferred financing costs	—	—	6,952
Interest	19,139	24,925	54,034
	59,763	91,617	109,192
Income (loss) before income taxes	2,066	(54,452)	(83,522)
Provision for income taxes	2,188	689	1,804
Net loss	$(122)	$(55,141)	$(85,326)

See accompanying notes.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statement of Shareholders’ Net Capital (Deficiency)

(In Thousands, Except Share Data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Treasury Stock, at Cost		Accumulated	Total Shareholders’ Net Capital
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficiency)
Balances at July 1, 2007	31,102,317	$311	—	$—	$124,819	968,722	$(9,673)	$(124,512)	$(11,790)
Cumulative effect of restatement on prior years	—	—	—	—	—	—	—	(2,735)	(2,735)
Options exercised	30	—	—	—	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	353,413	(2,364)	—	(2,364)
Stock-based compensation	—	—	—	—	514	—	—	—	514
Net loss (as restated)	—	—	—	—	—	—	—	(85,326)	(85,326)
Balances at June 30, 2008 (as restated)	31,102,347	311	—	—	125,333	1,322,135	(12,037)	(212,573)	(98,966)
Stock-based compensation	—	—	—	—	300	—	—	—	300
Net loss (as restated)	—	—	—	—	—	—	—	(55,141)	(55,141)
Balances at June 30, 2009 (as restated)	31,102,347	311	—	—	125,633	1,322,135	(12,037)	(267,714)	(153,807)
Stock-based compensation	—	—	—	—	306	—	—	—	306
Net loss (as restated)	—	—	—	—	—	—	—	(122)	(122)
Balances at June 30, 2010 (as restated)	31,102,347	$311	—	$—	$125,939	1,322,135	$(12,037)	$(267,836)	$(153,623)

See accompanying notes.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended June 30
	2010	2009	2008
	(restated)	(restated)	(restated)
Operating activities
Net income (loss)	$(122)	$(55,141)	$(85,326)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	124,771	115,795	105,214
Amortization of deferred financing costs	1,460	1,464	8,209
Provision for uncollectible accounts	5,725	5,260	4,003
Noncash interest expense for preferred stock redeemable	—	—	411
Noncash interest accretion	—	—	521
Change in value of put option	—	—	(324)
Change in deferred tax liabilities	374	(824)	373
Noncash stock-based compensation	306	300	514
Unrealized gain on derivative instruments	2,202	37,510	39,843
Changes in operating assets and liabilities:
Accounts receivable (excluding provision for bad debt)	(5,457)	(7,456)	(3,885)
Prepaid expenses and other assets	(928)	(477)	375
Accounts payable	567	(543)	420
Accrued expenses	339	294	(1,031)
Interest payable	87	62	(12,480)
Deferred revenue	530	(124)	(455)
Taxes payable	255	(943)	1,316
Net cash provided by operating activities	130,109	95,177	57,698
Investing activities
Decrease (increase) in restricted cash	27,676	(65,591)	(13,861)
Purchases of property and equipment	(4,022)	(6,832)	(7,449)
Purchases of subscriber accounts (net of holdbacks)	(177,009)	(181,609)	(131,460)
Net cash used in investing activities	(153,355)	(254,032)	(152,770)
Financing activities
Proceeds from credit facility	44,392	253,449	712,796
Payments on credit facility	(13,576)	(79,066)	(520,813)
Payment of deferred financing costs	—	(14)	(31,937)
Redemption of preferred stock, less accrued interest	—	—	(45,212)
Purchase of treasury stock	—	—	(2,364)
Net cash provided by financing activities	30,816	174,369	112,470
Net increase in cash and cash equivalents	7,570	15,514	17,398
Cash and cash equivalents at beginning of fiscal year	33,268	17,754	356
Cash and cash equivalents at end of fiscal year	$40,838	$33,268	$17,754
Supplemental cash flow information
State taxes paid	$1,699	$2,574	$33
Interest paid	$3,499	$6,594	$32,340

See accompanying notes.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Years Ended June 30, 2010, 2009, and 2008

1. Description of Business and Summary of Significant Accounting Policies

Monitronics International, Inc. and Subsidiaries (the Company) provide security alarm monitoring and related services to residential and business subscribers throughout the United States and parts of Canada. The Company monitors signals arising from burglaries, fires and other events through security systems installed by independent dealers at subscribers’ premises.

Cash, Cash Equivalents, and Restricted Cash

Cash and cash equivalents include cash on hand, cash in banks and cash equivalents. The Company classifies all highly liquid investments with original maturities when purchased of three months or less as cash equivalents. At June 30, 2010 and 2009, there is $51.8 million and $79.5 million, respectively, that is restricted and can be drawn per the terms of the debt issued through the securitization. This amount is excluded from cash and cash equivalents.

Consolidation Policy

The Company consolidates companies in which it owns or controls, directly or indirectly, more than 50% of the voting shares. Monitronics consists of the following five entities: Monitronics International, Inc. (Parent), Monitronics Funding LP (Funding), Monitronics Security LP (Security), MIBU, Inc., and Monitronics Canada (Subsidiaries). The Company eliminates all material intercompany balances and transactions.

Funding and Security are controlled by general partners that are majority-owned by the Company. The general partners include independent directors who must concur with the Company in the event that either Security or Funding files for bankruptcy or liquidation.

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consist primarily of amounts due from customers for recurring monthly monitoring services over a wide geographical base. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the accounts that are acquired. The Company has established an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical-loss experience, recoveries and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses. The actual collection of receivables could be different from recorded amounts.

The Company’s allowance for doubtful accounts as of June 30, 2010 and 2009, was $1.8 million and $1.9 million, respectively. During the fiscal years ended June 30, 2010, 2009, and 2008, the Company recorded a provision for uncollectible accounts of $5.7 million, $5.2 million, and $4.0 million, respectively, and wrote off (net of recoveries) accounts receivable of $5.7 million, $4.9 million, and $4.0 million, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful life of the assets. Major replacements and betterments are capitalized at cost. Maintenance and repair costs are charged to expense when incurred. When assets are replaced or disposed of, the cost and accumulated depreciation are removed from the accounts and the gains or losses, if any, are reflected in the consolidated statements of operations.

Subscriber Accounts and Other Intangible Assets

Subscriber accounts relate to the cost of acquiring portfolios of monitoring service contracts from independent dealers. The subscriber accounts are initially recorded at cost. All direct external costs associated with the creation of subscriber accounts are initially capitalized. Internal costs, including all personnel and related support costs, incurred solely in connection with subscriber account acquisitions and transitions are expensed as incurred.

The costs of subscriber accounts are amortized using the 10-year 135% declining balance method. The amortization method was selected to provide a matching of amortization expense to individual subscriber revenues. Amortization of subscriber accounts was $118.8 million, $110.6 million, and $100.6 million for the fiscal years ended June 30, 2010, 2009, and 2008, respectively.

Based on subscriber accounts held at June 30, 2010, estimated amortization of subscriber accounts in the succeeding five fiscal years ending June 30 is as follows (in thousands):

2011	$113,192
2012	99,801
2013	88,637
2014	77,332
2015	68,351
Total	$447,313

Management reviews the subscriber accounts for impairment or a change in amortization period at least annually or whenever events or changes indicate that the carrying amount of the asset may not be recoverable or the life should be shortened. For purposes of recognition and measurement of an impairment loss, the Company views subscriber accounts as a single pool because of the assets’ homogeneous characteristics, which is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. Based on management’s analysis, no impairment was indicated during the years ended June 30, 2010, 2009, or 2008.

Deferred financing costs are capitalized when the related debt is issued or when amendments to revolving credit lines increase the borrowing capacity. Deferred financing costs are amortized over the term of the related debt on a straight-line basis.

Goodwill (carrying value of $14.8 million, including accumulated amortization of $1.2 million, at June 30, 2010 and 2009) consists of the excess of the cost over the fair value of the net assets acquired in a business combination. Goodwill is tested for impairment annually using a fair value-based approach. The Company’s goodwill of $14.8 million relates to two acquisitions of businesses from competitors occurring in the fiscal years ended June 30, 1999, and June 30, 1995. During the fiscal years ended June 30, 2010, 2009, and 2008, the Company performed its annual tests of goodwill impairment using a fair value-based approach and no impairment was indicated.

Income Taxes

The Company recognizes a liability or asset for the deferred tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when reported amounts of the assets or liabilities are recovered or settled. The deferred tax assets are reviewed for recoverability at least annually, and a valuation allowance is provided if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Purchase Holdbacks

The Company typically withholds payment of a designated percentage of the purchase price when it purchases subscriber accounts from dealers. The withheld funds are recorded as a liability until the guarantee period provided by the dealer has expired. The holdback is used as a reserve to cover any terminated subscriber accounts that are not replaced by the dealer during the guarantee period as well as lost revenue during such period. At the end of the guarantee period, which is typically one year from the date of purchase, the dealer is responsible for any deficit or is paid the balance of the holdback.

Stock Compensation

The Company recognizes the cost of employee services received in exchange for awards of equity instruments, such as stock options and restricted stock, based on the fair value of those awards at the date of grant over the requisite service period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock-option awards. Stock-based compensation plans, related expenses and assumptions used in the Black-Scholes option-pricing model are more fully described in Note 6.

Revenue Recognition

Revenues are recognized as the related monitoring services are provided. Deferred revenue primarily includes payments for monitoring services to be provided in the future.

Risk Concentration

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising the Company’s customer base.

Fair Value of Financial Instruments

The carrying amount of our financial instruments, consisting of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and certain other liabilities, approximates their fair value due to their relatively short maturities. Borrowings under the Company’s revolving credit and term loan agreement approximate fair value due to the borrowings being based on variable market interest rates. Derivative financial instruments are carried at fair value.

Derivative Financial Instruments

The Company uses derivative financial instruments to manage exposure to movement in interest rates. The use of these financial instruments modifies the exposure of these risks with the intention of reducing the risk or cost. The Company does not use derivatives for speculative or trading purposes. The Company recognizes the fair value of all derivative instruments as either assets or liabilities at fair value on the consolidated balance sheets. Fair value is based on market quotes for similar instruments with the same duration. Changes in the fair value of derivatives are reported in the consolidated statements of operations.

On the date the derivative instrument is entered into, the Company may designate the derivative as either a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge) or a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge). For effective hedges, the Company records in accumulated other comprehensive income or loss the effective portion of changes in the fair value of derivatives that are designated as and meet all the required criteria for a cash flow hedge. The Company reclassifies these amounts into earnings as the underlying hedged item affects earnings. The Company immediately records into earnings any changes in the fair value of derivatives that are not designated as hedges.

Recent Accounting Pronouncements

During 2010, the Company adopted changes issued by the Financial Accounting Standards Board (FASB) relating to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification (ASC) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements of Financial Accounting Standards, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, the FASB will issue Accounting Standards Updates (ASUs). ASUs will not be authoritative in their own right, as they will only serve to update the ASC. These changes and the ASC itself do not change GAAP. Other than the manner in which the new accounting guidance is referenced, the adoption of these changes had no impact on our financial statements.

During 2010, the Company adopted changes issued by the FASB relating to disclosures about hedging activities. The changes require qualitative disclosures about the objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative agreements. The adoption of these changes required us to expand our disclosures regarding derivative instruments, but did not have a material impact on our financial position, results of operations or cash flows. See Note 12.

Reclassifications

Certain amounts have been reclassified from the presentation in the consolidated financial statements. Specifically, in order to be consistent with the fiscal year 2011 presentation, the Company has reclassified historically recorded payments related to its interest rate swap derivative instruments as interest expense. Payments on the interest rate swap derivative instruments for the years ended June 30, 2010, 2009, and 2008 of $38.4 million, $29.2 million, $8.4 million, respectively, were reclassified from interest expense to realized and unrealized loss on derivative instruments in the consolidated statements of operations. This reclassification resulted in a corresponding decrease to interest paid as disclosed in the consolidated statements of cash flows for the respective periods.

In addition, certain amounts have been reclassified in order to be consistent with the fiscal year 2010 presentation. Specifically, the change in dealer advances of approximately $29,000 has been reclassified from the change in accounts receivable to the change in prepaid expenses and other assets in the consolidated statements of cash flows. In addition, changes in restricted cash have been reclassified from cash flows from operating activities to investing activities. Finally, $1.9 million has been reclassified from accumulated amortization of subscriber accounts presented on the balance sheet to the subscriber account asset balance as it relates to purchase price reductions instead of amortization.

2. Restatement of Previous Periods

Subsequent to the completion of the financial statement close process, the Company discovered errors related to certain deferred tax attributes, which resulted in the understatement of deferred tax liabilities, beginning in 1999, that totaled approximately $3.9 million as of June 30, 2010. The error, which is immaterial to the prior years, accumulated each year as the related tax attribute increased resulting in an understatement of deferred tax expense. The Company evaluated the effects of these errors on the prior periods’ consolidated financial statements, individually and in the aggregate, in accordance with accounting principles generally accepted in the United States, and concluded that no prior period is materially misstated. However, the Company is restating its consolidated financial statements as of and for the years ended June 30, 2010, 2009, and 2008 for the errors as follows (amounts in thousands):

Consolidated Balance Sheet

Summary of Restatement Impacts

June 30, 2010

	As Reported	Adjustments	As Restated
Current assets:
Cash and cash equivalents	$40,838	$—	$40,838
Restricted cash	51,776	—	51,776
Accounts receivable, less allowance for doubtful accounts of $1,794	10,748	—	10,748
Prepaid expenses and other current assets	1,453	—	1,453
Total current assets	104,815	—	104,815
Property and equipment, net	15,718	—	15,718
Subscriber accounts, net of accumulated amortization of $652,562	638,255	—	638,255
Deferred financing costs, net	27,991	—	27,991
Fair value of derivative financial instruments	433	—	433
Other assets	1,557	—	1,557
Long-term deferred tax asset	1,198	(1,198)	—
Goodwill	14,795	—	14,795
Total assets	$804,762	$(1,198)	$803,564
Current liabilities:
Accounts payable	$2,409	$—	$2,409
Accrued expenses	5,434	—	5,434
Purchase holdbacks	15,604	—	15,604
Deferred revenue	5,604	—	5,604
Interest payable	2,283	—	2,283
Taxes payable	1,984	—	1,984
Current portion of long-term debt	12	—	12
Total current liabilities	33,330	—	33,330
Noncurrent liabilities:
Long-term debt	844,188	—	844,188
Deferred tax liability	—	2,658	2,658
Fair value of derivative financial instruments	77,011	—	77,011
Total noncurrent liabilities	921,199	2,658	923,857
Shareholders’ net capital (deficiency):
Preferred stock, Series A	—	—	—
Class A common stock, $0.01 par value	311	—	311
Class B common stock, $0.01 par value	—	—	—
Additional paid-in capital	125,939	—	125,939
Treasury stock, at cost	(12,037)		(12,037)
Accumulated deficit	(263,980)	(3,856)	(267,836)
Total shareholders’ net capital (deficiency)	(149,767)	(3,854)	(153,623)
Total liabilities and shareholders’ net capital (deficiency)	$804,762	$(1,198)	$803,564

Consolidated Balance Sheet

Summary of Restatement Impacts

June 30, 2009

	As Reported	Adjustments	As Restated
Current assets:
Cash and cash equivalents	$33,268	$—	$33,268
Restricted cash	79,452	—	79,453
Accounts receivable, less allowance for doubtful accounts of $1,917	11,016	—	11,016
Prepaid expenses and other current assets	2,011	—	2,011
Total current assets	125,747	—	125,747
Property and equipment, net	17,633	—	17,633
Subscriber accounts, net of accumulated amortization of $615,635	577,785	—	577,785
Deferred financing costs, net	29,451	—	29,451
Fair value of derivative financial instruments	2,402	—	2,402
Other assets	71	—	71
Long-term deferred tax asset	1,198	(1,198)	—
Goodwill	14,795	—	14,795
Total assets	$769,082	$(1,198)	$767,884
Current liabilities:
Accounts payable	$1,842	$—	$1,842
Accrued expenses	5,095	—	5,095
Purchase holdbacks	13,309	—	13,309
Deferred revenue	5,074	—	5,074
Interest payable	2,196	—	2,196
Taxes payable	1,729	—	1,729
Current portion of long-term debt	—	—	—
Total current liabilities	29,245	—	29,245
Noncurrent liabilities:
Long-term debt	813,384	—	813,384
Deferred tax liability	—	2,284	2,284
Fair value of derivative financial instruments	76,778	—	76,778
Total noncurrent liabilities	890,162	2,284	892,446
Shareholders’ net capital (deficiency):
Preferred stock, Series A	—	—	—
Class A common stock, $0.01 par value	311	—	311
Class B common stock, $0.01 par value	—	—	—
Additional paid-in capital	125,633	—	125,633
Treasury stock, at cost	(12,037)	—	(12,037)
Accumulated deficit	(264,232)	(3,482)	(267,714)
Total shareholders’ net capital (deficiency)	(150,325)	(3,482)	(153,807)
Total liabilities and shareholders’ net capital (deficiency)	$769,082	$(1,198)	$767,884

Consolidated Statement of Operations

Summary of Restatement Impacts

For the Year Ended June 30, 2010

	As Reported	Adjustments	As Restated
Revenue	$271,951	$—	$271,951
Cost of services	32,966	—	32,966
Gross profit	238,985	—	238,985
Operating expenses:
Sales, general, and administrative	52,385	—	52,385
Depreciation	5,937	—	5,937
Amortization	118,834	—	118,834
	177,156	—	177,156
Operating income	61,829	—	61,829
Other expenses:
Realized and unrealized loss on derivative instruments	40,624	—	40,624
Write-off of deferred financing costs	—	—	—
Interest	19,139	—	19,139
	59,763	—	59,763
Income before income taxes	2,066	—	2,066
Provision for income taxes	1,814	374	2,188
Net income (loss)	$252	$(374)	$(122)

Consolidated Statement of Operations

Summary of Restatement Impacts

For the Year Ended June 30, 2009

	As Reported	Adjustments	As Restated
Revenue	$234,432	$—	$234,432
Cost of services	28,997	—	28,997
Gross profit	205,435	—	205,435
Operating expenses:
Sales, general, and administrative	52,475	—	52,475
Depreciation	5,172	—	5,172
Amortization	110,623	—	110,623
	168,270	—	168,270
Operating income	37,165	—	37,165
Other expenses:
Realized and unrealized loss on derivative instruments	66,692	—	66,692
Write-off of deferred financing costs	—	—	—
Interest	24,925	—	24,925
	91,617	—	91,617
Loss before income taxes	(54,452)	—	(54,452)
Provision for income taxes	315	374	689
Net loss	$(54,767)	$(374)	$(55,141)

Consolidated Statement of Operations

Summary of Restatement Impacts

For the Year Ended June 30, 2008

	As Reported	Adjustments	As Restated
Revenue	$207,716	$—	$207,716
Cost of services	29,108	—	29,108
Gross profit	178,608	—	178,608
Operating expenses:
Sales, general, and administrative	47,724	—	47,724
Depreciation	4,608	—	4,608
Amortization	100,606	—	100,606
	152,938	—	152,938
Operating income	25,670	—	25,670
Other expenses:
Realized and unrealized loss on derivative instruments	48,206	—	48,206
Write-off of deferred financing costs	6,952	—	6,952
Interest	54,034	—	54,034
	109,192	—	109,192
Loss before income taxes	(83,522)	—	(83,522)
Provision for income taxes	1,431	373	1,804
Net loss	$(85,327)	$(373)	$(85,326)

The consolidated statements of cash flows for fiscal years 2010, 2009, and 2008 have been restated for the effects of the adjustments noted above. Specifically, net income as presented on the consolidated statements of cash flows was reduced by $374,000, $374,000, and $373,000 in fiscal years 2010, 2009, and 2008, respectively. In addition, cash flows provided by the change in deferred tax liabilities included in operating activities was increased by $374,000, $374,000, and $373,000 in the fiscal years 2010, 2009, and 2008, respectively.

3. Property and Equipment

Property and equipment consists of the following at June 30 (in thousands):

	Estimated Useful Lives	2010	2009
Central monitoring station and computer systems	3 - 5 years	$34,902	$31,048
Furniture and office equipment	3 - 5 years	2,294	2,146
Automobiles	5 years	20	20
Leasehold improvements	Lease term	4,408	4,387
		41,624	37,601
Less accumulated depreciation		25,906	19,968
		$15,718	$17,633

4. Noncurrent Liabilities

Noncurrent liabilities consist of the following at June 30 (in thousands):

	2010	2009
Revolving credit line and term notes payable	$—	$—
Parent term loans payable	5,000	5,000
Funding VFNs and term notes payable	839,200	808,384
	$844,200	$813,384

On August 8, 2007, the Company completed a financing transaction of the type commonly referred to as a contract securitization. Under the securitization, Funding, a newly formed, wholly owned subsidiary of the Company, issued $350.0 million Class A-1a Term Notes, $100.0 million Class A-1b Term Notes, $100.0 million Class A-2 Term Notes, a $260.0 million Class A-3 Variable Funding Note, and a $28.0 million Class A-4 Variable Funding Note, all of which mature in July 2037, except for the A-1a and the A-1b Term Notes, which mature in July 2027. Principal payments under the Term Notes and Variable Funding Notes (VFNs) are payable monthly beginning July 2012 in accordance with the priority of payments established in the securitization. Available cash remaining after paying higher-priority items is allocated ratably between the Class A Term Notes and the VFNs. Amounts allocated to the Class A Term Notes are paid first to the Class A-1 Term Notes until their outstanding amount has been paid in full, and second to the Class A-2 Term Notes. Amounts allocated to the VFNs are paid ratably between the Class A-3 VFN and the Class A-4 VFN. The Class A-1a Term Notes bear interest at a rate of LIBOR plus 1.8% (including certain other fees). The Class A-1a Term Notes were converted from floating to fixed with a derivative instrument at a rate of 7.5% (including certain other fees). The Class A-1b Term Notes bear interest at a rate of LIBOR plus 1.7% (including certain other fees). The Class A-1b Term Notes were converted from floating to fixed with a derivative financial instrument at a rate of 7.0% (including certain fees). The Class A-2 Term Notes bear interest at a rate of LIBOR plus 2.2% (including certain other fees). The Class A-2 Term Notes were converted from floating to fixed with a derivative instrument at a rate of 7.6% (including certain other fees).

As part of the transaction, the Company transferred substantially all of its subscriber assets, dealer alarm monitoring purchase agreements, and property and equipment related to its backup monitoring center, to Funding. The Company also transferred substantially all of its other property and equipment, dealer service agreements, contract monitoring agreements, and employees to Security, which also was a newly formed, wholly owned subsidiary of the Company. Following such transfers, Security assumed responsibility for the monitoring, customer service, billing, and collection functions of Funding and the Company.

Funding and Security are distinct legal entities, and their assets are available only for payment of the debt and satisfaction of the other obligations arising under the securitization transactions and are not available to pay the Company’s other obligations or the claims of the Company’s other creditors.

On the closing date of the securitization, Funding also entered into interest rate swaps in an aggregate notional amount of $550.0 million that have similar terms in order to reduce the financial risk related to changes in interest rates associated with the floating rate term notes. The Company also entered into interest rate caps in an aggregate notional amount of $600.0 million and an interest rate floor with a notional amount of $260.0 million to reduce the financial risk related to changes in interest rates associated with the floating rate variable funding notes.

On August 5, 2009, after receiving a nonrenewal notice from a holder of 34% of the liquidity facility for the VFNs, Funding drew down the bank’s unfunded commitment of $23.5 million, of which $14.0 million and $9.5 million were drawn from the Class A-3 VFN and Class A-4 VFN, respectively, which was deposited with the Trustee. On August 6, 2008, after receiving a nonrenewal notice from a holder of 66% of the liquidity facility for the VFNs, Funding drew down the bank’s unfunded commitment and deposited with the Trustee a total of $121.4 million, comprised of $102.9 million and $18.5 million drawn from the Class A-3 VFN and Class A-4 VFN, respectively. As of June 30, 2010, a total of $260.0 million and $28.0 million was outstanding under the Class A-3 VFN and Class A-4 VFN, respectively. As of June 30, 2010, no amounts are available to be drawn from the VFNs.

The Company has $2.0 million of the Class A-3 VFN and $28.0 million of the Class A-4 VFN in restricted cash, which continues to be available to the Company.

The Company is charged a commitment fee of 0.15% on the unused portion. The VFNs bear interest at the conduit cost of funds as established at the time of borrowing plus certain other fees if funded from the commercial paper market or LIBOR plus 0.75% plus certain other fees if funded by liquidity banks. Interest incurred on borrowings is payable monthly. The securitization debt and interest rate swaps have an expected repayment date of July 2012. If the securitization debt is not redeemed at that time, contingent additional interest payments at a rate of 5.0% will apply.

On August 8, 2007, the Company entered into a $5.0 million term loan and $15.0 million revolving credit line, of which both mature in August 2011, with payment in full due at that time. The Company is charged a commitment fee of 0.375% on the average daily unused portion. The facility bears interest at a rate of either prime or LIBOR plus 1.75%. Interest incurred on borrowings is payable monthly in arrears.

The credit facility and securitization debt have certain financial tests, which must be met on a monthly or quarterly basis. Credit facility tests include maximum total senior debt, maximum total leverage, and a minimum fixed charge coverage ratio. Securitization debt tests include maximum attrition rates, interest coverage, and minimum average recurring monthly revenue. Indebtedness under the securitization is secured by all of the assets of Funding. As of June 30, 2010, the Company was in compliance with all required financial tests.

Scheduled maturities (as defined) of long-term debt at June 30, 2010, utilizing the required payment schedule of the securitization debt and credit facility, are as follows for the fiscal years below (in thousands):

2011	$12
2012	5,013
2013	14
2014	16
2015	17
Thereafter	839,128
$844,200

5. Related-Party Transactions

On November 7, 2003, the Hull Family Limited Partnership (the Partnership) and Mr. Hull entered into a written investor put option to sell up to a combined total of $500,000 in value of Class A common stock to the Company in each of the five fiscal years ending June 30, 2009, at purchase prices per share that were based on a multiple of the Company’s consolidated cash flow. Based on the fair value of the Company’s stock at the time of the agreement, the Company recorded no liability in connection with this agreement. As of June 30, 2007, the Partnership had sold the Company 182,805 shares of Class A common stock for $1,500,000. As of June 30, 2007, the outstanding liability for the put option was $300,000. On September 15, 2007, the Company entered into a stock redemption agreement with Mr. Hull, whereby the Company redeemed the remaining 353,413 shares of Class A common stock and outstanding options for a price of $9.32 per share. Also on this date, the Company entered into an option surrender agreement whereby Mr. Hull surrendered options entitling him to 135,000 shares of Class A common stock in exchange for $448,200, representing the difference between the price of $9.32 per share less the exercise price of $6.00 per share. In connection with this redemption, the Company recorded $1.0 million in sales, general, and administrative expense, and $2.4 million to treasury stock, based on the fair value of the repurchased stock.

6. Shareholders’ Net Capital

Preferred Stock

The Series A preferred stock votes together with Class A common stock as a single class on an as-converted basis on all matters to come before the Company’s shareholders. The Series A preferred stock was redeemed on August 8, 2007, from the proceeds of the securitization transaction described in Note 3. As a result, the former holders of Series A preferred stock have no ongoing contractual rights.

Common Stock

The Class A common stock and the Class B common stock are identical except for voting and conversion rights and entitle the holders thereof to the same rights and privileges. Class B common stock is nonvoting, and Class A common stock has full voting rights. Each holder of shares of Class A common stock is entitled to one vote per share in the election of directors and on each other matter submitted to a vote of the Company’s shareholders. Class A common stock is not entitled to vote separately as a class on any matter, unless expressly mandated by law. Class B common stock is convertible on a share-for-share basis into Class A common stock, provided the conversion does not result in the holder of Class B common stock acquiring voting securities in excess of the amounts allowed for the holder under applicable laws or regulations.

The Company has reserved 3,855,023 shares of Class A common stock for future issuance upon the possible exercise of outstanding stock options and warrants.

Stock Warrants

During January 2002, the Company issued warrants to purchase 1,133,328 shares of Class A common stock at an exercise price of $0.01 per share in connection with a subordinated note agreement. These warrants will expire on January 17, 2012. These warrants remain outstanding and are currently exercisable.

7. Restricted Stock and Stock Option Plans

The Company maintains a 1999 Stock Option Plan (the 1999 Plan), which was adopted November 3, 1999, and provides for the grant of options to purchase up to 150,000 shares of Class A common stock to its officers and employees; a 2001 Stock Option Plan (the 2001 Plan), which was adopted on April 27, 2001, and provides for the grant of options to purchase up to 250,000 shares of Class A common stock to its officers and employees; and a 2005 Stock Option Plan (the 2005 Plan), which was adopted on March 28, 2005, and provides for the grant of options to purchase up to 1,350,000 shares of Class A common stock to its officers and employees. As of June 30, 2010, there were 39,000, 115,212, and 1,167,483 options outstanding under the 1999, 2001, and 2005 Plans, respectively. In addition, there are options outstanding to purchase up to 1,400,000 shares of Class A common stock that were not issued under a plan. Options granted to date vest ratably over periods not exceeding five years, as specified by the option agreements. The Company recognizes compensation expense on a straight-line basis for options that vest ratably. Stock option transactions for the years ended June 30 are summarized as follows:

	2010		2009		2008
	Number of Options	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
Outstanding at beginning of year	2,658,695	$7.16	2,555,195	$7.07	1,363,896	$6.58
Granted	84,000	7.50	315,000	7.50	1,504,000	7.50
Forfeited	(5,000)	6.75	(211,500)	6.51	(177,671)	7.80
Canceled	(16,000)	20.00	—	—	(135,000)	6.00
Exercised	—	—	—	—	(30)	6.00
Outstanding at end of year	2,721,695	$7.10	2,658,695	$7.16	2,555,195	$7.07
Exercisable at end of year	1,762,695	$6.90	1,315,235	$6.96	975,992	$6.90

The following table summarizes information about stock options outstanding at June 30, 2010:

Exercise Prices	Stock Options Outstanding	Stock Options Exercisable	Contractual Life (in years)
$6.00	739,195	732,595	4.80
6.25	100,000	80,000	6.00
7.50	1,871,000	938,600	7.33
20.00	11,500	11,500	0.33

The weighted-average remaining contractual life for outstanding and exercisable stock options is 6.6 and 4.7 years, respectively.

During 2010, 2009, and 2008, the Company recognized $306,513, $299,613, and $513,952, respectively, of stock compensation expense. At June 30, 2010, the balance of unearned stock-based compensation to be expensed in future periods related to unvested share-based awards, as adjusted for estimated forfeitures, is approximately $0.39 million. The Company anticipates that it will grant additional stock-based awards to employees in the future, which will increase the stock-based compensation by additional unearned compensation resulting from these grants. If the Company uses different assumptions in measuring or accounting for future awards, the stock-based compensation expense that is recorded relating to those awards may differ significantly from what has been recorded in the current period.

The Company estimates the fair value of each option using the Black-Scholes option pricing model. The following weighted-average assumptions were used in computing the fair value of stock options for the purpose of expense recognition for the following periods:

	Year Ended June 30
	2010	2009	2008
Expected volatility	35.0%	35.0%	35.0%
Risk-free interest rate	1.7%	2.6%	4.6%
Expected dividends	0.0%	0.0%	0.0%
Expected term (years)	3.0	3.0	5.5
Weighted-average stock option fair value per option granted	$0.19	$0.21	$0.98

The expected volatility was based on the historical volatility of similar industry sector companies, taking into consideration their size and nature of operations.

The risk-free interest rate assumption was based upon the yield curve of U.S. Treasury notes with a remaining term equal to the expected term of the options.

The expected term of employee stock options represents the period of time the stock options are expected to remain outstanding and is based upon historical employee exercise behavior and the lack of marketability for employee stock options and the underlying securities created primarily by certain restrictions stated in the employee stock option agreements.

8. Income Taxes (restated)

The provision for income taxes consists of the following (in thousands):

	2010	2009	2008
Current state income taxes	$1,814	$1,513	$1,431
Deferred federal income taxes (restated)	374	374	373
Deferred state income taxes	—	(1,198)	—
Total provision for income taxes	$2,188	$689	$1,804

The differences between the actual income tax benefit and the amount computed by applying the statutory federal tax rate to the loss before income taxes result in the following (in thousands):

	2010	2009	2008
Provision (benefit) computed at federal statutory rate	$724	$(19,058)	$(29,233)
Nondeductible expenses	67	79	—
State tax (net of federal benefit)	1,179	984	1,431
Other	551	37	259
(Decrease) increase in valuation allowance	(333)	18,647	29,347
Total provision for income taxes	$2,188	$689	$1,804

Deferred income taxes are provided for the tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The components of net deferred income tax assets as of June 30 are as follows (in thousands):

	2010	2009
Deferred income tax assets:
Book over tax depreciation and amortization	$15,526	$15,465
Charitable contributions	42	41
Allowance for doubtful accounts	629	606
Deferred revenue	485	503
Texas credit carryforwards	1,198	1,198
Alternative minimum tax carryforward	426	426
Texas deferred assets	22	22
Accrued expenses	650	912
Mark-to-market valuation on derivative financial instruments	26,800	26,032
Net operating loss carryforwards	25,627	26,478
Total deferred tax assets	71,405	71,683
Valuation allowance	(69,564)	(69,897)
Net deferred tax assets	1,841	1,786
Deferred income tax liabilities:
Other, net	(4,499)	(4,070)
Total deferred tax liabilities	(4,499)	(4,070)
Net deferred tax liabilities	$(2,658)	$(2,284)

At June 30, 2010, the Company had available for federal income tax purposes an alternative minimum tax credit carryforward of $426,000, which is available for an indefinite period. The Company had $76.3 million of federal net operating loss carryforwards, which begin to expire, if unused, in 2024. The Company had available for state income tax purposes net operating loss carryforwards of $716,000 as of June 30, 2010.

The Company provides a valuation allowance for deferred tax assets when it is more likely than not that some portion or all of its deferred tax assets will not be realized. In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The Company had deferred tax assets totaling $71.4 million and $71.6 million at June 30, 2010 and 2009, respectively. The Company maintains a valuation allowance primarily based on experiencing a cumulative loss before income taxes for the three-year period ended June 30, 2010. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including reversals of deferred tax liabilities) during the periods in which those temporary differences will become deductible. The $1.2 million net deferred tax asset relates to Texas margin tax and does not depend on net income. The asset will more likely than not be realized based on future gross margin.

The Company accounts for uncertain tax positions using a two-step approach. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being recognized upon settlement. The Company has evaluated matters such as derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition, and has determined that there is no impact on the Company’s financial statements for fiscal 2010. The only periods still subject to audit for the Company’s federal tax return are the 2007 through 2010 tax years. The Company will classify interest and penalties in the provision for income taxes. The Company has determined that no additional accrual for interest is required in the provision for income taxes during the year ended June 30, 2010.

9. Employee Benefit Plan

The Company maintains a tax-qualified, defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the Monitronics 401(k) Plan). For the fiscal year ended June 30, 2010, the Company, at its election, made contributions to the Monitronics 401(k) Plan. These contributions were allocated among participants based upon the respective contributions made by the participants through salary reductions during the applicable plan year. The Company also makes matching cash contributions under the Monitronics 401(k) Plan. For the fiscal years ended June 30,

2010, 2009, and 2008, the Company made matching cash contributions to the Monitronics 401(k) Plan of approximately $76,723, $106,000, and $109,000, respectively. The funds of the Monitronics 401(k) Plan are deposited with a trustee and invested at each participant’s option in one or more investment funds.

10. Commitments and Contingencies

The Company leases certain office space and equipment under various noncancelable operating leases. The Company leases 132,880 square feet of total office space, of which 10,000, 13,050, 11,830, and 98,000 square feet are currently under separate leases expiring on February 28, 2011, May 31, 2014, January 31, 2015, and May 31, 2015, respectively. The Company has the option to renew the lease expiring on February 28, 2011, for an additional term of 60 months following the expiration of the original lease agreement. The lease expiring May 31, 2014, has rent escalation clauses associated with it, and the Company has the option to renew the lease for three additional terms of 60 months each following the expiration of the original lease agreement. The lease expiring January 31, 2015, has rent escalation clauses associated with it, and the Company has the option to renew the lease for an additional term of 36 months following the expiration of the original lease agreement. The lease expiring May 31, 2015, has rent escalation clauses associated with it, and the Company has the option to renew the lease for two additional terms of 60 months each following the expiration of the original lease agreement. All equipment leases are renewable at the option of the Company upon expiration.

At June 30, 2010, future minimum payments under such leases are as follows (in thousands):

2011	$1,854
2012	1,799
2013	1,818
2014	1,810
2015	1,503
Thereafter	—
Total minimum lease payments	$8,784

Rental expense for all operating leases was approximately $1,746,000, $1,739,000, and $1,745,000 for the fiscal years ended June 30, 2010, 2009, and 2008, respectively.

On March 22, 2006, a lawsuit was filed by State Farm Fire & Casualty Co., as Subrogee of Edward Streit vs. Monitronics International, Inc., Q.I.S. Incorporated, Protection Associates, Inc., and C&H Electric & Communications, Ltd. in the Circuit Court of the Twenty-First Judicial District for Kankakee County, Illinois. The complaint alleges that the Company and the various other defendants negligently serviced, maintained, installed, tested, repaired, and inspected the central fire alarm system located at a multiunit apartment building in Kankakee, Illinois. The complaint alleges that as a result of these actions by the various defendants, the central fire alarm system did not immediately detect and notify the authorities of a fire, resulting in damage to the building premises in excess of what normally would have been caused. The plaintiff seeks compensatory damages from the various defendants. The Company believes that it acted properly and lawfully in its dealings with the customer. As a result, the Company intends to vigorously defend and contest any and all issues or threatened claims in this matter. Management is currently unable to determine the outcome of the claims or to estimate the amount of potential loss. The Company has not established a loss accrual associated with this claim.

On March 13, 2008, a lawsuit was filed by Paradox Security Systems, Ltd., Shmuel Hershkovitz, and Pinhas Shpater vs. ADT Security Services, Inc., Digital Security Controls, Ltd., Monitronics International, Inc., and Protection One, Inc. in the United States District Court for the Eastern District of Texas. Judgment was entered as a matter of law in the Company’s favor with no finding of liability. On August 27, 2009, a final judgment was entered and the Company was dismissed from the lawsuit.

On August 18, 2009, a lawsuit was filed by Velma Veasley vs. Monitronics International, Inc. and Tel-Star Alarms, Inc. in the state court of Dekalb County, Georgia. The complaint alleges that the Company and Tel-Star Alarms, Inc. negligently installed and monitored the alarm system located at Plaintiff’s residence, that defendants breached the terms of the alarm monitoring contract with Plaintiff, and that defendants fraudulently misrepresented to Plaintiff the capabilities of the alarm monitoring system. The complaint alleges that as a result of these actions, Plaintiff was assaulted in her home. The plaintiff seeks compensatory and punitive damages from the various defendants. The Company believes that it acted properly and lawfully in its dealings with the customer. As a result, the Company intends to vigorously defend and contest any and all issues or threatened claims in this matter. Management is currently unable to determine the outcome of the claims or to estimate the amount of potential loss; therefore, the Company has not established a loss accrual associated with this claim.

The Company is party to various other legal proceedings and claims that have arisen in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not have a material impact on the Company’s financial position or results of operations.

11. Derivatives

The Company uses interest rate derivatives to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements.

At June 30, 2010, derivative financial instruments include two interest rate caps with an aggregate fair value of $0.4 million, an interest rate floor with a fair value of $(23.5) million, and three interest rate swaps (Swaps) with an aggregate fair value of $(53.5) million. The interest rate caps represent financial assets of the Company, while the interest rate floor and Swaps represent financial liabilities of the Company. The interest rate caps floor and Swaps have not been designated as hedges. The net change in fair value of these derivatives for the years ended June 30, 2010, 2009, and 2008, is a loss of $2.2 million, $37.5 million, and $39.8 million, respectively, included in realized and unrealized loss on derivative instruments in the consolidated statements of operations. Settlement payments for the years ended June 30, 2010, 2009, and 2008 were of $38.4 million, $29.2 million, and $8.4 million, respectively, included in realized and unrealized loss on derivative instruments in the consolidated statements of operations.

For purposes of valuation of the Swaps, the Company has considered that certain provisions of the Term Notes and VFNs provide for significant adverse changes to interest rates and uses of cash flows if this debt is not repaid by July 2012. In addition, the Swaps can be terminated at this time with no additional costs to the Company. Currently, a make whole payment would be due to the counterparty to the Swaps were the swaps terminated before April 2012. Were the Term Notes and the VFNs not repaid in full by July 2012, the Company would incur additional interest and other costs and be restricted in subscriber account purchases at Funding, until the Term Notes and VFNs were repaid in full. Management believes it is highly likely the Company will be able to refinance and/or repay the Term Notes and VFNs in full by July 2012, and the valuation considers adjustments for termination dates before and after July 2012 on a probability weighted basis. The valuation of the Swaps is based principally on a July 2012 maturity of the Term Notes less a credit valuation adjustment.

Borrowings under the debt bear interest at variable rates. Our objective in entering into the Swaps was to reduce the risk associated with these variable rates. The Swaps, in effect, convert variable rates of interest into fixed rates of interest on $550 million of borrowings. It is our policy to offset fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting agreement. As of June 30, 2010, 2009, and 2008, no such amounts were offset.

The Company’s Swaps are as follows (dollars in thousands):

Notional	Rate Paid	Rate Received
$350,000,000	6.56%	1 mo. USD-LIBOR-BBA
100,000,000	6.06%	1 mo. USD-LIBOR-BBA
100,000,000	6.64%	1 mo. USD-LIBOR-BBA

The fair value of derivative instruments as of June 30, 2010, is as follows (in thousands):

	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Purchased interest rate swaps	Other assets	$—	Other liabilities	$53,486
Purchased interest rate caps	Other assets	433	Other liabilities	—
Sold interest rate floor	Other assets	—	Other liabilities	23,525
Total interest rate products		433		77,011
Total derivatives		$433		$77,011

Gains and losses recognized during the year ended June 30, 2010, relating to derivatives not designated as hedging instruments are as follows:

	Location of Gain (Loss) Recognized in Income on Derivatives	Amount of Gain (Loss) Recognized in Income on Derivatives
Interest rate products	Unrealized loss on derivative instruments	$2,202
Total		$2,202

The Company has a single counterparty that it faces for its derivative contracts. The Company’s contractual agreement with its counterparty contains a provision where if the Company defaults on its master debt agreement and liquidates the assets that are encumbered by the debt agreement, then the Company could also be declared in default on its derivative obligations.

As of June 30, 2010, the fair value of derivatives in a net liability position, which includes accrued interest but excludes any adjustment for nonperformance risk, related to these agreements was $77.0 million. As of June 30, 2010, the Company has not posted any collateral related to these agreements. If the Company had breached the provision above, it could have been required to settle its obligations under the agreements at the termination value of $77.0 million.

12. Fair Value Accounting

On July 1, 2008, the Company adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defined fair value, established a framework for measuring fair value, and expanded disclosures about fair value measurements. SFAS 157 was replaced by ASC 820, Fair Value Measurements and Disclosures.

ASC 820, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are, as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

We have aggregated our financial assets and liabilities that are measured at fair value on a recurring basis (at least annually) into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement dates.

The tables below presents the Company’s assets and liabilities measured at fair value on a recurring basis as of June 30, 2010 and 2009, aggregated by the level in the fair value hierarchy within which those measurements fall. The tables do not include cash on hand or assets and liabilities that are measured at historical cost or any basis other than fair value (in thousands):

Assets and Liabilities Measured at Fair Value on a Recurring Basis at June 30, 2010

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at June 30, 2010
Assets
Cash equivalents	$88,035	$—	$—	$88,035
Derivative financial instruments	—	433	—	433
Liabilities
Derivative financial instruments	$—	$23,524	$53,487	$77,011

Assets and Liabilities Measured at Fair Value on a Recurring Basis at June 30, 2009

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at June 30, 2010
Assets
Cash equivalents	$108,606	$—	$—	$108,606
Derivative financial instruments	—	2,402	—	2,402
Liabilities
Derivative financial instruments	$—	$19,237	$57,541	$76,778

The Company’s fair value measurements of the Swaps rely on significant unobservable inputs (Level 3) as of June 30, 2010 and 2009.

The Company has determined that the majority of the inputs used to value its interest rate caps and floor derivatives fall within Level 2 of the fair value hierarchy. The Company has determined that the majority of the inputs used to value its Swaps fall within Level 3 of the fair value hierarchy, as the valuation is based in part on management’s estimates of the refinancing date of the Term Notes, which affects the termination date of the Swaps as the notional amount of the Swaps is directly linked to the outstanding principal balance of the Term Notes. However, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. For counterparties with publicly available credit information, the credit spreads over LIBOR used in the calculations represent implied credit default swap spreads obtained from a third-party credit data provider. However, as of June 30, 2010, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its interest rate caps and floor derivatives, but are significant for the Swaps. As a result, the Company has determined that its derivative valuations on its interest rate caps and floor are classified in Level 2 of the fair value hierarchy and its derivative valuation on its Swaps are classified in Level 3 of the fair-value hierarchy.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 liabilities for the year-ended June 30, 2010, 2009, and 2008:

Fair value at July 1, 2007	$—
Change in unrealized loss related to the Swaps	30,846
Fair value at June 30, 2008	30,846
Change in unrealized loss related to the Swaps	26,695
Fair value at June 30, 2009	57,541
Change in unrealized loss related to the Swaps	4,054
Fair value at June 30, 2010	$53,487

13. Subsequent Events

The Company has evaluated events and transactions subsequent to June 14, 2011, the date that the financial statements were available to be issued. Based on requirements of the subsequent event guidance, the Company noted the following subsequent event.

On December 17, 2010, Ascent Media Corporation (AMC) acquired 100% of the outstanding capital stock of the Company. The cash consideration paid by AMC was approximately $397.1 million, subject to certain customary adjustments. The consideration was funded by a $60 million term loan, a draw of $45 million on a $115 million revolving credit facility and cash on hand.

Monitronics International, Inc.

Offer to Exchange

9.125% Senior Notes due 2020
that have been registered under the Securities Act of 1933

for any and all

9.125% Senior Notes due 2020
that have not been registered under the Securities Act of 1933

Part II: Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers.

Monitronics International, Inc.

Texas Law

Sections 8.101 and 8.105 of the Texas Business Organizations Code (TBOC) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation’s request against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person’s corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

Certificate of Formation

Article VII of our amended certificate of formation provides as follows:

A director of Monitronics International, Inc. shall not be liable to Monitronics International, Inc or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that Article VII does not eliminate or limit the liability of a director for:

(a)                                a breach of the director’s duty of loyalty to Monitronics International, Inc or its shareholders;

(b)                               an act or omission not in good faith that constitutes a breach of duty of the director to Monitronics International, Inc or that involves intentional misconduct of knowing violation of the law;

(c)                                a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of a director’s duties; or

(d)                               an act or omission for which the liability of a director is expressly provided for by statute.

If Texas law is amended, after approval of the foregoing paragraph by the shareholder or shareholders of Monitronics International, Inc entitled to vote thereon, to authorize action further eliminating or limiting the person liability of directors, then the liability of a director of Monitronics International, Inc shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended.  Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of Monitronics International, Inc existing at the time of such repeal or modification.

Bylaws

Article VIII of our bylaws provides as follows:

Section 1.               Indemnification.  Each person who at any time shall serve, or shall have served, as a director or officer of Monitronics International, Inc., or any such person who is or was serving at the request of Monitronics International, Inc as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent, member, manager or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, limited liability company, employee benefit plan or other enterprise (each such person referred to herein as an “Indemnitee”), shall be entitled to indemnification as and to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provision, as from time to time amended.  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of Monitronics International, Inc.’s bylaws, vote of shareholders or directors, or other arrangement.  Monitronics International, Inc., may enter into indemnification agreements with its executive officers and directors that contractually provide to them the benefits of the provisions of Article VIII of Monitronics International, Inc.’s bylaws and include related provisions meant to facilitate the Indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate.

Section 2.               Advancement or Reimbursement of Expenses. The rights of an Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provisions, as from time to time amended.  In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, Monitronics International, Inc. shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf relating to each claim.  The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim.  In addition, to the extent an Indemnitee is, by reason of his corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.  Monitronics International, Inc. shall pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding or claim, whether brought by Monitronics International, Inc. or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article VIII of Monitronics International, Inc.’s bylaws within 10 days after the receipt by Monitronics International, Inc. of a written request from such Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee affirms his good faith belief that he has met the standard of conduct necessary for indemnification under the TBOC and undertakes and agrees in writing that he will reimburse and repay Monitronics International, Inc. for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that the Indemnitee is not entitled to be indemnified against such expenses.

Section 3.               Determination of Request.  Upon written request to Monitronics International, Inc. by an Indemnitee for indemnification pursuant to these bylaws, a determination, if required by applicable law, with respect to such Indemnitee’s entitlement thereto shall be made in accordance with Chapter 8 of the TBOC or any successor statutory provisions, as from time to time amended, provided, however, that notwithstanding the foregoing, if a change in control shall have occurred, such determination shall be made by independent counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Section 8.103(a)(1) or (2) of the TBOC or any successor statutory provisions, as from time to time amended.  Monitronics International, Inc. shall pay any and all reasonable fees and expenses of independent counsel incurred in connection with any such determination.  If a change in control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in Article VIII of Monitronics International, Inc.’s bylaws) to be entitled to indemnification under Article VIII of Monitronics International, Inc.’s bylaws upon submission of a request to Monitronics International, Inc. for indemnification, and thereafter Monitronics International, Inc. shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  The presumption shall be used by independent counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless Monitronics International, Inc. provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of independent counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

Section 4.               Effect of Certain Proceedings. The termination of any proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in Article VIII of Monitronics International, Inc.’s bylaws) by itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his official capacity, that was in the best interests of Monitronics International, Inc. or, in all other cases, that was not opposed to the best interests of Monitronics International, Inc. or, with respect to any criminal proceeding, such Indemnitee had reasonable cause to believe that his conduct was unlawful and such Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Section 5.               Expenses of Enforcement of Article. In the event that an Indemnitee, pursuant to Article VIII of Monitronics International, Inc.’s bylaws, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to Article VIII of Monitronics International, Inc.’s bylaws, such Indemnitee shall be entitled to recover from Monitronics International, Inc., and shall be indemnified by Monitronics International, Inc. against, any and all expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein.  If it shall be determined in said judicial adjudication that such Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for such Indemnitee.  Notwithstanding the foregoing, if a change in control shall have occurred, an Indemnitee shall be entitled to indemnification under Section 5 of Article VIII of Monitronics International, Inc.’s bylaws regardless of whether such Indemnitee ultimately prevails in such judicial adjudication.

Section 6.               Insurance. Monitronics International, Inc. may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Monitronics International, Inc. or who is or was serving at the request of Monitronics International, Inc. as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such a person, whether or not Monitronics International, Inc. would have the power to indemnify him or her against that liability under Article VIII of Monitronics International, Inc.’s bylaws or the TBOC.

Section 7.               Amendment of the TBOC. If the TBOC hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Monitronics International, Inc., in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended statute.  Any amendment, repeal or modification of Article VIII, Section 7 of Monitronics International, Inc.’s bylaws shall be prospective only and shall not adversely affect any right or protection of a director of Monitronics International, Inc. existing at the time of such amendment, repeal or modification.

Section 8.               Indemnification of Others. The provisions of Article VIII of Monitronics International, Inc.’s bylaws shall not be deemed to preclude the indemnification of any person who is not specified in Article VIII of Monitronics International, Inc.’s bylaws but whom Monitronics International, Inc. has the power or obligation to indemnify under the applicable provisions of the TBOC.

Indemnification Agreements

Ascent has entered into indemnity agreements with our directors and certain of our executive officers that require Ascent to indemnify such persons against judgments, penalties, settlements, fines, excise or similar taxes and all reasonable attorneys’ fees, court costs and other expenses incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by applicable law. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder and provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law. Ascent currently has directors’ and officers’ liability insurance policies to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Subsidiary Guarantors

MIBU Servicer, Inc.; Platinum Security Solutions, Inc.; Monitronics Canada, Inc

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

MIBU Servicer, Inc.

Article VIII of the certificate of incorporation of MIBU Servicer, Inc. (“MIBU Servicer”) (“the MIBU Servicer Charter”) provides as follows (with capitalized terms used but not defined herein having the meanings assigned to them in the MIBU Servicer Charter):

(a)           To the fullest extent permitted by law, none of the stockholders, directors, officers, employees, representatives or agents of MIBU Servicer, nor any member, shareholder, partner, manager, director, officer, employee, representative, agent or Affiliate of any such Person (each a “Indemnified Person” and collectively, the “Indemnified Persons”) shall be liable to MIBU Servicer or any other Person that is a party to, or is otherwise bound by, the MIBU Servicer Charter or the by-laws of MIBU Servicer for any Damages incurred by reason of any act or omission performed or omitted by such Indemnified Person arising out of or in connection with the management or conduct of the business and affairs of MIBU Servicer, except that an Indemnified Person shall be liable for any such Damages to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of such Indemnified Person claiming exculpation or the willful violations of the express provisions hereof by such Indemnified Person.

(b)           To the fullest extent permitted by applicable law, MIBU Servicer shall indemnify, defend and hold harmless each Indemnified Person for any liability, loss, damage or claim incurred by such Indemnified Person, including attorney’s fees and costs and any amounts expended in the settlement of any such claims of liability, loss, damage or claim by reason of any act or omission performed or omitted by such Indemnified Person in connection with the business of MIBU Servicer and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the MIBU Servicer Charter and the by-laws of MIBU Servicer, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person’s bad faith, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Article VIII of the MIBU Servicer Charter by MIBU Servicer shall be provided out of and to the extent of MIBU Servicer assets only, and no stockholder shall have personal liability on account thereof.  MIBU Servicer may pay for insurance covering its liability to the Indemnified Persons.

(c)           To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by MIBU

Servicer prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by MIBU Servicer of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Article VIII of the MIBU Servicer Charter.

(d)           An Indemnified Person shall be fully protected in relying in good faith upon the records of MIBU Servicer and upon such information, opinions, reports or statements presented to MIBU Servicer by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of MIBU Servicer, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the stockholders might properly be paid.

(e)           To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to MIBU Servicer or to any other Person, such Indemnified Person acting under the MIBU Servicer Charter and the by-laws of MIBU Servicer shall not be liable to MIBU Servicer or to any other Person bound by the MIBU Servicer Charter and the by-laws of MIBU Servicer for its good faith reliance on the provisions of the MIBU Servicer Charter and the by-laws of MIBU Servicer or any approval or authorization granted by MIBU Servicer or any other Indemnified Person, except that such Indemnified Person shall not be exculpated from any such liability incurred by reason of such Indemnified Person’s gross negligence, bad faith or willful misconduct.  The provisions of the MIBU Servicer Charter and the by-laws of MIBU Servicer, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person to MIBU Servicer or its members otherwise existing at law or in equity, are agreed by MIBU Servicer to replace such other duties and liabilities of such Indemnified Person.

(f)            These foregoing provisions of Article VIII of the MIBU Servicer Charter shall survive the resignation, removal or termination of any Indemnified Person from the management or conduct of the business and affairs of MIBU Servicer or any repeal or modification of Article VIII by the stockholders of MIBU Servicer.

Article VIII of MIBU Servicer’s bylaws provides that any director or officer of MIBU Servicer who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of MIBU Servicer shall be entitled to indemnification by MIBU Servicer to the extent and in the manner provided in Article VIII of the MIBU Servicer Charter.

Platinum Security Solutions, Inc.

Article X of the Platinum Security Solutions, Inc. (“Platinum”) certificate of incorporation provides that no director of Platinum shall have any liability to Platinum or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL.  Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of Platinum existing hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

Article VIII of Platinum’s bylaws provides as follows:

Section 1.               General.  Platinum shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended from time to time, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Platinum or is or was serving at the request of Platinum as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding.  However, Platinum shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Platinum.

Section 2.               Advances For Expenses.  Platinum shall pay the reasonable expenses (including attorneys’ fees) incurred by a director or officer of Platinum in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon a receipt of an undertaking by the director or officer to repay all expenses (including attorneys’ fees) advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VIII of Platinum’s bylaws or otherwise.  Payment of such expenses incurred by other employees and agents of Platinum may be made by the Board in its discretion upon such terms and conditions, if any, as it deems appropriate.

Section 3.               Rights Not Exclusive.  The rights conferred on any person by Article VIII of Platinum’s bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of Platinum’s certificate of incorporation, Platinum’s bylaws, agreement, vote of stockholders or disinterested directors or otherwise.  The indemnification and advancement of expenses provided for by Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.               Claims.  Notwithstanding any other provision of Article VIII, if a claim for indemnification or advancement of expenses under Article VIII is not paid in full within sixty days after a written claim therefor has been received by Platinum, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action Platinum shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 5.               Other Indemnification.  In the event of any payment under Article VIII of Platinum’s bylaws, Platinum shall be subrogated to the extent of such payment to all of the rights of recovery of the recipient of the payment, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable Platinum to bring suit to enforce such rights. Platinum shall not be liable to make any payment of amounts otherwise indemnifiable or subject to advancement hereunder if and to the extent that a person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. To the extent that Platinum maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of Platinum or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of Platinum, such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. Platinum’s obligation to indemnify or advance expenses hereunder to a person who is or was serving at the request of Platinum as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 6.               Amendment Or Repeal.  Any repeal or modification of the foregoing provisions of Article VIII of Platinum’s bylaws shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Monitronics Canada, Inc.

Article Tenth of the certificate of incorporation of Monitronics Canada, Inc. (“Monitronics Canada”) provides that Monitronics Canada shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (defined as any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, any inquiry or investigation that could lead to such an action, suit, or proceeding) by reason of the fact that he or she (i) is or was a director or officer of Monitronics Canada or (ii) while a director or officer of Monitronics Canada is or was serving at the request of Monitronics Canada as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL.  Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of Monitronics Canada or elects to continue to serve as a director or officer of Monitronics Canada while Article Tenth is in effect.  Any repeal or amendment of Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of Monitronics Canada with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to Article Tenth.  Such right shall include the right to be paid by Monitronics Canada expenses (including without limitation attorneys’ fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended.  If a claim for indemnification or advancement of expenses hereunder is not paid in full by Monitronics Canada within sixty days after a written claim has been received by Monitronics Canada , the claimant may at any time thereafter bring suit against Monitronics Canada to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on Monitronics Canada.  Neither the failure of Monitronics Canada (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by Monitronics Canada (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible.  In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.  The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

Article Ninth of Monitronics Canada’s certificate of incorporation provides that no director of Monitronics Canada shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Monitronics Canada or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  In addition to the circumstances in which a director of Monitronics Canada is not personally liable as set forth in the preceding sentence, a director of Monitronics Canada shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director.

Article VI of the bylaws of Monitronics Canada provides as follows:

Section 1.               Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of Monitronics Canada or is or was serving or has agreed to serve at the request of Monitronics Canada as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by Monitronics Canada to the fullest extent authorized by the DGCL, (but, in the case of any such amendment, only to the extent that such amendment permits Monitronics Canada to provide broader indemnification rights than said law permitted Monitronics Canada to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that Monitronics Canada shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Section 3 of Article VI of the Monitronics Canada bylaws, initiated by such person or his or her heirs, executors and administrators only if such proceeding (or part thereof) was authorized by the board of directors of Monitronics Canada.  The right to indemnification conferred in Article VI of the Monitronics Canada bylaws shall be a contract right and shall include the right to be paid by Monitronics Canada the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to Monitronics Canada of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under Section 2 of Article VI of the  Monitronics Canada bylaws or otherwise.

Section 3.               Right of Claimant to Bring Suit.  If a written claim received by Monitronics Canada from or on behalf of an indemnified party under Article VI of the Monitronics Canada bylaws is not paid in full by Monitronics Canada within ninety days after such receipt, the claimant may at any time thereafter bring suit against Monitronics Canada to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to Monitronics Canada) that the claimant has not met the standards of conduct which make it permissible under the DGCL for Monitronics Canada to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on Monitronics Canada.  Neither the failure of Monitronics Canada (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Monitronics Canada (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.               Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in Article VI of the Monitronics Canada bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the certificate of incorporation of Monitronics Canada, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Monitronics Funding, LP and Monitronics Security, LP

Section 108 of the Delaware Revised Uniform Limited Partnership Act provides that subject to its partnership agreement, a limited partnership can exercise the power to indemnify and hold harmless any partner from and against any and all claims and demands.

Section 4.1 of the partnership agreements of each of Monitronics Funding, LP and Monitronics Security, LP provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the respective partnership agreement) that “[n]one of the Limited Partner, the General Partner, any Affiliate of the General Partner, any Officer, agent, employee or advisor of the Partnership, nor any officer, director, manager, member, employee, stockholder, or partner of the General Partner or any of its Affiliates, shall be liable, responsible, or accountable in Damages or otherwise to the Partnership or any Partner by reason of, or arising from or relating to the management and conduct of the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the Person claiming exculpation or the willful violations of the express provisions hereof by the Person claiming exculpation.”

Section 4.2 of the partnership agreements of each of Monitronics Funding, LP and Monitronics Security, LP provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the respective partnership agreement) that “[t]he Partnership shall indemnify the General Partner, each Affiliate of the General Partner, each Officer of the Partnership and each officer, director, stockholder, manager, member, and partner of the General Partner or any of its Affiliates, and if so determined by the General Partner, each employee of the General Partner or any of its Affiliates, against any claim, loss, damage, liability, or expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent any of the foregoing (a) is determined by final, nonappealable order of a court of competent jurisdiction to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the Person claiming indemnification or (b) is suffered or incurred as a result of any claim (other than a claim for indemnification under this Agreement) asserted by the indemnitee as plaintiff against the Partnership.  Unless a determination has been made (by final, nonappealable order of a court of competent jurisdiction) that indemnification is not required, the Partnership shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee’s reasonable costs of investigation, litigation, or appeal, including reasonable attorneys’ fees; provided, however, that the affected indemnitee shall, as a condition of such indemnitee’s right to receive such advances and reimbursements, undertake in writing to repay promptly the Partnership for all such advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not then entitled to indemnification under this Section 4.2.”

MI Funding GP, LLC, MI Funding LP, LLC, MI Funding HC, LLC, MI Servicer GP, LLC, MI Servicer LP, LLC, and MI Servicer HC, LLC

Section 108 of the Delaware Limited Liability Company Act provides that a limited liability company has the power to absolutely indemnify and hold harmless any member or manager from and against any claims.

Section 20 of the Limited Liability Company Agreements of each of MI Funding GP, LLC, MI Funding LP, LLC, MI Funding HC, LLC, MI Servicer GP, LLC, MI Servicer LP, LLC, and MI Servicer HC, LLC provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the respective Limited Liability Company Agreement) that:

“(i)          To the fullest extent permitted by law, none of the Members, Managers, Officers, employees, representatives, advisors or agents of the Company, nor any member, shareholder, partner, manager, director, officer, employee, representative, agent or Affiliate of any such Person (each a ‘Indemnified Person’- and collectively, the ‘Indemnified Persons’) shall be liable to the Company or any other Person that is a party to, or is otherwise bound by, this Agreement for any Damages incurred by reason of any act or omission performed or omitted by such Indemnified Person arising out of or in connection with the management or conduct of the business and affairs of the Company, except that an Indemnified Person shall be liable for any such Damages to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of such Indemnified Person claiming exculpation or the willful violations of the express provisions hereof by such Indemnified Person.

(ii)           To the fullest extent permitted by applicable law, the Company shall indemnify, defend and hold harmless each Indemnified Person for any liability, loss, damage or claim incurred by such Indemnified Person, including attorney’s fees and costs and any amounts expended in the settlement of any such claims of liability, loss, damage or claim by reason of any act or omission performed or omitted by such Indemnified Person in connection with the business of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person’s bad faith, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.  The Company may pay for insurance covering its liability to the Indemnified Persons.

(iii)          To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 20.

(iv)          An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

…

(vi)          To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Person, such Indemnified Person acting under this Agreement shall not be liable to the Company or to any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Indemnified Person, except that such Indemnified Person shall not be exculpated from any such liability incurred by reason of such Indemnified Person’s gross negligence, bad faith or willful misconduct.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person to the Company or its members otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnified Person.

(b)           Survival.  The foregoing provisions of this Section 20 shall survive the resignation, removal or termination of any Indemnified Person hereunder or any termination of this Agreement.”

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated December 17, 2010, between Ascent Media Corporation and Monitronics International, Inc. (incorporated by reference to Exhibit 2.1 to Ascent Capital Group, Inc.’s Form 8-K (File No. 001-34176), filed with the Commission on December 23, 2010)

3.1

Amendments to the Certificate of Formation of Monitronics International, Inc. (included as Exhibit A to the Certificate of Merger of Mono Lake Merger Sub, Inc. with and into Monitronics International, Inc., dated December 17, 2010)*

3.2	Bylaws of Monitronics International Inc., dated as of December 17, 2010*
3.3	Certificate of Incorporation of Monitronics Canada, Inc. dated as of April 18, 2006*
3.4	Certificate of Correction to the Certificate of Incorporation of Monitronics Canada, Inc., dated as of April 25, 2006*
3.5	Bylaws of Monitronics Canada, Inc.*
3.6	Certificate of Incorporation of Platinum Security Solutions, Inc., dated as of March 28, 2011*
3.7	Bylaws of Platinum Security Solutions, Inc., dated as of March 28, 2011*
3.8	Third Amended and Restated Certificate of Incorporation of MIBU Servicer, Inc., dated as of March 23, 2012*
3.9	By-Laws of MIBU Servicer, Inc., as of March 23, 2012*
3.10	Certificate of Limited Partnership of Monitronics LP, dated as of January 12, 2007*
3.11	Certificate of Amendment to the Certificate of Limited Partnership of Monitronics LP, dated January 24, 2007*
3.12	Amendment to the Certificate of Limited Partnership of Monitronics Security, LP, dated February 25, 2010*
3.13	Second Amended and Restated Limited Partnership Agreement of Monitronics Security LP dated as of March 23, 2012*
3.14	Certificate of Limited Partnership of Monitronics Funding LP, dated as of January 12, 2007.*
3.15	Amendment to the Certificate of Limited Partnership of Monitronics Funding LP, dated as of February 25, 2010.*
3.16	Second Amended and Restated Limited Partnership Agreement of Monitronics Funding LP, dated as of March 23, 2012*
3.17	Certificate of Formation of MI Servicer HC, LLC, dated as of January 12, 2007*
3.18	Certificate of Change of Agent Amendment of Limited Liability Company of MI Servicer HC, LLC, dated as of March 10, 2010*
3.19	Second Amended and Restated Limited Liability Company Agreement of MI Servicer HC, LLC, dated as of March 23, 2012*
3.20	Certificate of Formation of MI Servicer GP, LLC, dated as of January 12, 2007*
3.21	Certificate of Change of Agent Amendment of Limited Liability Company of MI Servicer GP, LLC, dated as of March 10, 2010*
3.22	Second Amended and Restated Limited Liability Company Agreement of MI Servicer GP, LLC, dated as of March 23, 2012*
3.23	Certificate of Formation of MI Servicer LP, LLC, dated as of January 12, 2007*
3.24	Certificate of Change of Agent Amendment of Limited Liability Company of MI Servicer LP, LLC, dated as of March 10, 2010*
3.25	Second Amended and Restated Limited Liability Company Agreement of MI Servicer LP, LLC, dated as of March 23, 2012*
3.26	Certificate of Formation of MI Funding HC, LLC, dated as of January 12, 2007*
3.27	Certificate of Change of Agent Amendment of Limited Liability Company of MI Funding HC, LLC, dated as of March 10, 2010*
3.28	Second Amended and Restated Limited Liability Company Agreement of MI Funding HC, LLC, dated as of March 23, 2012*
3.29	Certificate of Formation of MI Funding GP, LLC, dated as of January 12, 2007*
3.30	Certificate of Change of Agent Amendment of Limited Liability Company of MI Funding GP, LLC, dated as of March 10, 2010*
3.31	Second Amended and Restated Limited Liability Company Agreement of MI Funding GP, LLC, dated as of March 23, 2012*
3.32	Certificate of Formation of MI Funding LP, LLC, dated as of January 12, 2007*
3.33	Certificate of Change of Agent Amendment of Limited Liability Company of MI Funding LP, LLC, dated as of March 10, 2010*

3.34	Second Amended and Restated Limited Liability Company Agreement of MI Funding LP, LLC, dated as of March 23, 2012*
4.1

Indenture, dated as of March 23, 2012, by and among Monitronics International, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Ascent Capital Group, Inc. (File No. 001-34176), filed with Commission on November 7,2011)

4.2	Registration Rights Agreement, dated as of March 23, 2012, by and among Monitronics International, Inc., the Guarantors named therein and the Initial Purchasers named therein*
5.1	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered*
8.1	Opinion of Baker Botts L.L.P. with respect to federal tax matters*
10.1

Credit Agreement, dated as of March 23, 2012, among Monitronics International, Inc. as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of Ascent Capital Group, Inc. (File No. 001-34176))

10.2

Ascent Capital Group, Inc. 2008 Incentive Plan (incorporated by reference to Exhibit 4.4 to Ascent Capital Group, Inc. Registration Statement on Form S-8 (File No. 333-156231), filed with the Commission on December 17, 2008))

10.3

Form of Indemnification Agreement between Ascent Capital Group, Inc. and its Directors and Executive Officers (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to Ascent Capital Group, Inc. Registration Statement on Form 10 (File No. 000-53280), filed with the Commission on July 23, 2008)

10.4

Employment Agreement, dated September 30, 2011, between Ascent Capital Group, Inc. and Michael R. Meyers (incorporated by reference to Exhibit 10.1 to Ascent Capital Group, Inc. Quarterly Report on Form 10-Q (File No. 001-34176), filed with the Commission on November 7, 2011 (the “November 2011 10-Q”))

10.5	Employment Agreement, dated September 30, 2011, between Ascent Capital Group, Inc. and Michael R. Haislip (incorporated by reference to Exhibit 10.2 to the November 2011 10-Q)
12.1	Computation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of the Registrant*
23.1	Consent of KPMG L.L.P.*
23.2	Consent of Ernst & Young LLP*
23.3	Consent of Baker Botts, L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney for each Registrant (included beginning on Page II-13)
25.1	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association, as Trustee*
99.1	Form of Letter of Transmittal*
99.2	Form of Letter to Clients*
99.3	Form of Letter to Depository Trust Company Participants*

* filed herewith.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 11, 2012 .

Monitronics International, Inc.

By:	/s/ William E. Niles
Name:	William E. Niles
Title:	Executive Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	President and Chief Executive Officer
Michael R. Haislip	(Principal Executive Officer)	May 11, 2012

/s/ William R. Fitzgerald
William R. Fitzgerald	Director	May 11, 2012

/s/ William E. Niles
William E. Niles	Director	May 11, 2012

/s/ Michael R. Meyers	Vice President, Assistant Secretary and
Michael R. Meyers	Chief Financial Officer
	(Principal Financial and Accounting Officer)	May 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, Monitronics Canada, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 11, 2012.

Monitronics Canada, Inc

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	President and Chief Executive Officer
Michael R. Haislip	(Principal Executive Officer)	May 11, 2012

/s/ Michael R. Meyers	Director, Vice President, Chief Financial Officer and
Michael R. Meyers	Assistant Secretary	May 11, 2012
(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, MIBU Servicer Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 11, 2012.

MIBU Servicer Inc.

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	Director and President
Michael R. Haislip	(Principal Executive Officer)	May 11, 2012

/s/ Stephen M. Hedrick
Stephen M. Hedrick	Director	May 11, 2012

/s/ Michael R. Meyers	Director, Vice President, Secretary and Treasurer
Michael R. Meyers	(Principal Financial and Accounting Officer)	May 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the undersigned registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 11, 2012.

MI Funding GP, LLC

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

MI Funding HC, LLC

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

MI Funding LP, LLC

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

MI Servicer GP, LLC

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

MI Servicer HC, LLC

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

MI Servicer LP, LLC

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	Manager and President
Michael R. Haislip	(Principal Executive Officer)	May 11, 2012

/s/ Stephen M. Hedrick
Stephen M. Hedrick	Manager	May 11, 2012

/s/ Michael R. Meyers	Manager, Vice President, Secretary and Treasurer
Michael R. Meyers	(Principal Financial and Accounting Officer)	May 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the undersigned registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 11, 2012.

Monitronics Funding LP

By: MI Funding GP, LLC, general partner

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

Monitronics Security LP

By: MI Servicer GP, LLC, general partner

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

Manager, MI Funding GP, LLC and MI Servicer GP, LLC

/s/ Michael R. Haislip	President, Monitronics Funding LP, Monitronics Security LP
Michael R. Haislip	(Principal Executive Officer)	May 11, 2012

/s/ Stephen M. Hedrick	Manager, MI Funding GP, LLC and MI Servicer GP, LLC
Stephen M. Hedrick		May 11, 2012

Manager, MI Funding GP, LLC and MI Servicer GP, LLC
Vice President, Secretary and Treasurer,

/s/ Michael R. Meyers	Monitronics Funding LP, Monitronics Security LP
Michael R. Meyers	(Principal Financial and Accounting Officer)	May 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act, Platinum Security Solutions, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 11, 2012.

Platinum Security Solutions, Inc.

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	President
Michael R. Haislip	(Principal Executive Officer)	May 11, 2012

/s/ Robert N. Sherman
Robert N. Sherman	Director	May 11, 2012

/s/ Michael R. Meyers	Vice President, Secretary and Treasurer
Michael R. Meyers	(Principal Financial and Accounting Officer)	May 11, 2012

Exhibit List

Exhibit No.	Description of Exhibit
2.1

Agreement and Plan of Merger, dated December 17, 2010, between Ascent Media Corporation and Monitronics International, Inc. (incorporated by reference to Exhibit 2.1 to Ascent Capital Group, Inc.’s Form 8-K (File No. 001-34176), filed with the Commission on December 23, 2010)

3.1

Amendments to the Certificate of Formation of Monitronics International, Inc. (included as Exhibit A to the Certificate of Merger of Mono Lake Merger Sub, Inc. with and into Monitronics International, Inc., dated December 17, 2010)*

3.2	Bylaws of Monitronics International Inc., dated as of December 17, 2010*
3.3	Certificate of Incorporation of Monitronics Canada, Inc. dated as of April 18, 2006*
3.4	Certificate of Correction to the Certificate of Incorporation of Monitronics Canada, Inc., dated as of April 25, 2006*
3.5	Bylaws of Monitronics Canada, Inc.*
3.6	Certificate of Incorporation of Platinum Security Solutions, Inc., dated as of March 28, 2011*
3.7	Bylaws of Platinum Security Solutions, Inc., dated as of March 28, 2011*
3.8	Third Amended and Restated Certificate of Incorporation of MIBU Servicer, Inc., dated as of March 23, 2012*
3.9	By-Laws of MIBU Servicer, Inc., as of March 23, 2012*
3.10	Certificate of Limited Partnership of Monitronics LP, dated as of January 12, 2007*
3.11	Certificate of Amendment to the Certificate of Limited Partnership of Monitronics LP, dated January 24, 2007*
3.12	Amendment to the Certificate of Limited Partnership of Monitronics Security LP, dated February 25, 2010*
3.13	Second Amended and Restated Limited Partnership Agreement of Monitronics Security LP, dated as of March 23, 2012*
3.14	Certificate of Limited Partnership of Monitronics Funding LP, dated as of January 12, 2007.*
3.15	Amendment to the Certificate of Limited Partnership of Monitronics Funding LP, dated as of February 25, 2010.*
3.16	Second Amended and Restated Limited Partnership Agreement of Monitronics Funding LP, dated as of March 23, 2012*
3.17	Certificate of Formation of MI Servicer HC, LLC, dated as of January 12, 2007*
3.18	Certificate of Change of Agent Amendment of Limited Liability Company of MI Servicer HC, LLC, dated as of March 10, 2010*
3.19	Second Amended and Restated Limited Liability Company Agreement of MI Servicer HC, LLC, dated as of March 23, 2012*
3.20	Certificate of Formation of MI Servicer GP, LLC, dated as of January 12, 2007*
3.21	Certificate of Change of Agent Amendment of Limited Liability Company of MI Servicer GP, LLC, dated as of March 10, 2010*
3.22	Second Amended and Restated Limited Liability Company Agreement of MI Servicer GP, LLC, dated as of March 23, 2012*
3.23	Certificate of Formation of MI Servicer LP, LLC, dated as of January 12, 2007*
3.24	Certificate of Change of Agent Amendment of Limited Liability Company of MI Servicer LP, LLC, dated as of March 10, 2010*
3.25	Second Amended and Restated Limited Liability Company Agreement of MI Servicer LP, LLC, dated as of March 23, 2012*
3.26	Certificate of Formation of MI Funding HC, LLC, dated as of January 12, 2007*
3.27	Certificate of Change of Agent Amendment of Limited Liability Company of MI Funding HC, LLC, dated as of March 10, 2010*
3.28	Second Amended and Restated Limited Liability Company Agreement of MI Funding HC, LLC, dated as of March 23, 2012*
3.29	Certificate of Formation of MI Funding GP, LLC, dated as of January 12, 2007*
3.30	Certificate of Change of Agent Amendment of Limited Liability Company of MI Funding GP, LLC, dated as of March 10, 2010*
3.31	Second Amended and Restated Limited Liability Company Agreement of MI Funding GP, LLC, dated as of March 23, 2012*
3.32	Certificate of Formation of MI Funding LP, LLC, dated as of January 12, 2007*
3.33	Certificate of Change of Agent Amendment of Limited Liability Company of MI Funding LP, LLC, dated as of March 10, 2010*

Second Amended and Restated Limited Liability Company Agreement of MI Funding LP, LLC, dated as of March 23, 2012*
4.1

Indenture, dated as of March 23, 2012, by and among Monitronics International, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Ascent Capital Group, Inc. (File No. 001-34176), filed with the Commission on November 7, 2011)

4.2	Registration Rights Agreement, dated as of March 23, 2012, by and among Monitronics International, Inc., the Guarantors named therein and the Initial Purchasers named therein*
5.1	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered*
8.1	Opinion of Baker Botts L.L.P. with respect to federal tax matters*
10.1

Credit Agreement, dated as of March 23, 2012, among Monitronics International, Inc. as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of Ascent Capital Group, Inc. (File No. 001-34176))

10.2

Ascent Capital Group, Inc. 2008 Incentive Plan (incorporated by reference to Exhibit 4.4 to Ascent Capital Group, Inc.’s Registration Statement on Form S-8 (File No. 333-156231), filed with the Commission on December 17, 2008))

10.3

Form of Indemnification Agreement between Ascent Capital Group, Inc. and its Directors and Executive Officers (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to Ascent Capital Group, Inc.’s Registration Statement on Form 10 (File No. 000-53280), filed with the Commission on July 23, 2008)

10.4

Employment Agreement, dated September 30, 2011, between Ascent Capital Group, Inc. and Michael R. Meyers (incorporated by reference to Exhibit 10.1 to Ascent Capital Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-34176), filed with the Commission on November 7, 2011 (the “November 2011 10-Q”))

10.5	Employment Agreement, dated September 30, 2011, between Ascent Capital Group, Inc. and Michael R. Haislip (incorporated by reference to Exhibit 10.2 to the November 2011 10-Q)
12.1	Computation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of the Registrant*
23.1	Consent of KPMG L.L.P.*
23.2	Consent of Ernst & Young LLP*
23.3	Consent of Baker Botts, L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney for each Registrant (included beginning on Page II-13)
25.1	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association, as Trustee*
99.1	Form of Letter of Transmittal*
99.2	Form of Letter to Clients*
99.3	Form of Letter to Depository Trust Company Participants*

* filed herewith.